                                              1940 Act Registration No. 811-3153



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT
COMPANY ACT OF 1940                                                          X

Amendment No. 79                                                             X


                        FRANK RUSSELL INVESTMENT COMPANY
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                     909 A Street, Tacoma, Washington 98402
               (Address of Principal Executive Office) (ZIP Code)

        Registrant's Telephone Number, including area code: 253/627-7001


Gregory J. Lyons, Associate General Counsel           John V. O'Hanlon, Esq.
     Frank Russell Investment Company                     Dechert LLP
               909 A Street                     200 Clarendon Street, 27th Floor
         Tacoma, Washington 98402                 Boston, Massachusetts 02116
               253-596-2406                                617-728-7100


--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

THIS AMENDMENT NO. 79 TO THE REGISTRATION STATEMENT OF FRANK RUSSELL INVESTMENT COMPANY (THE "REGISTRANT") IS BEING FILED FOR THE PURPOSE OF UPDATING CERTAIN INFORMATION FOR THE RUSSELL MULTI-MANAGER PRINCIPAL PROTECTED FUND SERIES OF THE REGISTRANT AND TO MAKE CERTAIN OTHER CHANGES TO THE REGISTRANT'S DISCLOSURE DOCUMENTS.

RUSSELL FUNDS

                                                FRANK RUSSELL INVESTMENT COMPANY

            [LOGO OF RUSSELL MULTI-MANAGER PRINCIPAL PROTECTED FUND]

PROSPECTUS

CLASS A AND B SHARES:

MARCH 1, 2005

The Offering Period ran from January 21, 2003 through February 27, 2003. Class A and B Shares are not currently being offered.

909 A STREET, TACOMA, WA 98402 - 800-787-7354

As with all mutual funds, the Securities and Exchange Commission has neither determined that the information in this Prospectus is accurate or complete, nor approved or disapproved of these securities. It is a criminal offense to state otherwise.

The Fund is an investment product. It is not FDIC insured, not bank guaranteed and may lose value
                                 [RUSSELL LOGO]

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                 RUSSELL MULTI-MANAGER PRINCIPAL PROTECTED FUND

                                    CONTENTS

Investments, risks and performance.............................     1
More on the Fund's investments.................................     4
The Guarantee and the Insurance Policy.........................     7
Management of the Fund.........................................     9
Comparing the Fund's classes...................................    10
Sales charges..................................................    11
More about Class B deferred sales charges......................    13
Buying shares..................................................    13
Redeeming shares...............................................    14
Other things to know about share transactions..................    14
Dividends, distributions and taxes.............................    15
Share price....................................................    16
Money manager information......................................    17
Appendix.......................................................   A-1

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                       INVESTMENTS, RISKS AND PERFORMANCE

GENERAL INFORMATION ABOUT THE FUND

      The Russell Multi-Manager Principal Protected Fund has an Offering Period, a Guarantee Period and a Post Guarantee Period. Shares of the Fund were offered during the Offering Period but are not offered during the Guarantee Period except in connection with reinvestment of distributions and dividends. Shares of the Fund will be offered on a continuous basis during the Post Guarantee Period.

      OFFERING PERIOD. The Offering Period ran from January 21, 2003 through February 27, 2003. Because all orders and applications to purchase shares must have been received by the end of the Offering Period, shares are not currently being offered to investors. During the Offering Period, Fund assets were invested primarily in the Frank Russell Investment Company Money Market Fund, money market instruments and short-term debt securities.

      The first business day following the end of the Offering Period was a transition date (the "Transition Date").

      GUARANTEE PERIOD. The Guarantee Period runs from March 3, 2003 through five years from that date, or if that day is not a business day, the first business day thereafter (the "Guarantee Maturity Date"). During the Guarantee Period, the Fund seeks some capital growth, while seeking to preserve principal. If all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed by a shareholder, the Fund provides a guarantee (the "Guarantee") that the value of that shareholder's account on the Guarantee Maturity Date will be no less than the value of that shareholder's account as of the close of business on the Transition Date reduced to reflect certain expenses (the "Guaranteed Amount"). If a shareholder takes any distributions or dividends in cash instead of reinvesting them, or if a shareholder redeems any shares before the Guarantee Maturity Date, the shareholder's Guaranteed Amount will be reduced as more fully described in the Appendix to this Prospectus. The shareholder's Guaranteed Amount also will be reduced to reflect certain expenses, such as extraordinary expenses and other expenses not incurred in the ordinary course of the Fund's business, if any, paid by the Fund during the Guarantee Period that are not covered by the Expense Limitation Agreement with the Fund's investment advisor.

      If the value of your account is less than your Guaranteed Amount on the Guarantee Maturity Date, the Fund will be unable to meet its obligations under the Guarantee. The Fund has purchased an unconditional, irrevocable financial guarantee insurance policy (the "Insurance Policy") for the benefit of shareholders of the Fund from Ambac Assurance Corporation ("Ambac"). If the Fund is unable to meet its obligations under the Guarantee on the Guarantee Maturity Date, the Insurance Policy requires Ambac to pay the Fund an amount sufficient to ensure that all shareholders would be able to redeem their shares on the Guarantee Maturity Date for an amount equal to their respective Guaranteed Amounts on the Guarantee Maturity Date. If the Fund is unable to meet its obligations under the Guarantee, your ability to receive your Guaranteed Amount will depend upon the performance of Ambac's obligations under the Insurance Policy and, therefore, its financial solvency. Although Ambac is a AAA-rated insurer, it is possible that Ambac's financial strength may deteriorate such that Ambac would be unable to satisfy its obligations under the Insurance Policy. In such event, shareholders would receive the Fund's net asset value per share if they redeem their shares on the Guarantee Maturity Date which may be less than their Guaranteed Amount. The Insurance Policy is solely the obligation of Ambac. The Fund's obligations under the Guarantee are not guaranteed by the Fund's investment advisor.

      Ambac is the principal operating subsidiary of Ambac Financial Group, Inc. ("AFG"). AFG files periodic reports, which include Ambac's financial statements, under the Securities Exchange Act of 1934. These reports are available from the Securities and Exchange Commission at the addresses on the back cover of this Prospectus. You can also receive a copy of these periodic reports free of charge by calling the Fund at 1-800-787-7354. The Fund is entitled to look solely to Ambac and not AFG for payment under the Policy. AFG is not liable under the Policy.

      In order to receive your Guaranteed Amount, you must redeem your shares on the Guarantee Maturity Date. If you redeem your shares before or after the Guarantee Maturity Date, you may receive less than your Guaranteed Amount.

      POST GUARANTEE PERIOD. During the Post Guarantee Period, which will commence immediately following the Guarantee Maturity Date, the Fund expects to seek long-term growth of capital through investments primarily in common stocks and other equity securities.

      During the Post Guarantee Period, the value of shareholders' accounts is not protected by the Guarantee or the Insurance Policy, and could go down.

      WHO MAY WANT TO INVEST. The Fund may have been an appropriate investment if:

      - You did not expect to require distributions or withdrawals from the Fund during the subsequent five year period;

      -     Your investment horizon was longer term -- more than five years; and

      - You were willing to accept reduced or no participation in the growth potential of the stock market in exchange for a guarantee of principal during the Guarantee Period.

GUARANTEE PERIOD INVESTMENT OBJECTIVE

      During the Guarantee Period, the Fund seeks some capital growth, while seeking to preserve principal.

KEY INVESTMENTS, INVESTMENT STRATEGY AND RISKS DURING THE GUARANTEE PERIOD

      Under normal market conditions, during the Guarantee Period the Fund's assets will be allocated between:

      - AN EQUITY COMPONENT, consisting primarily of common stocks and common stock equivalents, such as preferred stocks and securities convertible into common stocks, and

      - A FIXED INCOME COMPONENT, consisting primarily of high quality debt instruments.

      ASSET ALLOCATION. The Fund's investment advisor, Frank Russell Investment Management Company (the "investment advisor" or "FRIMCo"), will allocate the Fund's assets on an ongoing basis between the equity component and the fixed income component. The allocation of assets will be based on a number of factors, including, but not limited to:

      - the market value of the Fund's equity and fixed income components as compared to the aggregate Guaranteed Amount to determine the appropriate level of equity allocation relative to the fixed income allocation to minimize the risk that the value of your account will be less than your Guaranteed Amount on the Guarantee Maturity Date;

      -     the prevailing level of interest rates;

      -     equity market volatility; and

      -     the length of time remaining until the Guarantee Maturity Date.

      The initial allocation of Fund assets between the equity component and the fixed income component was determined principally by the prevailing level of interest rates. At the inception of the Guarantee Period interest rates were relatively very low, resulting in the Fund's assets being largely invested in fixed income securities at the inception of the Guarantee Period. This could result in the Fund's assets being largely invested in fixed income securities for the remainder of the Guarantee Period, which may limit the Fund's participation in upward movements in the equity markets and may affect the ability of the Fund to achieve the capital growth aspect of its investment objective. Generally, as the market value of the equity component rises or interest rates increase, more assets will be allocated to the equity component, and as the market value of the equity component declines or interest rates decrease, more assets will be allocated to the fixed income component.

      To effect short-term changes in the Fund's allocation of assets between the equity component and the fixed income component, the Fund's advisor may enter into index futures contracts and US Treasury futures contracts, purchase securities issued by exchange-traded funds and effect short sales in securities issued by exchange-traded funds. In order to execute such short-term changes in the Fund's allocation of assets between the equity component and the fixed income component, the Fund will maintain a cash account of up to 10% of the Fund's assets. The cash in the cash account that is part of the equity component not used to effect such short-term changes may be exposed to the performance of appropriate equity markets, usually by use of stock index futures contracts but the Fund may also use exchange traded and over-the-counter options and equity index swaps. Frequently, using these types of derivatives to effect a change in the Fund's asset allocation instead of a reallocation of the Fund's physical securities will result in lower transaction costs being incurred.

      Depending on the extent of a required asset reallocation, the Fund's investment advisor may choose to effect a change in the Fund's equity exposure through a reallocation of the Fund's physical securities. This type of physical asset reallocation may result in the Fund having a portfolio turnover rate in excess of 200%. Portfolio turnover refers to the frequency of portfolio transactions and the percentage of portfolio assets being bought and sold during the year. Generally, a high portfolio turnover rate increases the Fund's expenses. Such portfolio transaction expenses will not reduce your Guaranteed Amount.

      The Financial Guarantee Agreement requires the Fund to comply with certain agreed upon investment parameters in an attempt to limit the Fund's risk. These investment parameters are designed to reduce, but do not eliminate, the risk that the Fund's assets will be insufficient to allow the Fund to redeem your shares for at least your Guaranteed Amount on the Guarantee Maturity Date. If the Fund fails to comply with the agreed upon investment parameters or otherwise fails to comply with other restrictions set forth in the Financial Guarantee Agreement, Ambac may require the Fund to invest all of its assets in zero coupon US Treasury securities and cash. If this occurs, then during the Guarantee Period the Fund will remain invested in zero coupon US Treasury securities and cash, will be prevented from participating in upward movements in the equity markets and may not be able to achieve the capital growth aspect of its investment objective.

      EQUITY COMPONENT. The equity component consists primarily of common stocks of large and medium capitalization companies, most of which are US based. While market capitalization changes over time and there is not one universally accepted definition of the lines between large, medium and small capitalization companies, the Fund generally defines large and medium capitalization stocks as stocks of companies comprising the Russell 1000(R) Index.

      The Fund employs a "multi-style, multi-manager" approach whereby portions of the Fund are allocated to different money managers who employ distinct investment styles. The Fund intends to use three principal investment styles intended to complement one another: a Growth Style, a Value Style and a Market-Oriented Style. The Fund intends to be fully invested at all times in fixed income securities, equity securities and money market instruments or funds. For more information, see "More on the Fund's investments" later in this Prospectus.

      FIXED INCOME COMPONENT. The fixed income component consists primarily of high quality debt instruments. The weighted average duration of the fixed income component is expected to correspond (within approximately one month) to the period remaining until the Guarantee Maturity Date. Generally, fixed income securities with longer durations are more sensitive to changes in interest rates. The fixed income component may include US Government securities and other high quality debt securities, such as commercial paper. The US Government securities may, but need not, be backed by the full faith and credit of the United States. US Government securities include securities called STRIPS (Separate Trading of Registered Interest and Principal of Securities). STRIPS are created by separating the interest and principal components of an outstanding US Treasury or agency note or bond and selling them as individual securities. The Fund does not expect to invest in interest-only STRIPS. The fixed income component may also include futures contracts on fixed income securities, swaps and money market instruments.

      GUARANTEE PERIOD RISKS. The principal risks of an investment in the Fund during the Guarantee Period are those generally attributable to stock and bond investing. The success of the Fund's strategy depends on the ability of the Fund's investment advisor to allocate the Fund's assets between the equity component and the fixed income component and the ability of the money managers to select investments within each component. Because the Fund may invest in both stocks and bonds, the Fund may underperform stock funds when stocks are in favor and underperform bond funds when bonds are in favor.

      A shareholder who automatically reinvests all dividends and distributions and does not redeem any shares during the Guarantee Period will have an account value on the Guarantee Maturity Date equal to an amount no less than the value of that shareholder's account as of the close of business on the Transition Date reduced to reflect certain expenses. However, in order to receive your Guaranteed Amount, you must redeem your shares on the Guarantee Maturity Date. If you redeem your shares before or after the Guarantee Maturity Date, you may receive less than your Guaranteed Amount.

      If during the Guarantee Period the equity markets or interest rates decline, the Fund's investment advisor may reallocate additional Fund assets to the fixed income portion of the Fund. For example, if interest rates decline or if the value of the equity component declines, all or a substantial portion of the Fund's assets may be reallocated to the fixed income component. If all of the Fund's assets are reallocated to the fixed income component, the reallocation may be irreversible and may affect the ability of the Fund to achieve the capital growth aspect of its investment objective. In this circumstance, the Fund would not participate in any subsequent recovery in the equity markets. Increased allocation to the fixed income component reduces the Fund's ability to participate in upward equity market movements, and therefore represents some loss of opportunity, or opportunity cost, compared to a portfolio that is more heavily invested in equities.

      EQUITY COMPONENT RISKS. An investment in the Fund, like any equity investment, has risks. The value of the Fund fluctuates and you could lose money if you redeem shares before or after the Guarantee Maturity Date or if the Fund is unable to meet its obligations under the Guarantee on the Guarantee Maturity Date and Ambac is required to make but does not make all or any portion of any payment required under the Insurance Policy. Additionally, because the Fund has a fixed income component, if equity markets rise, you will not participate in such a rise to the extent you would have if you invested in an equity fund without a guarantee. The principal risks associated with the equity component of the Fund are those associated with investing in equity securities and using a multi-manager approach. The value of equity securities will rise and fall in response to the activities of the company that issued them, general market conditions and/or economic conditions.

       FIXED INCOME COMPONENT RISKS. The principal risk associated with investing in bonds is that interest rates may rise, which generally causes bond prices to fall. The market value of zero coupon bonds (which may include STRIPS) generally is more volatile than the market value of fixed income securities with similar maturities that pay interest periodically. The US Government securities in which the Fund invests may, but need not, be backed by the full faith and credit of the United States. With certain US Government agency securities, as with corporate obligations such as commercial paper, there is the risk that the issuer will fail to pay principal or interest on the obligations when due.

      If interest rates are relatively low (as they were at the inception of the Guarantee Period), Fund assets may be largely invested in the fixed income component in order to increase the likelihood of preserving the value of the Fund as measured at the inception of the Guarantee Period. This may affect the ability of the Fund to achieve the capital growth aspect of its investment objective.

      ASSET ALLOCATION RISKS. The asset allocation process could result in additional transaction costs, such as brokerage commissions. This process can have an adverse effect on the performance of the Fund during periods of increased market volatility. In addition, a high portfolio turnover rate, which may also have an adverse effect on the performance of the Fund, may increase the Fund's transaction costs and may generate taxable capital gains.

      Short-term transactions in futures contracts, over the counter swap and options transactions, put options on securities indices, and short sales of securities issued by exchange-traded funds to change the Fund's equity exposure will result in additional transaction costs to the Fund. In addition, such transactions may not work as intended to change the Fund's exposure to equities, depending on the correlation between price movements in futures contracts, options on securities indices, and exchange-traded funds, on one hand, and the equity securities owned by the Fund, on the other. Over the counter transactions also involve exposing the Fund to the credit risk of swap counterparties.

      In addition, the terms of the Financial Guarantee Agreement limit the manner in which the Fund may be managed during the Guarantee Period, and thus limit the investment advisor's ability to respond to changing market conditions. If the Fund fails to comply with certain maximum equity limits or other restrictions, or upon certain other events, the Financial Guarantee Agreement provides that Ambac may require the Fund to invest all of its assets in zero coupon US Treasury securities and cash. This will prevent the Fund from participating in upward movements in the equity markets during the Guarantee Period and may affect the ability of the Fund to achieve the capital growth aspect of its investment objective.

      SHARES OF THE FUND MAY FALL IN VALUE AND YOU COULD LOSE MONEY BY INVESTING IN THE FUND IF:

      - THE FUND INCURS CERTAIN EXPENSES THAT ARE NOT COVERED BY THE EXPENSE LIMITATION AGREEMENT WITH THE FUND'S INVESTMENT ADVISOR;

      -     YOU DO NOT AUTOMATICALLY REINVEST ALL DIVIDENDS AND DISTRIBUTIONS;

      -     YOU REDEEM SHARES PRIOR TO THE GUARANTEE MATURITY DATE;

      -     YOU CONTINUE TO HOLD FUND SHARES AFTER THE GUARANTEE MATURITY DATE;
            OR

      - THE FUND IS UNABLE TO MEET ITS OBLIGATIONS UNDER THE GUARANTEE ON THE GUARANTEE MATURITY DATE AND AMBAC BECOMES INSOLVENT OR IT DEFAULTS IN THE PERFORMANCE OF ITS OBLIGATIONS UNDER THE INSURANCE POLICY.

      For a discussion of additional risks, see "More on the Fund's investments" later in this Prospectus.

      TRANSITION PERIOD. After the Guarantee Maturity Date, the Fund will, in the ordinary course of its investment activities, sell any fixed income securities remaining in its portfolio and purchase equity securities as soon as reasonably practicable, in order to conform its holdings to the Fund's Post Guarantee Period investment objective as described below.

POST GUARANTEE PERIOD INVESTMENT OBJECTIVE

      During the Post Guarantee Period, the Fund will seek capital growth.

KEY INVESTMENTS AND INVESTMENT STRATEGY DURING THE POST GUARANTEE PERIOD

      During the Post Guarantee Period, the Fund's principal investment strategies are expected to be the same as those described above under the equity component of the Guarantee Period.

POST GUARANTEE PERIOD RISKS. The principal risks of an investment in the Fund during the Post Guarantee Period are expected to be those generally described under "Guarantee Period risks -- Equity component risks."

      For a discussion of additional risks, see "More on the Fund's investments" later in this Prospectus.

                         MORE ON THE FUND'S INVESTMENTS

      EQUITY COMPONENT INVESTMENT STRATEGIES. The Fund invests its equity component primarily in common stocks of medium and large capitalization companies, most of which are US based. While market capitalization changes over time and there is not one universally accepted definition of the lines between large, medium and small capitalization, the Fund generally defines large and medium capitalization stocks as stocks of companies comprising the Russell 1000(R) Index. The Fund also invests in securities convertible into common stocks and securities having common stock characteristics or other derivative instruments whose value is based on common stocks, such as rights, warrants or options to purchase common stock, preferred stock, convertible preferred stock, convertible bonds, convertible debentures, convertible notes, depositary receipts, futures contracts and swaps. During the Guarantee Period and the Post Guarantee Period the Fund may invest in other investment companies, subject to the limits of the

Investment Company Act of 1940. These investments may include interests in exchange-traded funds (which typically consist of a portfolio of securities that seeks to track the performance of an underlying index or portion of an index) and unit investment trusts. The return on investments in other investment companies will be reduced by the operating expenses, including investment advisory and administration fees, of such investment companies and there will be a layering of certain fees and expenses.

      The Fund employs a "multi-style, multi-manager" approach whereby portions of the Fund are allocated to different money managers who employ distinct investment styles. The Fund uses the following principal investment styles intended to complement one another:

      - Growth Style emphasizes investments in equity securities of companies with above-average earnings growth prospects.

      - Value Style emphasizes investments in equity securities of companies that appear to be undervalued relative to their corporate worth, based on earnings, book or asset value, revenues or cash flow.

      - Market-Oriented Style emphasizes investments in companies that appear to be undervalued relative to their growth prospects. Managers select securities from the broad equity market rather than focusing on the growth or value segments of the market.

      Additionally, the Fund may be diversified by equity substyle. For example, within the growth style, the Fund expects to employ both an earnings momentum substyle (concentrating on companies which may be more volatile and accelerating growth rates) and a consistent growth substyle (concentrating on companies with stable earnings growth over an economic cycle).

      The investment advisor allocates assets between the fixed income component and the equity component. When determining how to allocate its assets among equity component money managers, the Fund considers a variety of factors. These factors include a money manager's investment style and substyle and its performance record, as well as the characteristics of the money manager's typical portfolio investments. These characteristics include capitalization size, growth and profitability measures, valuation ratios, economic sector weightings and earnings and price volatility statistics. The Fund also considers the manner in which money managers' historical and expected investment returns correlate with one another.

      The Fund intends to be fully invested at all times in fixed income securities, equity securities and money market instruments or funds.

      The Fund may, but need not, use derivatives, such as futures contracts, options on securities indices, and interest rate and other swaps, for any of the following purposes:

      - To hedge against the economic impact of adverse changes in the market value of portfolio securities because of changes in stock market prices or interest rates;

      - As a substitute for buying or selling securities (for example, to adjust the weighted average duration of the fixed income component to correspond to the period remaining until the Guarantee Maturity
            Date); or

      -     To enhance the Fund's return

      A derivative contract will obligate or entitle the Fund to deliver or receive an asset or cash payment based on the change in value of one or more securities or indices. If the Fund invests in derivatives, even a small investment can have a big impact on the Fund's stock and interest rate exposure. Therefore, using derivatives can disproportionately increase losses and reduce opportunities for gains when stock prices are changing. The Fund may not fully benefit from or may lose money on derivatives if changes in their value do not correspond as anticipated to changes in the value of the Fund's holdings. The other parties to certain derivative contracts present the same types of default risk as issuers of fixed income securities. Derivatives can also make a Fund less liquid and harder to value, especially in declining markets, and the counterparty may fail to honor contract terms. Derivatives may not be available on terms that make economic sense (for example, they may be too costly).

      The Fund may lend up to one-third of its portfolio securities to earn income. These loans may be terminated at any time. The Fund will receive either cash or US Government debt obligations as collateral.

      RISKS ASSOCIATED WITH THE EQUITY COMPONENT AND A MULTI-MANAGER APPROACH. The investment styles employed by the Fund's money managers may not be complementary. The interplay of the various strategies employed by the Fund's multiple money managers may result in the Fund holding a concentration of certain types of securities. This concentration may be beneficial or detrimental to the Fund's performance depending upon the performance of those securities and the overall economic environment. The multi-manager approach could result in a high level of portfolio turnover, resulting in higher Fund brokerage expenses and increased tax liability from the Fund's realization of capital gains.

      The value of equity securities will rise and fall in response to the activities of the company that issued the stock, general market conditions and or economic conditions. Investments in value stocks are subject to risks that
(i) their intrinsic values may never be realized by the market or (ii) such stock may turn out not to have been undervalued. Growth company stocks may provide minimal dividends which could otherwise cushion stock prices in a market decline. The value of growth company stocks may rise and fall significantly based, in part, on investors' perceptions of the company, rather than on fundamental analysis of the stocks. Market-oriented investments are generally subject to the risks associated with growth and value stocks.

      There are risks associated with the lending of the Fund's portfolio securities. If a borrower of the Fund's securities fails financially, the Fund's recovery of the loaned securities may be delayed or the Fund may lose its rights to the collateral which could result in a loss to the Fund.

      FIXED INCOME COMPONENT INVESTMENT STRATEGIES. The fixed income component consists primarily of high quality debt securities, also called fixed income securities, such as bonds, notes and money market instruments. The weighted average duration of the fixed income component is expected to correspond (within approximately one month) to the period remaining until the Guarantee Maturity Date. Generally, fixed income securities with longer durations are more sensitive to changes in interest rates. The fixed income component may include US Government securities and other high quality debt securities, such as commercial paper. The US Government securities may, but need not, be backed by the full faith and credit of the United States. US Government securities include securities called STRIPS (Separate Trading of Registered Interest and Principal of Securities). STRIPS are created by separating the interest and principal components of an outstanding US Treasury or agency note or bond and selling them as individual securities. The Fund does not expect to invest in interest-only STRIPS. The fixed income component may also include futures contracts on fixed income securities, swaps and money market instruments.

      RISKS ASSOCIATED WITH DEBT SECURITIES AND FIXED INCOME DERIVATIVES. Prices of fixed income securities rise and fall in response to interest rate changes. Generally, when interest rates rise, prices of fixed income securities fall. The longer the duration of the security, the more sensitive the security is to this risk. A 1% increase in interest rates would reduce the value of a $100 note by approximately one dollar if it had a one-year duration, but would reduce its value by approximately fifteen dollars if it had a 15-year duration. There is also a risk that one or more of the securities will be downgraded in credit rating or go into default. Lower-rated bonds generally have higher credit risks. If the Fund incorrectly forecasts interest rates in using derivatives, the Fund could lose money. Price movements of a futures contract, option or structured note may not be identical to price movements of portfolio securities or a securities index resulting in the risk that, when the Fund buys a futures contract or option as a hedge, the hedge may not be completely effective.

      CASH MANAGEMENT. Although the Fund, like any mutual fund, maintains cash reserves (i.e., cash awaiting investment or held to meet redemption requests), the Fund will invest these cash reserves in one or more Frank Russell Investment Company money market funds. Additionally, the Fund may use an overlay strategy for cash in the cash account that is part of the equity component not used to effect short term changes in equity exposure by exposing this cash to the performance of appropriate equity markets by purchasing equity securities and/or derivatives.

      PORTFOLIO TURNOVER. The Fund is a multi-manager fund. The portfolio turnover rate for a multi-manager fund is likely to be somewhat higher than the rates for comparable mutual funds with a single money manager. Each of the Fund's money managers makes decisions to buy or sell securities independently from other managers. Thus, one money manager for the Fund may be selling a security when another money manager for the Fund is purchasing the same security. Also, if the Fund replaces a money manager, the new money manager may significantly restructure the investment portfolio. The Fund also may engage in active and frequent trading to achieve its principal investment strategies. These practices may increase the Fund's portfolio turnover rates and realization of gains or losses. When the Fund realizes capital gains upon selling portfolio securities, your tax liability increases. Frequent trading also increases brokerage commissions and other transaction costs which could detract from the Fund's performance. Also, depending on the volatility in the equity market and the level of interest rates, the asset allocation strategy may require frequent rebalancing between the equity and fixed income components of the Fund. The Fund may incur significant commissions and fees as a result of such rebalancing.

      DEFENSIVE INVESTING. From time to time, the Fund may take temporary defensive positions that may be inconsistent with its principal investment strategies in an attempt to respond to adverse market, economic, political or other conditions. If this occurs, the Fund may not achieve its investment objective during such times.

      OTHER STRATEGIES. The Fund may also use other strategies and invest in other securities that are described, along with their risks, in the Statement of Additional Information ("SAI"). However, the Fund may not use all of the strategies and techniques or invest in all of the types of securities described in this Prospectus or in the SAI. Also note that there are many other factors, which are not described here, that could affect the Fund's investment performance.

      The Fund's goals and strategies may be changed without shareholder approval.

      OTHER RISKS OF INVESTING IN THE FUND. Investors who may need access to their money at any point prior to the Guarantee Maturity Date or who prefer to receive dividends and distributions in cash should have given serious consideration to the appropriateness of an investment in the Fund. Redemptions made for any reason prior to the Guarantee Maturity Date will be made at NAV, may be subject to a deferred sales charge and are not eligible for the Guarantee. Any distributions that you receive in the form of cash will reduce your Guaranteed Amount, as described later in the Appendix to this Prospectus. Also, certain Fund expenses not covered by the Expense Limitation Agreement with the Fund's investment advisor, such as extraordinary expenses, are not covered by the Guarantee.

      Shareholders' ability to receive the Guaranteed Amount depends on the financial condition of the Fund and, if the Fund is unable to meet its obligations under the Guarantee, on the financial condition of Ambac. Ambac has been given a AAA rating from each of Moody's Investors Service, Inc., Standard & Poor's Ratings Services and Fitch, Inc. as of the commencement of the Offering Period. However, if Ambac becomes insolvent payment under Ambac's Insurance Policy may not be made or may become unlikely. In these circumstances, the Fund would consider a variety of options, including replacing the Insurance Policy which, if possible, may entail significant expense to the Fund, or liquidating the Fund on or before the Guarantee Maturity Date. Shareholders might suffer a loss of principal. The Fund also reserves the right to liquidate at any time on or after the Guarantee Maturity Date. If the Fund liquidates prior to the Guarantee Maturity Date, neither the Guarantee nor the Insurance Policy apply and you may receive less than your Guaranteed Amount.

                              PORTFOLIO DISCLOSURE

      A description of the Fund's policies and procedures with respect to the disclosure of the Fund's portfolio securities is available in the Fund's Statement of Additional Information.

                     THE GUARANTEE AND THE INSURANCE POLICY

      The Fund seeks to provide investors with some of the upside earnings potential available in rising equity markets, but also to provide protection against a falling equity market. Provided that all dividends and distributions received from the Fund have been reinvested and no shares have been redeemed by a shareholder, the Fund guarantees (the "Guarantee") that the value of that shareholder's account on the Guarantee Maturity Date will be no less than the value of that shareholder's account as of the close of business on the Transition Date reduced to reflect certain expenses, if any, not covered by the Expense Limitation Agreement with the Fund's investment advisor (the "Guaranteed Amount"). The calculation of the Guaranteed Amount does not vary by class. However, if you bought Class A shares, the amount of your investment that was applied to pay the initial sales charge was not invested in the Fund and is not covered by the Guarantee.

      In order to receive your Guaranteed Amount, you must redeem your shares on the Guarantee Maturity Date. If you redeem your shares before or after the Guarantee Maturity Date, you may receive less than your Guaranteed Amount.

      If the value of your account is less than your Guaranteed Amount on the Guarantee Maturity Date, the Fund will be unable to meet its obligations under the Guarantee. The Fund's Guarantee is supported by an unconditional and irrevocable financial guarantee pursuant to a financial guarantee insurance policy (the "Insurance Policy") issued by Ambac for the benefit of the shareholders of the Fund. The Fund will pay to Ambac a fee equal to 0.75% per annum of the average daily net assets of the Fund during the Guarantee Period for providing the Insurance Policy. If on the Guarantee Maturity Date, the Fund is unable to meet its obligations under the Guarantee, the Insurance Policy requires Ambac to pay the Fund an amount sufficient to ensure that all shareholders would be able to redeem their shares on the Guarantee Maturity Date for an amount equal to their respective Guaranteed Amounts on the Guarantee Maturity Date. In connection with the issuance of the Fund's Guarantee and the Insurance Policy, the Fund has entered into an agreement with its investment advisor and Ambac (the "Financial Guarantee Agreement"). The Financial Guarantee Agreement defines the rights and obligations of these parties in connection with how the Fund's portfolio may be invested and the terms under which the Insurance Policy is issued. The Insurance Policy sets forth under what conditions Ambac would be required to make a payment under the Insurance Policy. The Financial Guarantee Agreement imposes limitations on the manner in which the Fund may be invested, which are designed to minimize the risk that the Fund's NAV will be below the Guaranteed Amount on the Guarantee Maturity Date. If the Fund or its investment advisor does not comply with these limitations or certain other key obligations in the Financial Guarantee Agreement, Ambac may require the Fund to invest all of its assets in zero coupon US Treasury securities and cash. Only the Fund will have the right to enforce its rights under the Financial Guarantee Agreement and the Insurance Policy. Shareholders of the Fund will have no direct recourse against Ambac if Ambac fails to perform its obligations under the Financial Guarantee Agreement and the Insurance Policy.

      If you receive your Guaranteed Amount because Ambac is required to make a payment to the Fund under the Insurance Policy, there may be other financial consequences to you such as:

      -     Loss of the time value of your money;

      - Possible income tax liability on dividends and distributions paid by the Fund and reinvested during the Guarantee Period; and

      - Possible capital gains or ordinary income tax liability on any payment made by Ambac to the Fund under the Insurance Policy.

      After the Guarantee Maturity Date, the Fund will commence the Post Guarantee Period. During the Post Guarantee Period your investment in the Fund will no longer be protected by the Guarantee or the Insurance Policy, and its value could go down.

      In summary, if you maintain your Fund investment through the Guarantee Maturity Date, make no redemptions, and reinvest all dividends and distributions, on the Guarantee Maturity Date you will have an account value on the Guarantee Maturity Date equal to an amount no less than:

      -     the amount you paid for your shares minus any up-front sales charges plus

      - your share of the Fund's net income during the Offering Period (assuming you bought your shares before the last day of the Offering Period)

            minus

      - an adjustment to reflect certain Fund expenses, if any, during the Guarantee Period that are not covered by the Expense Limitation Agreement with the Fund's investment advisor.

      If you redeem Fund shares, or take a dividend or distribution in cash, prior to the Guarantee Maturity Date, the reduction in your Guaranteed Amount may be more or less than the cash you receive.

      See the Appendix to this Prospectus and the SAI for information on the calculation of the Guaranteed Amount and additional details about the Guarantee.

      The Fund's board of trustees (the "Board") may terminate or amend the terms of the Guarantee, the Financial Guarantee Agreement and the Insurance Policy at any time without shareholder approval, as provided in those agreements, if the Board determines in its reasonable judgment that it is in the best interests of the Fund and its shareholders to do so. To the extent practicable, shareholders would be given at least 60 days prior written notice of any termination of the Insurance Policy backing the Fund's Guarantee. In the event of such termination, the Board would consider reasonable alternatives and seek to act in the best interests of Fund shareholders. In the event of the termination of the Insurance Policy, the Fund would not be able to pay your Guaranteed Amount if and to the extent that the value of your account is less than your Guaranteed Amount on the Guarantee Maturity Date. Replacement of the Insurance Policy may entail substantial additional expense to the Fund.

      See "Dividends, distribution and taxes -- Insurance policy" for additional details regarding the Insurance Policy.

AMBAC ASSURANCE CORPORATION

      Ambac Assurance Corporation ("Ambac"), the issuer of the Insurance Policy backing the Fund's Guarantee, was incorporated on February 25, 1970 and is the principal operating subsidiary of Ambac Financial Group, Inc. ("AFG"). Ambac is a leading guarantor of municipal and structured finance obligations. Ambac is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the United States Virgin Islands and the Territory of Guam.

      Ambac has earned AAA ratings, the highest ratings available from Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc. These ratings are an essential part of Ambac's ability to provide credit enhancement. The address of Ambac's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and (212) 668-0340.

      Ambac makes no representation regarding the shares or the advisability of investing in the shares and makes no representation regarding this Prospectus other than the information under the heading "Ambac Assurance Corporation."

      Ambac is a wholly-owned subsidiary of AFG, a publicly-held company. AFG, incorporated on April 29, 1991 and headquartered in New York City, is a holding company whose subsidiaries provide financial guarantees and financial services to clients in both the public and private sectors around the world. AFG is subject to the informational requirements of the Securities Exchange Act, and in accordance therewith files reports and other information with the SEC. Such reports and other information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission. See the back cover of this Prospectus to find out how to obtain these reports and information. The description of Ambac provided herein should be read in conjunction with the description relating to Ambac, its business, condition and performance and insurance regulatory matters included in AFG's most recent Annual Report on Form 10-K and other subsequent reports filed with the SEC by AFG.

                             MANAGEMENT OF THE FUND

      INVESTMENT ADVISOR. The Fund's investment advisor is Frank Russell Investment Management Company ("FRIMCo"), 909 A Street, Tacoma, Washington 98402. FRIMCo pioneered the "multi-style, multi-manager" investment method in mutual funds and, as of December 31, 2004, managed over $24.2 billion in 35 mutual fund portfolios. FRIMCo was established in 1982 to serve as the investment management arm of Frank Russell Company ("Russell").

      Russell, which acts as consultant to the Fund, was founded in 1936 and has been providing comprehensive asset management consulting services for over 30 years to institutional investors, principally large corporate employee benefit plans. Russell provides FRIMCo and the Fund with the asset management consulting services that it provides to its other consulting clients. The Fund does not compensate Russell for these services. Russell and its affiliates have offices around the world, in Tacoma, New York, Toronto, London, Paris, Sydney, Auckland, Singapore and Tokyo.

      Russell is a subsidiary of The Northwestern Mutual Life Insurance Company. Founded in 1857, Northwestern Mutual is a mutual insurance company headquartered in Milwaukee, Wisconsin. In the life and health insurance category, it was named the most admired company in the US in Fortune's corporate reputation survey published in 2003.

      FRIMCo recommends money managers to the Fund, allocates Fund assets among them, oversees them and evaluates their results. FRIMCo has hired a calculation agent to (a) perform the mathematical calculations necessary to enable FRIMCo to allocate the Fund's assets between the equity component and the fixed income component as required by the Financial Guarantee Agreement and (b) provide reports to FRIMCo showing the results of those calculations. FRIMCo will then determine how to implement any required reallocation of assets between the Fund's equity component and fixed income component. FRIMCo also manages the Fund's cash account which is used to effect short-term changes in the Fund's allocation of assets between the fixed income component and the equity component. Subject to the terms and conditions of the Financial Guarantee Agreement, the Fund's money managers select the individual portfolio securities for the assets assigned to them.

      Dave Hintz oversees the equity component of the Fund. Mr. Hintz has been a Portfolio Manager since January 2005 and a Senior Research Analyst since 1997.

      Jeffrey T. Hussey, Head of US Fixed Income since March 2003, oversees the fixed income component of the Fund. From 2001 to 2003, Mr. Hussey was a Portfolio Manager. From 1996 to 2001, Mr. Hussey was a Senior Research Analyst.

      The Fund allocates its assets among the money managers listed under "Money Manager Information" at the end of this Prospectus. FRIMCo, as the Fund's advisor, may change the allocation of the Fund's assets among money managers at any time subject to the terms and conditions of the Financial Guarantee Agreement. The Fund operates under an exemptive order from the Securities and Exchange Commission (SEC) that permits the Fund to engage or terminate a money manager at any time, subject to the approval by the Fund's Board without a shareholder vote. The Fund notifies its shareholders within 60 days of when a money manager begins providing services. The Fund selects money managers based primarily upon the research and recommendations of FRIMCo and Russell. FRIMCo and Russell evaluate quantitatively and qualitatively the money managers' skills and results in managing assets for specific asset classes, investment styles and strategies. Short-term investment performance, by itself, is not a controlling factor in the selection or termination of any money manager.

      Subject to the terms and conditions of the Financial Guarantee Agreement, each money manager has complete discretion to purchase and sell portfolio securities for its segment of the equity or fixed income component of the Fund. At the same time, however, each money manager must operate within the Fund's investment objectives, restrictions and policies. Additionally, each manager must operate within more specific constraints developed from time to time by FRIMCo. FRIMCo develops such constraints for each manager based on FRIMCo's assessment of the manager's expertise and investment style. By assigning more specific constraints to each money manager, FRIMCo intends to capitalize on the strengths of each money manager and to combine their investment activities in a complementary fashion. Although the money managers' activities are subject to general oversight by the Board and the Fund's officers, neither the Board, the officers, FRIMCo nor Russell evaluate the investment merits of a money manager's individual security selections.

      Please see the Fund's Statement of Additional Information for additional information about the compensation of the officers and employees of FRIMCo who manage the Fund, oversee the money managers and have primary responsibility for the management of the Fund ("FRIMCo Managers"), other accounts managed by the FRIMCo Managers, and the FRIMCo Managers' ownership of securities in the Fund. A discussion regarding the basis for the Board of Trustees' approval of the investment advisory contract between FRIMCo and the Fund is currently available in the Fund's Statement of Additional Information and will be available in the Fund's semi-annual report to shareholders covering the period ending April 30, 2005.

ADVISORY, ADMINISTRATIVE, DISTRIBUTION AND SHAREHOLDER SERVICES FEES DURING THE GUARANTEE PERIOD

      ADVISORY AND ADMINISTRATIVE FEES. The investment advisor will be paid an aggregate advisory and administrative fee equal to 0.93% of the Fund's average daily net assets during the Guarantee Period and Post Guarantee Period. The investment advisor will pay the money managers out of the advisory fee it receives from the Fund. Of the aggregate fee, 0.05% is attributable to administrative services.

      If at any time during the Guarantee Period the Fund is 100% invested in fixed income securities and it is anticipated that the Fund will continue to be so invested, the investment advisor will waive up to 0.55% of its combined investment advisory and administrative fees.

      DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS. During the Offering Period, the Fund offered multiple Classes of shares: Class A shares and Class B shares.

      Class B shares participate in the Fund's Rule 12b-1 distribution plan and in the Fund's shareholder servicing plan. Under the distribution plan, the Fund's Class B shares pay distribution fees of 0.75% annually for the sale and distribution of Class B shares. Under the shareholder servicing plan, the Fund's Class B shares pay shareholder servicing fees of 0.25% on an annualized basis for services provided to Class B shareholders. Because both of these fees are paid out of the Fund's Class B Share assets on an ongoing basis, over time these fees will increase the cost of your investment in Class B shares of the Fund. Additionally, the distribution fee may cost an investor more than paying other types of sales charges.

      Class A shares participate in the Fund's shareholder servicing plan. Under the shareholder servicing plan, the Fund's Class A shares pay shareholder servicing fees of 0.25% on an annualized basis for services provided to Class A shareholders. The shareholder servicing fees are paid out of the Fund's Class A Share assets on an ongoing basis and over time will increase the cost of your investment in the Fund.

      With respect to all classes of shares, the Fund's distributor may make payments for distribution and/or shareholder servicing activities out of its past profits and other available sources. The Fund's distributor may also make payments for marketing, promotional or related expenses to dealers. The amount of these payments is determined by the distributor and may be substantial. The investment advisor or an affiliate may make similar payments under similar arrangements.

      TRANSFER AGENT AND SHAREHOLDER SERVICING AGENT. Frank Russell Investment Management Company, the Fund's investment advisor, also serves as the Fund's transfer agent and shareholder servicing agent.

                          COMPARING THE FUND'S CLASSES

      During the Offering Period, investors were able to choose between two classes of shares: Classes A and B. Because each class has different sales charges and expenses, each investor was able to choose the class that best met that investor's needs. Which class was more beneficial to an investor depended on the amount and intended length of the investment.

      - For investors planning to invest regularly or in large amounts during the Offering and/or Post Guarantee Periods, buying Class A shares may help reduce sales charges and ongoing expenses. For Class A shares, the amount of the investment that was applied to pay the initial sales charge was not invested in the Fund and is not covered by the Guarantee.

      - For Class B shares, the entire purchase amount (compared to Class A shares) will be invested and covered by the Guarantee. This may help offset the higher expenses of Class B shares.

SHARES OF THE FUND MAY BE PURCHASED ONLY DURING THE OFFERING AND POST GUARANTEE PERIODS. SHARES OF THE FUND MAY NOT BE PURCHASED DURING THE GUARANTEE PERIOD.

      INVESTMENT MINIMUMS. Minimum initial and additional investment amounts vary depending on the nature of your investment account. Additional investments will only be accepted during the Offering Period and the Post-Guarantee Period, not during the Guarantee Period. The minimum investment amounts are as follows:

                                                                                       INITIAL    ADDITIONAL
                                                                                     ALL CLASSES  ALL CLASSES
                                                                                     -----------  -----------
General.........................................................................       $ 1,000       $  50

IRAs, Self Employed Retirement Plans, Uniform Gift to Minor Accounts............       $   250       $  50

Qualified Retirement Plans*.....................................................       $    25       $  25

Simple IRAs.....................................................................       $     1       $   1

Monthly Systematic Investment Plans**...........................................       $    25       $  25

Quarterly Systematic Investment Plans**.........................................       $    50       $  50

      *     Qualified Retirement Plans are retirement plans qualified under
            Section 403(b)(7) or Section 401(a) of the Internal Revenue Code, including 401(k) plans.

      **    Only available during the Post Guarantee Period.

      Financial intermediaries often helped investors decide which class met their goals. Financial intermediaries may receive different compensation depending upon which class an investor chose.

                                                         CLASS A                                      CLASS B
                                        -----------------------------------------    ------------------------------------------
Key features                            - Initial sales charge                       - No initial sales charge
                                        - You may qualify for reduction or waiver    - Deferred sales charge declines over time
                                          of initial sales charge
                                        - Lower annual expenses than Class B         - Converts to Class A after 8 years
                                                                                     - Higher annual expenses than Class A

Initial sales charge                    - Up to 5.00%; reduced or waived for         - None
                                          large purchases and certain investors.
                                          No charge for purchases of $1,000,000
                                          or more

Deferred sales charge                   - 1.00% on redemptions made within           - Up to 5.00% charged when you
                                          one year of purchase where the               redeem share. The charge is reduced
                                          initial sales charge was waived              over time and there is no deferred
                                                                                       sales charge if you hold your shares for
                                                                                       more than five years.

Annual distribution and service fees    - 0.25% of average daily net assets          - 1.00% of average daily net assets

Guarantee                               - Amount of your investment that was         - All of your purchase amount will be
                                          applied to pay the initial sales charge      immediately invested and covered by the
                                          is not invested and will not be covered      Guarantee
                                          by the Guarantee

                                  SALES CHARGES

CLASS A SHARES

      During the Offering Period, investors were able to buy Class A shares at the offering price, which was equal to the net asset value plus a sales charge. Each holder of Class A shares was eligible to pay a lower sales charge as the size of that holder's investment increased to certain levels called breakpoints. Holders of Class A shares do not pay a sales charge on the Fund's distributions or dividends they reinvest in additional Class A shares.

      The table below shows the rate of sales charge that holders of Class A shares paid, depending on the amount that they purchased. The table below also shows the amount of broker/dealer compensation that was paid out of the sales charge. This compensation includes commissions that financial intermediaries that sell shares of the Fund received. The Fund's distributor kept up to approximately 10% of the sales charge imposed on Class A shares. Financial intermediaries also will receive the service fee payable on Class A shares at an annual rate of up to 0.25% of the average daily net assets represented by the Class A shares serviced by them.

                                                 SALES CHARGE AS % OF          BROKER/DEALER
                                                             NET AMOUNT      COMMISSION AS % OF
AMOUNT OF PURCHASE                            OFFERING PRICE (%)INVESTED (%)   OFFERING PRICE
                                              -------------- --------------- -------------------
Less than $25,000.........................         5.00           5.26               4.50
$25,000 but less than $50,000.............         4.25           4.44               3.83
$50,000 but less than $100,000............         3.75           3.90               3.38
$100,000 but less than $250,000...........         3.25           3.36               2.93
$250,000 but less than $500,000...........         2.75           2.83               2.48
$500,000 but less than $1,000,000.........         2.00           2.04               1.80
$1,000,000 or more........................          -0-            -0-         up to 1.00

      INVESTMENTS OF $1,000,000 OR MORE. Investors did not pay an initial sales charge when buying $1,000,000 or more of Class A shares. However, if such an investor redeemed those Class A shares within one year of purchase, that investor would have paid a deferred sales charge of 1.00% on the lower of the offering price or current net asset value at that time.

      Initial Sales Charge Waivers. Purchases of Class A shares may be made at net asset value without an initial sales charge in the following circumstances:

      (a) sales to board members and employees of FRIC (including retired board members and employees); the immediate families of such persons (including the surviving spouse of a deceased board member or employee); and to a pension, profit-sharing or other benefit plan for such persons;

      (b) offers of Class A shares to any other investment company to effect the combination of such company with the Fund by merger, acquisition of assets or otherwise; and

      (c) purchases by shareholders who have redeemed Class A shares in a FRIC Fund and who wish to reinvest their redemption proceeds in another FRIC Fund, provided the reinvestment is made within 90 calendar days of the redemption.

      Cumulative Purchase Discount. The reduced sales load reflected in the sales charge tables applies to purchases of Class A shares of the RMMPP Fund made by related accounts on the same day through one Financial Intermediary. Investors must notify their Financial Intermediary at the time an order is placed for a purchase which would qualify for the reduced charge on the basis of same day purchases. Similar notification must be given in writing when such an order is placed by mail. The reduced sales charge will not be applied if such notification is not furnished at the time of the order. The reduced sales charge will also not be applied unless the records of the Distributor confirm the investor's representations concerning his holdings.

      Right of Accumulation. Class A shares of the RMMPP Fund may be purchased by any person at a reduced sales charge or at net asset value by accumulating the dollar amount of the new purchase and the total net asset value of all Class A shares of the RMMPP Fund owned by the investor or their immediate family. In order to obtain such discount, the purchaser must provide sufficient information at the time of purchase to permit verification that the purchase qualifies for the reduced sales charge. The right of accumulation is subject to modification or discontinuance at any time with respect to all shares purchased thereafter. Additional Information is available from the Fund or the investor's Financial Intermediary.

      Letter of Intent - Class A Shares. A Letter of Intent for an amount of $25,000 or more provides an opportunity for an investor to obtain a reduced sales charge by aggregating investments over a 13 month period, provided that the investor refers to such Letter when placing orders. For purposes of a Letter of Intent, the "Amount of Investment" as referred to in the preceding sales charge table includes (i) all Class A shares of the RMMPP Fund acquired during the term of the Letter plus (ii) the value of all Class A shares previously purchased and still owned. Each investment made during the period receives the reduced sales charge applicable to the total amount of the investment goal. If the goal is not achieved within the period, the investor must pay the difference between the sales charges applicable to the purchases made and the charges previously paid, or an appropriate number of escrowed shares will be redeemed. The term of the Letter will commence upon the date the Letter is signed, or at the option of the investor, up to 90 days before such date. With respect to any investment made prior to the Fund's guarantee period, the goal must be achieved prior to the commencement of the guarantee period. Please contact your financial intermediary to obtain a Letter of Intent application.

CLASS B SHARES

      Investors were able to buy Class B shares at net asset value without paying an initial sales charge. However, if an investor were to redeem that investor's Class B shares within five years of that investor's purchase payment, that investor will pay a deferred sales charge calculated as a percentage of NAV at time of purchase. No deferred sales charge will be paid by investors who purchased their Fund shares during the Offering Period and redeem them on or after the Guarantee Maturity Date. The rate of the deferred sales charge decreases as the number of years since your purchase payment increases.

YEAR AFTER PURCHASE                   1ST     2ND      3RD      4TH     5TH       6TH THROUGH 8TH
-------------------                   ---     ---      ---      ---     ---       ---------------
Deferred sales charge...............   5%      4%       4%       3%      3%              0%

      The distributor pays out if its own assets (and not out of the Fund's assets) a sales commission of up to 4.00% of the purchase price of the Class B shares to financial intermediaries at the time of sale. The distributor retains the 0.75% Rule 12b-1 distribution fees paid by the Fund and any contingent deferred sales charges on Class B shares to recoup a portion of the sales commission paid at the time of sale plus financing costs. Financial intermediaries also receive a service fee at an annual rate equal to 0.25% of the average daily net assets represented by the Class B shares that they are servicing. Distribution fees will be paid during the Guarantee Period during which Class B Shares will not be offered. The distributor may assign its rights to Rule 12b-1 distribution fees and service fees to third parties.

      CLASS B CONVERSION. After eight years, Class B shares automatically convert into Class A shares. This helps you because Class A shares have lower annual expenses. Your Class B shares will convert into Class A shares as follows:

              SHARES PURCHASED                      SHARES ISSUED ON REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS
              ----------------                      ------------------------------------------------------------
Eight years after the date of purchase payment      In the same proportion as the proportion of Class B shares converting to total Class B shares you own (excluding shares issued as dividends)

                    MORE ABOUT CLASS B DEFERRED SALES CHARGES

      The deferred sales charge is based on the net asset value at the time of purchase for Class B shares. Therefore, holders of Class B shares do not pay a sales charge on amounts representing appreciation.

      In addition, holders of Class B shares do not pay a deferred sales charge on:

      -     Shares representing reinvested distributions and dividends, or

      -     Shares no longer subject to the deferred sales charge

      Each time a holder of Class B shares places a request to redeem shares, the Fund will first redeem any shares in that shareholder's account that are not subject to a deferred sales charge and then the shares that have been held the longest.

      During the Post Guarantee Period, if a holder of Class B shares redeems shares of the Fund and pays a deferred sales charge, that shareholder may buy shares of the Fund within the next 90 days at the then current net asset value and be credited with the amount of the deferred sales charge, if that shareholder notifies that shareholder's financial intermediary.

      The Fund's distributor receives deferred sales charges as partial compensation for its expenses in selling shares, including the payments of compensation to investors' financial intermediaries.

WAIVERS OF DEFERRED SALES CHARGE APPLICABLE TO THE RMMPP FUND. The Deferred Sales Charge will be waived on: (a) exchanges (there is currently no exchange privilege for the Class A or B Shares of the RMMPP Fund); (b) automatic cash withdrawals in amounts equal to or less than 1.00% per month of the value of the shareholder's shares at the time the withdrawal plan commences; (c) redemptions of shares within 12 months following the death or disability of the shareholder;
(d) redemptions of shares made in connection with qualified distributions from retirement plans or IRAs upon the attainment of age 59 1/2; (e) involuntary redemptions; (f) redemptions of shares to effect a combination of a Fund with any investment company by merger, acquisition of assets or otherwise; and (g) involuntary redemptions of small account balances. If the RMMPP Fund liquidates prior to the commencement of its post-guarantee period, no Deferred Sales Charge will apply. In addition, a shareholder who has redeemed shares from another FRIC Fund may, under certain circumstances, reinvest all or part of the redemption proceeds within 90 days and receive pro rata credit for any Deferred Sales Charge imposed on the prior redemption.

Deferred Sales Charge waivers may be granted subject to confirmation of the shareholder's status or holdings.

      IF YOU WANT TO LEARN MORE ABOUT SALES CHARGE WAIVERS, CONTACT YOUR FINANCIAL INTERMEDIARY.

                                  BUYING SHARES

      SHARES OF THE FUND MAY BE PURCHASED ONLY DURING THE OFFERING AND POST GUARANTEE PERIODS, NOT DURING THE GUARANTEE PERIOD.

      Unless you are eligible to participate in the Russell Investment Program for employees, shares are only available through a select network of Financial Intermediaries. If you are not currently working with one of these financial intermediaries, please call Russell Investment Services at 800-787-7354 for assistance in contacting an investment professional near you.

      During the Post Guarantee Period, the Fund reserves the right to close any account whose balance falls below $1,000 and to change the categories of investors eligible to purchase its shares or the required minimum investment amounts.

      If you purchased shares as part of a program of services offered by a financial intermediary, you may have been required to pay additional fees to your financial intermediary. You should contact your financial intermediary for information concerning what additional fees, if any, may be charged.

      Financial intermediaries may receive shareholder servicing compensation and distribution compensation from the Fund's distributor with respect to Class B Shares of the Fund and shareholding servicing compensation from the Fund's distributor with respect to Class A Shares of the Fund. The Fund may also pay some financial intermediaries for administrative services provided by those financial intermediaries.

      Ask your financial intermediary for additional information as to what compensation, if any, it receives from the Fund, the Fund's distributor or FRIMCo.

      Purchase orders are processed at the next net asset value per share calculated after the Fund receives an order in proper form (as determined by the investor's financial intermediary) and accepts the order. The Fund will close early if the NYSE closes early. Any purchase order received after the close of the NYSE will be processed on the following business day at the next calculated net asset value per share. The Fund reserves the right to reject any purchase order for any reason.

      An investor must place purchase orders for shares through a financial intermediary in US dollars. Specific payment arrangements should be made with the financial intermediary. However, exceptions may be made by prior special arrangement.

OFFERING DATES AND TIMES

      Orders must have been received by the Fund or any authorized Fund agent by the end of the Offering Period (prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on February 27, 2003), to have been processed at the net asset value per share calculated on the day of the order.

      Purchases can be made on any day when shares are offered. Shares are not offered during the Guarantee Period. Because financial intermediaries' processing times may vary, please ask your financial intermediary representative when your account will be credited.

AUTOMATED INVESTMENT PROGRAM

      During the Post Guarantee Period, you may be able to make regular investments through your financial intermediary in the Fund in an established account by automatic electronic funds transfer from a bank account. You may change the amount or stop the automatic purchase at any time. Contact your financial intermediary for further information on this program and an enrollment form.

                                REDEEMING SHARES

      Fund shares may be redeemed by shareholders at any time during the life of the Fund. However, redemptions made for any reason before or after the Guarantee Maturity Date will be made at net asset value, less any applicable deferred sales charge, and are not eligible for the Guarantee.

      Shares may be redeemed through your financial intermediary on any business day of the Fund (a day on which the NYSE is open for regular trading). Redemption requests are processed at the next net asset value per share calculated after the Fund receives an order in proper form as determined by your financial intermediary. The Fund will close early if the NYSE closes early. Any redemption requests received following an early closure will be processed on the following business day at the next calculated net asset value per share.

      IN ORDER TO RECEIVE YOUR GUARANTEED AMOUNT, YOU MUST REDEEM YOUR SHARES ON THE GUARANTEE MATURITY DATE. IF YOU REDEEM YOUR SHARES BEFORE OR AFTER THE GUARANTEE MATURITY DATE, YOU MAY RECEIVE LESS THAN YOUR GUARANTEED AMOUNT.

REDEMPTION DATES AND TIMES

      Redemption requests must be received by the Fund or any authorized Fund agent prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, to be processed at the net asset value per share calculated on that day.

      Because financial intermediaries' processing times may vary, please ask your financial intermediary representative when your account will be debited.

SYSTEMATIC WITHDRAWAL PROGRAM

      During the Post Guarantee Period, your financial intermediary may offer a systematic withdrawal program. If you would like to establish a systematic withdrawal program, please contact your financial intermediary. When you redeem your shares under a systematic withdrawal program, it may be a taxable transaction.

PAYMENT OF REDEMPTION PROCEEDS

      When you redeem your shares, the Fund will pay your redemption proceeds to your financial intermediary for your benefit within seven days after the Fund receives the redemption request in proper form. The Fund reserves the right to suspend redemptions or postpone the date of payment for more than seven days if an emergency condition (as determined by the SEC) exists.

                  OTHER THINGS TO KNOW ABOUT SHARE TRANSACTIONS

WRITTEN INSTRUCTIONS

      Written instructions must be in proper form as determined by your financial intermediary.

REDEMPTION IN-KIND

      The Fund may pay for any portion of a redemption amount in excess of $250,000 by a distribution in-kind of securities from the Fund's portfolio, instead of in cash. If you receive an in-kind distribution of portfolio securities, and choose to sell them, you will incur brokerage charges and continue to be subject to tax consequences and market risk pending any sale.

EXCHANGES

      You do not have the right to exchange shares of the Fund for shares of any other Frank Russell Investment Company fund.

REGISTRATION OF FUND ACCOUNTS

      Many brokers, employee benefit plans and bank trusts combine their clients' holdings with the Fund held in the brokers', plans', or bank trusts' own name or "street name." Therefore, if you hold shares through a brokerage account, employee benefit plan or bank trust fund, the Fund may have records only of that financial intermediary's account which is an omnibus account. In this case, your broker, employee benefit plan or bank is responsible for keeping track of your account information. This means that generally you will not be able to request transactions in your shares directly through the Fund, but can do so only through your broker, plan administrator or bank. Ask your financial intermediary for information on whether your shares are held in an omnibus account.

                       DIVIDENDS, DISTRIBUTIONS AND TAXES

DIVIDENDS AND DISTRIBUTIONS

      During the Offering Period, on each business day when the Fund determined its net asset value, the Fund calculated its net income and declared dividends for shareholders of record. During the Offering Period, shares began to accrue dividends on the day after the Fund received settlement for an investor's order. If an investor redeemed shares during the Offering Period, that investor would have received dividends for the day on which that investor's redemption order became effective. Dividends declared during the Offering Period were paid on the Transition Date. During the Guarantee and Post Guarantee Periods, the Fund generally declares and pays dividends annually and makes capital gain distributions, if any, once a year, typically in December. The Fund may pay additional distributions and dividends at other times if necessary for the Fund to avoid a federal tax. You do not pay a sales charge on reinvested distributions or dividends. Capital gains distributions and dividends are reinvested in additional Fund shares of the same class you hold. Both dividends and capital gains distributions are paid by the Fund on a per share basis. As a result, at the time of a payment, the share price (or NAV per share) of the Fund will be reduced by the amount of the payment.

      Unless you instruct the Fund otherwise, dividends and distributions paid by the Fund will be reinvested in additional shares of the Fund. An election to have all dividends and distributions paid in cash will reduce the Guaranteed Amount as described above. Dividends and distributions paid to shareholders are taxable even if they are reinvested in the Fund.

      During the Post Guarantee Period, if you purchase shares just before a distribution, you will pay the full price for the shares and receive a portion of the purchase price back as a taxable distribution. This is called "buying a dividend." Unless your account is a tax-deferred account, dividends paid to you would be included in your gross income for tax purposes even though you may not have participated in the increase of the net asset value of the Fund, regardless of whether you reinvested the dividends. To avoid "buying a dividend," check the Fund's distribution dates before you invest.

TAXES

      The following discussion is very general. Because each shareholder's circumstances are different and special tax rules may apply, you should consult your tax adviser about your investment in the Fund.

      In general, you will have to pay federal income taxes, as well as any state and local taxes, when you redeem shares or receive a distribution (whether paid in cash or reinvested in additional shares). Any tax liability you owe as a result of any of these taxable events is your responsibility and will not be reimbursed under the Guarantee. Any long-term capital gains distributed by the Fund are taxable to you as long-term capital gains no matter how long you have owned your shares. Every

January, you will receive a statement that shows the tax status of distributions you received for the previous year. Distributions declared in October, November or December but paid in January are taxable as if they were paid in December.

      If you are an individual investor, a portion of the dividends you receive from the Fund may be treated as "qualified dividend income" which is taxable to individuals at the same rates that are applicable to long-term capital gains. A Fund distribution is treated as qualified dividend income to the extent that the Fund receives dividend income from taxable domestic corporations and certain qualified foreign corporations, provided that certain holding period and other requirements are met. Fund distributions generally will not qualify as qualified dividend income to the extent attributable to interest, capital gains, REIT distributions and, in many cases, distributions from non-U.S. corporations.

      When you sell shares, you may have a capital gain or loss. Any loss you incur if you sell shares that you have held for six months or less will be treated as a long-term capital loss, but only to the extent that the Fund has paid you long-term capital gain dividends with respect to those shares during that period. The tax rate on any gain from the sale or exchange of your shares depends on how long you have held your shares.

      The Fund makes no representation as to the amount or variability of its capital gains distributions which may vary as a function of several factors including, but not limited to, prevailing dividend yield levels, general market conditions, shareholders' redemption patterns and Fund cash equitization activity.

      The Fund's asset allocation process may result in the realization of additional gains. It may also result in a larger portion of any net gains being realized as short-term capital gains (rather than long-term capital gains), and therefore being taxed as ordinary income when distributed to shareholders. As noted above, distributions of any gains and income will be taxable to shareholders even if those distributions are reinvested in Fund shares. You may receive taxable distributions of income from investments included in the fixed income component even in situations where the Fund has capital losses from investments in the equity component.

      The Fund expects to invest a significant portion of its assets in zero coupon bonds and/or other instruments purchased at a discount. This will require the Fund to recognize taxable income and to pay dividends prior to the receipt of cash payments. In order to distribute this income and avoid a tax on the Fund, the Fund may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss to the Fund.

      Fund distributions and gains from the sale or exchange of your shares will generally be subject to state and local income tax. Non-US investors may be subject to US withholding and estate tax. You should consult your tax professional about federal, state, local or foreign tax consequences of holding shares.

      If the Fund invests in securities of certain foreign countries, the Fund may have taxes withheld on the income received from these securities.

      If you are a corporate investor, a portion of the dividends from net investment income paid by the Fund will generally qualify, in part, for the corporate dividends-received deduction. However, the portion of the dividends so qualified depends on the aggregate qualifying dividend income received by the Fund from domestic (US) sources. Certain holding period and debt financing restrictions may apply to corporate investors seeking to claim the deduction. You should consult your tax professional with respect to the applicability of these rules.

      By law, the Fund must withhold the legally required amount of your distributions and proceeds if you do not provide your correct taxpayer identification number, or certify that such number is correct, or if the Internal Revenue Service instructs the Fund to do so.

      THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF AN INVESTMENT IN THE FUND.

      Additional information on these and other tax matters relating to the Fund and its shareholders is included in the section entitled "Taxes" in the Fund's Statement of Additional Information.

      INSURANCE POLICY. If it is necessary for Ambac to make a payment in connection with the Insurance Policy, this payment will likely be considered to reduce the Fund's losses on securities transactions or in the absence of losses be treated as additional income from securities.

                                   SHARE PRICE

NET ASSET VALUE PER SHARE

      The net asset value per share is calculated for shares of each class of the Fund on each business day on which shares are offered or redemption orders are tendered. A business day is one on which the New York Stock Exchange (NYSE) is open for regular trading. The Fund determines net asset value at 4:00 p.m. Eastern Time or as of the close of the NYSE, whichever is earlier. The price of Fund Shares is computed by dividing the current value of the Fund's assets (less liabilities) by the number of Shares of the Fund outstanding and rounding to the nearest cent. Share value for purchase, redemption or exchange will be based on the net asset value next calculated after your order is received in good form (i.e., when all required documents and your check or wired funds are received). See "How to Purchase Shares" and "How to Redeem Shares" for more information.

VALUATION OF PORTFOLIO SECURITIES

      The Fund values portfolio securities according to Board-approved Securities Valuation Procedures, including Market Value Procedures, Fair Value Procedures and Pricing Services. Debt obligation securities maturing within 60 days of the valuation date are priced using the amortized cost method of valuation, unless the Board determines that amortized cost does not represent market value of short-term debt obligations.

      Ordinarily, the Fund values each portfolio security based on market quotations provided by Pricing Services or alternative pricing services or dealers (when permitted by the Market Value Procedures). Generally, Fund securities are valued at the close of the market on which they are traded as follows:

      - US listed equities; equity and fixed income options: Last sale price; last bid price if no sales;

      - US over-the-counter equities: Official closing price; last bid price if no closing price;

      -     Listed ADRs/GDRs: Last sale price; last bid price if no sales;

      - Municipal bonds, US bonds: Evaluated bid price; broker quote if no evaluated bid price;

      -     Futures: Settlement price.

      If market quotations are not readily available for a security or if subsequent events suggest that a market quotation is not reliable, the Fund will use the security's fair value, as determined in accordance with the Fair Value Procedures. This generally means that equity securities and fixed income securities listed and traded principally on any national securities exchange are valued on the basis of the last sale price or, lacking any sales, at the closing bid price, on the primary exchange on which the security is traded. The effect of fair value pricing is that securities may not be priced on the basis of quotations from the primary market in which they are traded, but rather may be priced by another method that the Fund's Board of Trustees believes reflects fair value. The use of fair value pricing by the Fund may cause the net asset value of its shares to differ significantly from the net asset value that would be calculated using current market values. Fair value pricing could also cause discrepancies between the daily movement of the value of Fund shares and the daily movement of the benchmark index if the index is valued using another pricing method.

      This policy is intended to assure that the Fund's net asset values fairly reflect security values as of the time of pricing. Events or circumstances affecting the values of Fund securities that occur between the closing of the principal markets on which they trade and the time the net asset value of Fund Shares is determined may be reflected in the calculation of net asset values for the Fund when the Fund deems that the particular event or circumstance would materially affect the Fund's net asset value. Investments in frequently traded exchange listed securities will use fair value pricing in limited circumstances since reliable market quotations will often be readily available. Examples of events that could trigger fair value pricing of one or more securities are: a material market movement (defined in the Fair Value Procedures as the movement by any two of the four major US Indexes greater than a certain percentage); a company event such as a material business development, dividend declaration, stock split or rights offering; a material disaster or an armed conflict.

                            MONEY MANAGER INFORMATION

      The money managers have no affiliations with the Fund or the Fund's service providers other than their management of Fund assets. Each money manager has been in business for at least three years and is principally engaged in managing institutional investment accounts. These managers may also serve as managers or advisors to other investment companies unaffiliated with Frank Russell Investment Company, its other funds, or other clients of the Fund's investment advisor or of Russell, including Russell's wholly-owned subsidiary, Frank Russell Trust Company. The money managers for the Fund are:

      Lincoln Capital Management Company, 200 South Wacker Drive, Suite 2100, Chicago, IL 60606.

      Lord, Abbett & Co., 90 Hudson Street, Jersey City, NJ 07302-3973.

      MFS Institutional Advisors, Inc., 500 Boylston Street, 21st Floor, Boston, MA 02116-3741.

                                    APPENDIX

MORE INFORMATION ABOUT THE GUARANTEE

      The Fund guarantees that on the Guarantee Maturity Date, each shareholder who automatically reinvests all dividends and distributions made by the Fund and does not redeem any shares during the Guarantee Period will have an account value on the Guarantee Maturity Date equal to no less than the value of that shareholder's account as of the close of business on the Transition Date reduced to reflect certain expenses (the "Guaranteed Amount"). The following example assumes that if the Fund is unable to meet its obligations under the Guarantee, Ambac will perform its obligations under the Insurance Policy and will make any payment required thereunder.

      EXAMPLE: HOW TO CALCULATE YOUR GUARANTEED AMOUNT. Assume you invested $20,000 in Class A shares when the NAV was $11.40 per share. After deducting your sales load of 5.00%, $19,000 will be invested in Class A shares and you will have 1,666.667 shares in your account.

      Assume further that the end of the Offering Period is February 27, 2003 and on the Transition Date, February 28, 2003, the NAV for Class A shares remains stable at $11.40 per share and additional income of $50 (representing dividends accrued during the Offering Period) has been earned on your account, resulting in a distribution of 4.386 additional shares. Your Guaranteed Amount is based on the account value determined as of the close of business on February 28, 2003. To calculate your Guaranteed Amount, multiply the shares you own by the NAV per share for your class of shares on February 28, 2003.

      Using our example:

Shares you initially purchased.......................................    1,666.667
Plus additional shares distributed...................................        4.386
Total shares.........................................................    1,671.053
Multiplied by NAV per share of Class A shares on February 28, 2003...   $    11.40
                                                                        ----------
Your Guaranteed Amount as of February 28, 2003.......................   $   19,050

      As long as you reinvest all of your dividends and distributions and make no withdrawals prior to the Guarantee Maturity Date, your Guaranteed Amount will not change during the Guarantee Period, except that it will be reduced if the Fund incurs certain expenses. For example, certain expenses that are not covered by the Expense Limitation Agreement with the investment advisor, such as extraordinary expenses, are treated the same way as cash dividends and thus reduce the Guaranteed Amount.

      Redemptions of shares during the Guarantee Period will decrease the Guaranteed Amount to which you are entitled. If you redeem shares in the Fund, you will then hold fewer shares at the then-current guarantee per share, thereby reducing your Guaranteed Amount. The guarantee per share will equal the NAV per share on the Transition Date, and thereafter will be adjusted downward to reflect any dividends and distributions made by the Fund. This adjustment also will reflect certain expenses paid by the Fund, as described above.

      Redemptions made from the Fund prior to the Guarantee Maturity Date will be made at the then-current NAV, which may be higher or lower than the NAV at the inception of the Guarantee Period. For certain shareholders, redemptions made prior to the Guarantee Maturity Date may also be subject to a deferred sales charge (which is not covered by the Guarantee).

      The Guarantee per Share will decline as dividends and distributions are made to shareholders. If you automatically reinvest dividends and distributions in the Fund, you will hold a greater number of shares at a reduced Guarantee per Share following payment of a dividend or distribution. The result would be to preserve the Guaranteed Amount you were entitled to before the dividend or distribution was made. If you instead elect to receive any dividends or distributions in cash, you will hold the same number of shares at the reduced Guarantee per Share following payment of a dividend or distribution. This will reduce the Guaranteed Amount that you were entitled to before the dividend or distribution was made.

      If you redeem shares, or take a dividend or distribution in cash, prior to the Guarantee Maturity Date, the reduction in your Guaranteed Amount may be more or less than the cash you receive.

      EXAMPLE: HOW TO RECALCULATE YOUR GUARANTEE PER SHARE IF NAV PER SHARE INCREASES. Assume you reinvest your dividends and distributions. The number of shares you own in the Fund will increase at each declaration date. Although the number of shares in your account increases, your Guaranteed Amount does not change as a result of the dividend or distribution.

      Using our example, assume it is now December 31, 2003 and the Fund declares a dividend of $0.21 per share. Also, assume (just for this example) that the Class A NAV is $12.05 per share at the end of the day on December 31, 2003.

            To recalculate your Guarantee per Share:

            1. Determine the value of your dividend. Your total dividend will equal the per share dividend multiplied by the number of shares you own the day before the dividend is declared. In our example, we will multiply 1,671.053 shares by $0.21 per share to arrive at $350.92.

            2. Determine the number of shares that will be added to your account when your dividend is reinvested. Your additional shares equal the value of your dividend divided by the ending NAV per share on the day the dividend was declared. In our case, $350.92 divided by $12.05 works out to
      29.122 additional shares.

            3. Adjust your account for your additional shares. Add 1,671.053 and
      29.122 to arrive at your new share balance of 1,700.175.

            4. Determine your new Guarantee per Share. Take your original Guaranteed Amount and divide by your new share balance. Using our example, divide $19,050 by 1,700.175 shares to arrive at the new Guarantee per Share of $11.20.

            5. Your Guaranteed Amount still equals $19,050.

      If, however, you take your dividend in cash, you will receive $350.92, and your number of shares will remain 1,671.053. Your new Guaranteed Amount will equal the new Guarantee Per Share of $11.20 multiplied by 1,671.053, or $18,715.79. Your Guaranteed Amount will have gone down by $334.21.

      This calculation is repeated every time the Fund declares a dividend. Although shareholders can perform this calculation themselves, the Fund will recalculate the Guarantee per Share for each class of shares whenever the Fund declares a dividend. The Fund's calculations may differ from a shareholder's (for example, because of rounding or the number of decimal places used). The Fund's calculations will control. Upon request, shareholders will be provided with information regarding the new Guarantee per Share following declaration of a dividend.

Russell Multi-Manager Principal Protected Fund
Classes A and B

SHAREHOLDER REPORTS. Annual and semi-annual reports to shareholders provide additional information about the Fund's investments. These reports discuss the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year or period.

STATEMENT OF ADDITIONAL INFORMATION (SAI). The SAI provides more detailed information about the Fund and is incorporated by reference into this prospectus.

The annual report for the Fund and the SAI are incorporated into this Prospectus by reference. You may obtain free copies of the annual report, semi-annual report or the SAI, and may request other information or make other inquiries by contacting your financial intermediary or the Fund at:

      Frank Russell Investment Company
      909 A Street
      Tacoma, WA 98402
      Telephone: 1-800-787-7354
      Fax: 1-253-591-3495
      www.russell.com

Information about the Fund (including the SAI) and Ambac can be reviewed and copied at the Securities and Exchange Commission's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-202-942-8090. Reports and other information about the Fund and Ambac are available on the EDGAR Database on the Commission's Internet site at www.sec.gov. Copies of this information may be obtained for a duplicating fee by electronic request at the following E-mail address: publicinfo@sec.gov, or by writing the Commission's Public Reference Section, Washington, D.C. 20549-0102.

                                    Distributor: Russell Fund Distributors, Inc.
[RUSSELL LOGO]                                             SEC File No. 811-3153
                                                          SP2017/3143-3390-2-219

                        FRANK RUSSELL INVESTMENT COMPANY
                                  909 A STREET
                            TACOMA, WASHINGTON 98402
                            TELEPHONE 1-800-787-7354

                       STATEMENT OF ADDITIONAL INFORMATION

 Russell Multi-Manager Principal Protected Fund (the "Fund" or the "RMMPP Fund")

                                  March 1, 2005

      Frank Russell Investment Company ("FRIC") is a single legal entity organized as a Massachusetts business trust. FRIC operates investment portfolios referred to as "FRIC Funds." FRIC offers Shares of beneficial interest in the FRIC Funds in multiple separate Prospectuses. Shares in the RMMPP Fund are not currently being offered.

      This Statement of Additional Information ("Statement") is not a prospectus; this Statement should be read in conjunction with the Fund's Prospectus. The Prospectus may be obtained without charge by telephoning or writing FRIC at the number or address shown above.

      Capitalized terms not otherwise defined in this Statement shall have the meanings assigned to them in the Prospectus.

      This Statement incorporates by reference the Fund's Annual Report to Shareholders for the year ended October 31, 2004. A copy of the Fund's Annual Report accompanies this Statement.

      As of the date of this Statement, FRIC is comprised of 34 Funds. The RMMPP Fund commenced operations on January 21, 2003. This Statement relates to the Fund's Prospectus dated March 1, 2004.

      During the period when shares of the Fund were offered, the Fund offered interests in Class A and Class B Shares. The Fund is a "Multiple Class Fund." Unless otherwise indicated, this Statement relates to all classes of Shares of the Fund.

                                TABLE OF CONTENTS

             CERTAIN TERMS USED IN THIS STATEMENT ARE DEFINED IN THE
                        GLOSSARY, WHICH BEGINS ON PAGE 48

                                                                          PAGE
STRUCTURE AND GOVERNANCE                                                    1
        Organization and Business History..........................         1
        Shareholder Meetings.......................................         1
        Controlling Shareholders...................................         1
        Trustees and Officers......................................         2

OPERATION OF FRIC                                                          10
        Service Providers..........................................        10
        Consultant.................................................        10
        Advisor and Administrator..................................        10
        Money Managers.............................................        12
        Approval of Investment Advisory Agreement..................        12
        Distributor................................................        14
        Custodian and Portfolio Accountant.........................        14
        Transfer and Dividend Disbursing Agent.....................        15
        Order Placement Designees..................................        15
        Independent Accountants....................................        16
        Russell Multi-Manager Principal Protected ("RMMPP") Fund...        16
        Codes of Ethics............................................        16
        Plan Pursuant to Rule 18f-3................................        17
        Distribution Plans.........................................        17
        Shareholder Services Plans.................................        19
        Fund Expenses..............................................        19
        Purchase, Exchange and Redemption of Fund Shares...........        20
        Valuation of Fund Shares...................................        22
        Valuation of Portfolio Securities..........................        22
        Portfolio Transaction Policies.............................        23
        Proxy Voting Policies and Procedures.......................        23
        Portfolio Turnover Rate....................................        23
        Brokerage Allocations......................................        24
        Brokerage Commissions......................................        25

INVESTMENT RESTRICTIONS, POLICIES AND CERTAIN INVESTMENTS..........        26
        Investment Restrictions....................................        26
        Investment Policies........................................        27
        Certain Investments........................................        29

SPECIAL CONSIDERATIONS RELATING TO THE RUSSELL MULTI-MANAGER
  PRINCIPAL PROTECTED FUND (THE "RMMPP FUND")......................        40

TAXES..............................................................        43

MONEY MANAGER INFORMATION..........................................        46

RATINGS OF DEBT INSTRUMENTS........................................        47

FINANCIAL STATEMENTS...............................................        51

GLOSSARY...........................................................        52

                            STRUCTURE AND GOVERNANCE

ORGANIZATION AND BUSINESS HISTORY. FRIC commenced business operations as a Maryland corporation on October 15, 1981. On January 2, 1985, FRIC reorganized by changing its domicile and legal status to a Massachusetts business trust.

FRIC is currently organized and operating under an Amended and Restated Master Trust Agreement dated August 19, 2002, and the provisions of Massachusetts's law governing the operation of a Massachusetts business trust. The Board of Trustees ("Board" or the "Trustees") may amend the Master Trust Agreement from time to time; provided, however, that any amendment which would materially and adversely affect shareholders of FRIC as a whole, or shareholders of a particular Fund, must be approved by the holders of a majority of the Shares of FRIC or the Fund, respectively. FRIC is a registered open-end management investment company. The Fund is diversified.

FRIC is authorized to issue Shares of beneficial interest, and may divide the Shares into two or more series, each of which evidences a pro rata ownership interest in a different investment portfolio - a "Fund." Each Fund is a separate trust under Massachusetts law. The Trustees may, without seeking shareholder approval, create additional Funds at any time. The Master Trust Agreement provides that shareholders may be required to redeem their shares at any time
(1) if the Trustees determine in their sole discretion that failure to so redeem may have material adverse consequences to the shareholders of FRIC or of any Fund or (2) upon such other conditions as may from time to time be determined by the Trustees and set forth in the prospectus with respect to the maintenance of shareholder accounts of a minimum amount. However, shareholders can only be required to redeem their Shares to the extent consistent with the Investment Company Act of 1940, the rules thereunder and Securities and Exchange Commission interpretations thereof.

FRIC's Funds are authorized to issue Shares of beneficial interest in one or more classes. Shares of each class of a Fund have a par value of $.01 per share, are fully paid and nonassessable, and have no preemptive or conversion rights. Shares of each class of a Fund represent proportionate interests in the assets of that Fund and have the same voting and other rights and preferences as the Shares of other classes of the Fund. Shares of each class of a Fund are entitled to the dividends and distributions earned on the assets belonging to the Fund that the Board declares. Each class of Shares is designed to meet different investor needs. Class A Shares of the RMMPP Fund are subject to an initial sales charge and a shareholder services fee of up to 0.25%. Class B Shares of the RMMPP Fund are subject to a deferred sales charge, a Rule 12b-1 fee of up to 0.75% and a shareholder services fee of up to 0.25%. Unless otherwise indicated, "Shares" in this Statement refers to all classes of Shares of the Fund.

Under certain unlikely circumstances, as is the case with any Massachusetts business trust, a shareholder of a Fund may be held personally liable for the obligations of the Fund. The Master Trust Agreement provides that shareholders shall not be subject to any personal liability for the acts or obligations of a Fund and that every written agreement, obligation or other undertaking of the Funds shall contain a provision to the effect that the shareholders are not personally liable thereunder. The amended Master Trust Agreement also provides that FRIC shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of a Fund and satisfy any judgment thereon. Thus, the risk of any shareholder incurring financial loss beyond his investment on account of shareholder liability is limited to circumstances in which a Fund itself would be unable to meet its obligations.

Frank Russell Company ("FRC") has the right to grant (and withdraw) the nonexclusive use of the name "Frank Russell" or any variation.

SHAREHOLDER MEETINGS. FRIC will not hold annual meetings of shareholders, but special meetings may be held. Special meetings may be convened (i) by the Board,
(ii) upon written request to the Board by shareholders holding at least 10% of FRIC's outstanding Shares, or (iii) upon the Board's failure to honor the shareholders' request described above, by shareholders holding at least 10% of the outstanding Shares by giving notice of the special meeting to shareholders. The Trustees will provide the assistance required by the Investment Company Act of 1940 in connection with any special meeting called by shareholders following a failure of the Board to honor a shareholder request for a special meeting. Each share of a class of a Fund has one vote in Trustee elections and other matters submitted for shareholder vote. On any matter which affects only a particular Fund or class, only Shares of that Fund or class are entitled to vote. There are no cumulative voting rights.

CONTROLLING SHAREHOLDERS. The Trustees have the authority and responsibility to manage the business of FRIC, and hold office for life unless they resign or are removed by, in substance, a vote of two-thirds of FRIC Shares outstanding. Under these circumstances, no one person, entity or shareholder "controls" FRIC.

At January 31, 2005, the following shareholder could be deemed to "control" the Fund because such shareholder owns more than 25% of the voting Shares of the Fund. A shareholder who "controls" a Fund has the ability to exert a greater influence over the outcome of any proposals on which it is entitled to vote concerning the Fund than do non-controlling shareholders.

RUSSELL MULTI-MANAGER PRINCIPAL PROTECTED FUND - CLASS A - SALOMON SMITH BARNEY (AKA CITIGROUP MARKET GROUP, INC.), 388 GREENWICH STREET, 17TH FLOOR, NEW YORK, NY 10013, 29.95%, record.

The Trustees and officers of FRIC, as a group, own less than 1% of any Class of the Fund.

TRUSTEES AND OFFICERS. The Board of Trustees is responsible for overseeing generally the operation of the Fund, including reviewing and approving the Fund's contracts with Frank Russell Investment Management Company ("FRIMCo") and the money managers. A Trustee may be removed at any time by, in substance, a vote of two-thirds of FRIC Shares. A vacancy in the Board shall be filled by a vote of a majority of the remaining Trustees so long as, in substance, two-thirds of the Trustees have been elected by shareholders. There are also four Trustees Emeritus. Trustees Emeritus do not have the power to vote on matters coming before the Board, or to direct the vote of any Trustee, and generally are not responsible or accountable in any way for the performance of the Board's responsibilities. The officers, all of whom are employed by and are officers of FRIMCo or its affiliates, are responsible for the day-to-day management and administration of the Fund's operations.

The Board of Trustees has established a standing Audit Committee and a standing Nominating and Governance Committee. The Audit Committee's primary functions are: (1) oversight of the Fund's accounting and financial reporting policies and practices and their internal controls and, as appropriate, the internal controls of certain service providers; (2) oversight of the quality and objectivity of the Fund's financial statements and the independent audit thereof; and (3) to act as liaison between the Fund's independent auditors and the full Board. It is management's responsibility to maintain appropriate systems for accounting and internal control and the auditor's responsibility to plan and carry out a proper audit. Currently, the Audit Committee members consist of Ms. Kristianne Blake and Messrs. Raymond P. Tennison, Daniel P. Connealy and Jonathan Fine, each of whom is an independent Trustee. For the fiscal year ended October 31, 2004, the Audit Committee held six meetings. FRIC's Board has adopted and approved a formal written charter for the Audit Committee, which sets forth the Audit Committee's current responsibilities. The Audit Committee reviews the maintenance of the Fund's records and the safekeeping arrangements of FRIC's custodian, reviews both the audit and non-audit work of FRIC's independent auditors, submits a recommendation to the Board as to the selection of independent auditors, and pre-approves (i) all audit and non-audit services to be rendered by the auditors for FRIC, (ii) all audit services provided to FRIMCo, or any affiliate thereof that provides ongoing services to FRIC, relating to the operations and financial reporting of FRIC, and (iii) all non-audit services relating to the operations and financial reporting of FRIC, provided to FRIMCo, or any affiliate thereof that provides ongoing services to FRIC, by any auditors with an ongoing relationship with FRIC.

The primary functions of the Nominating and Governance Committee are to: (1) nominate individuals who are not interested persons of FRIC, for independent Trustee membership on the Board; (2) evaluate and review the composition and performance of the Board; (3) review Board governance procedures; (4) review Trustee compensation; and (5) make nominations for membership on all Board committees and review the responsibilities of each committee. The Committee will not consider nominees recommended by shareholders of the Fund. Currently, the Nominating and Governance Committee members consist of Messrs. Paul E. Anderson and Lee C. Gingrich and Ms. Julie W. Weston, each of whom is an independent trustee. For the fiscal year ended October 31, 2004, the Nominating and Governance Committee held six meetings.

FRIC paid in aggregate $715,874 for the fiscal year ended October 31, 2004 to the Trustees who are not officers or employees of FRIMCo or its affiliates. Trustees are paid an annual retainer plus meeting attendance, lead trustee and chairperson fees in addition to any travel and other expenses incurred in attending Board meetings. FRIC's officers and employees are paid by FRIMCo or its affiliates.

The following tables provide information for each officer and trustee of the Russell Fund Complex. The Russell Fund Complex consists of Frank Russell Investment Company ("FRIC"), which has 34 funds, and Russell Investment Funds ("RIF"), which has 5 funds. Each of the trustees is a trustee of both FRIC and RIF. The first table provides information for trustees who are interested trustees. The second table provides information for the independent trustees. The third table provides information for the officers.

                                                                                              NO. OF
                             POSITION(s)                                                  PORTFOLIOS IN
                              HELD WITH                                                    RUSSELL FUND
                               FUND AND                       PRINCIPAL OCCUPATION(s)         COMPLEX         OTHER
         NAME, AGE,           LENGTH OF                           DURING THE                OVERSEEN BY  DIRECTORSHIPS HELD
          ADDRESS            TIME SERVED    TERM OF OFFICE       PAST 5 YEARS                TRUSTEE         BY TRUSTEE
---------------------------  ------------  -----------------  --------------------------  ----------  ----------------------
  INTERESTED TRUSTEES and
INTERESTED TRUSTEE EMERITUS

*George F. Russell, Jr.,     Trustee       Until resignation  Director Emeritus, Frank        39            None
Born July 3, 1932            Emeritus and  or removal             Russell Company
                             Chairman                             (investment consultant
909 A Street                 Emeritus                             to institutional
Tacoma, Washington           since 1999                           investors ("FRC"));
98402-1616                                                        and FRIMCo
                                                              Chairman Emeritus, FRIC
                                                                  and RIF; Frank Russell
                                                                  Securities, Inc.
                                                                  (broker-dealer and
                                                                  investment advisor
                                                                  ("FRS")); Russell
                                                                  20-20 Association
                                                                  (non-profit
                                                                  corporation); and
                                                                  Frank Russell
                                                                  Trust Company
                                                                  (non-depository trust
                                                                  company ("FRTC"))
                                                              Chairman, Sunshine
                                                                  Management Services,
                                                                  LLC
                                                                  (investment advisor)

**Lynn L. Anderson,          Trustee       Appointed until    Vice Chairman, FRC                            Trustee,
Born April 22, 1939          since 1987    successor is duly  Chairman of the Board,                        The SSgA
                                           elected and            FRIC and RIF                              Funds
909 A Street                               qualified          CEO, Russell Fund                             (investment
Tacoma, Washington                                                Distributors, Inc.           39           company)
98402-1616                                                        (broker-dealer "RFD"))
                                                              President and Chairman
                                                                  of the Board, SSgA
                                                                  Funds (investment
                                                                  company)
                                                              Chairman of the Board,
                                                                  FRTC
                                                              Until July 2004, Director,
                                                                  Frank Russell
                                                                  Investments
                                                                  (Ireland) Limited
                                                                  (Irish limited
                                                                  company) and Frank
                                                                  Russell Investments
                                                                  (Cayman) Ltd.
                                                                  (manager of
                                                                  variable capital
                                                                  investment companies)
                                                              Until October 2002,
                                                                  President and CEO,
                                                                  FRIC and RIF
                                                              Until January 2005,
                                                                  Chairman of the
                                                                  Board, RFD and
                                                                  FRIMCo

                                                                                              NO. OF
                             POSITION(s)                                                  PORTFOLIOS IN
                              HELD WITH                                                    RUSSELL FUND
                               FUND AND                       PRINCIPAL OCCUPATION(s)         COMPLEX         OTHER
         NAME, AGE,           LENGTH OF                           DURING THE                OVERSEEN BY  DIRECTORSHIPS HELD
          ADDRESS            TIME SERVED    TERM OF OFFICE       PAST 5 YEARS                TRUSTEE         BY TRUSTEE
---------------------------  ------------  -----------------  --------------------------  ----------  ----------------------
  INTERESTED TRUSTEES and
INTERESTED TRUSTEE EMERITUS
**Michael J.A. Phillips,     Trustee       Appointed until    Chairman of the Board, FRC      39             None
Born January 20, 1948        Since 2002    successor is duly  1990 - 2003, President, FRC
                                           elected and        1993 - 2003, CEO, FRC
909 A Street                               qualified.         Trustee, FRIC and RIF
Tacoma, Washington                                            Director, FRTC; Frank
98402-1616                                                        Russell Investments
                                                                  (Suisse) S.A.
                                                                  (global investment
                                                                  services); Frank
                                                                  Russell Company Limited
                                                                  (consultant to
                                                                  institutional investors
                                                                  in Europe and the UK)
                                                              Chairman of the Board
                                                                  and President,
                                                                  Russell 20-20
                                                                  Association; and
                                                                  Frank Russell
                                                                  Investments
                                                                  (Delaware), Inc.
                                                                  (general partner
                                                                  in various limited
                                                                  partnerships
                                                                  ("FRIDI"))
                                                              Until 2004, Director,
                                                                  Russell Investment
                                                                  Group Pty. Limited
                                                                  (consultant to
                                                                  superannuation
                                                                  funds in
                                                                  Australia); and
                                                                  Frank Russell
                                                                  Japan Co., Ltd.
                                                                  (consultant to
                                                                  institutional
                                                                  investors in Japan)
                                                              Director, Harold LeMay
                                                                  Museum (classic
                                                                  car museum)
                                                              Advisory board member,
                                                                  University of
                                                                  Washington, Tacoma
                                                                  (educational
                                                                  institution)

* Mr. Russell is also a director emeritus of one or more affiliates of FRIC and RIF.

** Each of Messrs. Russell, Anderson and Phillips is also an officer of an affiliate of FRIC and RIF and is therefore an interested trustee.

                                                                                               NO. OF
                             POSITION(s)                                                      PORTFOLIOS IN
                              HELD WITH                                                       RUSSELL FUND
                               FUND AND                       PRINCIPAL OCCUPATION(s)           COMPLEX            OTHER
         NAME, AGE,           LENGTH OF                           DURING THE                  OVERSEEN BY     DIRECTORSHIPS HELD
          ADDRESS            TIME SERVED    TERM OF OFFICE       PAST 5 YEARS                   TRUSTEE           BY TRUSTEE
---------------------------  ----------  -----------------  --------------------------------  -------------  ----------------------
  INTERESTED TRUSTEES and
INTERESTED TRUSTEE EMERITUS

Paul E. Anderson,            Trustee     Appointed until    - 1996 to present,                     39              None
Born October 15, 1931        since 1984  successor is duly    President, Anderson
                                         elected and          Management Group LLC
909 A Street                             qualified            (private investments
Tacoma, Washington                                            consulting)
98402-1616

Paul Anton, Ph.D.,           Trustee     Five year term     - Retired since 1997                   39              None
Born December 1, 1919        Emeritus
                             since 2003                     - Trustee of FRIC and RIF
909 A Street                                                  Until 2002
Tacoma, Washington
98402-1616

William E. Baxter,           Trustee     Five year term     - Retired since 1986                   39              None
Born June 8, 1925            Emeritus
                             since 2004                     - Trustee of FRIC and RIF
909 A Street                                                  Until 2004
Tacoma, Washington
98402-1616

Kristianne Blake,            Trustee     Appointed until    - President, Kristianne                39            - Trustee
Born January 22, 1954        since 2000  successor is duly    Gates Blake, P.S.                                    WM Group
                                         elected and          (accounting services)                                of Funds
909 A Street                             qualified                                                                 (investment
Tacoma, Washington                                                                                                 company);
98402-1616                                                                                                       - Director,
                                                                                                                   Avista Corp

Daniel P. Connealy           Trustee     Appointed until    - June 2004 to present, Senior         39            - Director,
Born June 6, 1946            since       successor is duly    Vice President and Chief                             Gold Banc
                             2003        elected and          Financial Officer,                                   Corporation,
909 A Street                             qualified            Waddell & Reed                                       Inc.
Tacoma, Washington                                            Financial, Inc.
98402-1616                                                  - 2003, Retired
                                                            - 2001 - 2003, Vice
                                                              President and Chief
                                                              Financial Officer,
                                                              Janus Capital Group Inc.
                                                            - 1979 - 2001, Audit
                                                              and Accounting Partner,
                                                              PricewaterhouseCoopers
                                                              LLP

Jonathan Fine                Trustee     Appointed until    - President and Chief                  39              None
Born July 8, 1954            since       successor is duly    Executive Officer,
                             2004        elected and          United Way of King
909 A Street                             qualified            County, WA
Tacoma, Washington                                          - 1996 - 2000, Chief
98402-1616                                                    Executive Officer,
                                                              Seattle/King County
                                                              Chapter of the American
                                                              Red Cross

Lee C. Gingrich,             Trustee     Appointed until    - Retired since 1995                   39              None
Born October 6, 1930         since 1984  successor is duly
                                         elected and
909 A Street                             qualified
Tacoma, Washington

98402-1616

Eleanor W. Palmer,           Trustee     Five year term     - Retired since 1981                   39              None
Born May 5, 1926             Emeritus
                             since 2004                     - Trustee of FRIC and RIF
909 A Street                                                  Until 2004
Tacoma, Washington
98402-1616

Raymond P. Tennison, Jr.     Trustee     Appointed until    - Currently, President,                39              None
Born December 21, 1955       since 2000  successor is duly    Simpson Investment
                                         elected and          Company and several
909 A Street                             qualified            additional subsidiary
Tacoma, Washington                                            companies, including
98402-1616                                                    Simpson Timber Company,
                                                              Simpson Paper Company
                                                              and Simpson Tacoma
                                                              Kraft Company

Julie W. Weston,             Trustee     Appointed until    - Retired since 2000                   39              None
Born October 2, 1943         since 2002  successor is duly  - 1987 to 2000, Arbitrator,
                                         elected and          The American Arbitration
909 A Street                             qualified            Association Commercial
Tacoma, Washington                                            Panel
98402-1616                                                  - 1995 to 1999, Hearing

                                                              Officer, University of
                                                              Washington
                                                            - 1987 to 2002,
                                                              Director, Smith Barney
                                                              Fundamental Value Fund

                            POSITION(s) HELD                                       PRINCIPAL OCCUPATION(s)
          NAME, AGE,     WITH FUND AND LENGTH                                            DURING THE
           ADDRESS          OF TIME SERVED       TERM OF OFFICE                         PAST 5 YEARS
           -------          --------------       --------------                         ------------
           OFFICERS
J. David Greenwald       Chief Compliance       Until successor    - Chief Compliance Officer, FRIC
Born September 24, 1957  Officer since 2004     is chosen and      - Chief Compliance Officer, RIF
                                                qualified by       - Chief Compliance Officer, FRIMCo
909 A Street                                    Trustees           - 2003-2004 Vice President and Head of Fund
Tacoma, Washington                                                   Compliance, ING Funds LLC
98402-1616                                                         - 1996-2003 Director of Mutual Fund Compliance
                                                                     and Operations, American Skandia, Inc.
Greg J. Stark,           President and Chief    Until successor    - President and CEO, FRIC and RIF
Born May 3, 1968         Executive Officer      is chosen and      - Chairman of the Board, President and CEO, FRIMCo
                         since 2004             qualified by       - Chairman of the Board and President, RFD and
909 A Street                                    Trustees             Russell Insurance Agency, Inc. (insurance agency ("RIA"))
Tacoma, Washington
98402-1616                                                         - Until 2004, Managing Director of Individual Investor Services,
                                                                     FRC
                                                                   - 2000 to 2004, Managing Director, Sales and
                                                                     Client Service, FRIMCo
                                                                   - 1998 to 2000, Representative Director, Frank
                                                                     Russell Company, Ltd. (asset manager in Japan)

Mark E. Swanson,         Treasurer and Chief    Until successor
Born November 26, 1963   Accounting Officer     is chosen and      - Treasurer and Chief Accounting Officer, FRIC and RIF
                         since 1998             qualified by       - Director, Funds Administration, FRIMCo, FRTC and RFD
                                                Trustees           - Treasurer and Principal Accounting Officer, SSgA Funds

909 A Street
Tacoma, Washington
98402-1616

Thomas F. Hanly,         Chief Investment       Until removed by   - Chief Investment Officer, FRIC, RIF, FRC, FRTC
Born November 17, 1964   Officer since 2004     Trustees           - Director and Chief Investment Officer, FRIMCo and RFD
                                                                   - Director, Frank Russell International Services Co., Inc.
909 A Street                                                         (provide services to U.S. personnel secunded to overseas
Tacoma, Washington                                                   enterprises ("FRISCo"))

                                                                   - 1999 to 2003, Chief Financial Officer, FRC, FRIC and RIF
98402-1616

Karl J. Ege,             Secretary and          Until removed by   - Secretary and General Counsel, FRIC, RIF,
Born October 8, 1941     General Counsel        Trustees             FRIMCo, FRTC, and RFD
                         since 1994                                - Secretary, General Counsel and Managing
909 A Street                                                         Director of Law and Government Affairs, FRC
Tacoma, Washington                                                 - Director, Secretary and General Counsel,
98402-1616                                                           Frank Russell Capital Inc. (investment advisor);
                                                                     Russell Real Estate Advisors, Inc. (real estate
                                                                     investment advisor)
                                                                   - Director and Secretary, Russell 20-20
                                                                     Association; RIA; A Street Investment Associates,
                                                                     Inc. (real estate leasing); FRIDI; and FRISCo
                                                                   - Director and Assistant Secretary, Frank
                                                                     Russell Company Limited and Russell Systems Limited
                                                                     (limited company)
                                                                   - Director, FRS, Russell Investment Group Pty.
                                                                     Ltd.; Frank Russell Japan Co., Ltd. (holding
                                                                     company); Frank Russell Investment Company Plc
                                                                     Frank Russell Institutional Funds Plc, Frank
                                                                     Russell Multi-Manager Funds plc; Frank Russell
                                                                     Investment Company II plc, Frank Russell Investment
                                                                     Company III plc, Russell Alternative Investment
                                                                     Fund plc, and Russell Diversified Alternatives Fund
                                                                     (each, an investment company); Frank Russell Asset
                                                                     Management (Cayman) LLC (general partner of limited
                                                                     partnerships); Russell Investment Group Limited
                                                                     (institutional consultant); Russell Investment
                                                                     Management Ltd. (institutional investment
                                                                     management); Russell Investment Group Private
                                                                     Limited (investment and fund management advisory
                                                                     services); and Frank Russell Investments (Ireland)
                                                                     Ltd.
                                                                   - Statutory Auditor, Frank Russell Company,
                                                                     Ltd. (asset management and consulting)

                           TRUSTEE COMPENSATION TABLE
                   FOR THE FISCAL YEAR ENDED OCTOBER 31, 2004#

                                                                                         TOTAL COMPENSATION
                                                     PENSION OR                            FROM FRIC AND
                                  AGGREGATE          RETIREMENT        ESTIMATED ANNUAL       RUSSELL
  INTERESTED TRUSTEES AND        COMPENSATION    BENEFITS ACCRUED AS     BENEFITS UPON      FUND COMPLEX
INTERESTED TRUSTEE EMERITUS       FROM FRIC     PART OF FRIC EXPENSES     RETIREMENT      PAID TO TRUSTEES
---------------------------     --------------  ---------------------  ----------------  ------------------
Lynn L. Anderson                $            0  $                   0  $              0  $           0
Michael J. Phillips             $            0  $                   0  $              0  $           0
George F. Russell, Jr.          $            0  $                   0  $              0  $           0

INDEPENDENT TRUSTEES
  AND INDEPENDENT
TRUSTEES EMERITUS

Paul E. Anderson                $       93,600  $                   0  $              0  $           97,500
Paul Anton, Ph.D.*              $       39,936  $                   0  $              0  $           41,600
William E. Baxter**             $       61,105  $                   0  $              0  $           63,651
Kristianne Blake                $       87,360  $                   0  $              0  $           91,000
Daniel P. Connealy              $       79,200  $                   0  $              0  $           82,500
Jonathan Fine***                $       31,634  $                   0  $              0  $           32,952
Lee C. Gingrich                 $       89,760  $                   0  $              0  $           93,500
Eleanor W. Palmer****           $       65,759  $                   0  $              0  $           68,499
Raymond P. Tennison, Jr.        $       83,520  $                   0  $              0  $           87,000
Julie W. Weston                 $       84,000  $                   0  $              0  $           87,500

*     Trustee Emeritus.

**    Mr. Baxter was elected Trustee Emeritus effective March 2, 2004.

***   Mr. Fine was elected to the Board of Trustees effective May 24, 2004.

****  Ms. Palmer was elected Trustee Emeritus effective May 26, 2004.

                EQUITY SECURITIES BENEFICIALLY OWNED BY TRUSTEES
                  FOR THE CALENDAR YEAR ENDED DECEMBER 31, 2004


                                                               AGGREGATE DOLLAR RANGE OF
                                                                         EQUITY
                                                              SECURITIES IN ALL REGISTERED
                                                              INVESTMENT COMPANIES OVERSEEN
                                DOLLAR RANGE OF EQUITY        BY TRUSTEES IN RUSSELL FUND
  INTERESTED TRUSTEES           SECURITIES IN THE FUND                 COMPLEX
------------------------        ----------------------        -----------------------------
Lynn L. Anderson*               None                          Over $100,000
Michael J. Phillips*            None                          $50,001-$100,000
George F. Russell, Jr.          None                          Over $100,000
INDEPENDENT TRUSTEES
Paul E. Anderson                None                          **
Paul Anton, Ph.D.               None                          $50,001-$100,000
William E. Baxter               None                          $1-$10,000
Kristianne Blake                None                          Over $100,000
Daniel P. Connealy**            None                          Over $100,000
Jonathan Fine                   None                          Over $100,000
Lee C. Gingrich                 None                          Over $100,000
Eleanor W. Palmer               None                          $0
Raymond P. Tennison, Jr.        None                          Over $100,000
Julie W. Weston                 None                          $50,001-$100,000

*Mr. Lynn Anderson and Mr. Phillips are participants in the FRC deferred compensation plan, which beneficially owns securities of RIF. Mr. Anderson and Mr. Phillips do not have beneficial ownership of RIF securities through their participation in the plan.

**On January 7, 2005, Mr. Paul Anderson purchased over $100,000 of a Fund in the Russell Fund Complex.

                                OPERATION OF FRIC

SERVICE PROVIDERS. Most of FRIC's necessary day-to-day operations are performed by separate business organizations under contract to FRIC. The principal service providers are:

Consultant and Trade Placement Agent    Frank Russell Company

Advisor, Administrator, Transfer and    Frank Russell Investment Management Company
Dividend Disbursing Agent

Money Managers                          Multiple professional discretionary investment management
                                        organizations

Custodian and Portfolio Accountant      State Street Bank and Trust Company


CONSULTANT. FRC, the corporate parent of FRIMCo, was responsible for organizing FRIC and provides ongoing consulting services, described in the Prospectus, and trade placement services to FRIC and FRIMCo. FRIMCo does not pay FRC an annual fee for consulting services.

FRC provides comprehensive consulting and money manager evaluation services to institutional clients, including FRIMCo and Frank Russell Trust Company. FRC also provides: (i) consulting services for international investment to these and other clients through its International Division and certain of its wholly owned subsidiaries, (ii) investment account and portfolio evaluation services to corporate pension plan sponsors and institutional money managers, through its Russell/Mellon Analytical Services, Inc. joint venture, and (iii) trade placement services on behalf of FRIMCo and other wholly-owned subsidiaries.

As affiliates, FRC and FRIMCo may establish certain intercompany cost allocations that reflect the consulting services supplied to FRIMCo. George F. Russell, Jr., Trustee Emeritus and Chairman Emeritus of FRIC, is the Chairman Emeritus of FRC. FRIMCo is a wholly owned subsidiary of FRC.

FRC is a subsidiary of The Northwestern Mutual Life Insurance Company ("Northwestern Mutual"). Founded in 1857, Northwestern Mutual is a mutual insurance company organized under the laws of Wisconsin. Northwestern Mutual, its subsidiaries and affiliates offer insurance and investment products and advisory services that address client needs for financial protection, capital accumulation, asset distribution and estate preservation. Products include permanent and term life insurance, disability income insurance, long-term care insurance and annuity plans for personal, business, estate planning and pension markets; trust services; mutual funds and other securities.

ADVISOR AND ADMINISTRATOR. FRIMCo provides or oversees the provision of all general management and administration, investment advisory and portfolio management services for the Funds. FRIMCo, with the assistance of FRC, provides the Fund with office space, equipment and the personnel necessary to operate and administer the Fund's business and to supervise the provision of services by third parties such as the money managers and custodian. FRIMCo also develops the investment programs for the Fund, selects money managers for the Fund (subject to approval by the Board), allocates Fund assets among money managers, oversees the money managers and evaluates their results. The Fund's money managers select the individual portfolio securities for the assets assigned to them and either FRIMCo or the money manager may arrange for execution of portfolio securities transactions. FRIMCo also exercises investment discretion over the portion of the Fund's assets not allocated to money managers. FRIMCo selects the individual portfolio securities for that portion of the Fund's assets and for the Fund's cash reserves. (See, "Investment Policies--Cash Reserves.") FRIMCo may also directly manage portions of the Fund during periods of transition from one money manager to another.

FRIMCo also acts as FRIC's transfer agent and dividend disbursing agent and, as agent for FRIC, pays the money managers' fees for the Fund, as a fiduciary for the Fund, out of the advisory fee paid by the Fund to FRIMCo. The remainder of the advisory fee is retained by FRIMCo as compensation for the services described above and to pay expenses.

The Fund pays an advisory fee and an administrative fee directly to FRIMCo, billed monthly on a pro rata basis and calculated as a specified percentage of the average daily net assets of the Fund. Services which are administrative in nature are provided by FRIMCo pursuant to an Administrative Agreement for an annual fee of 0.05% of the average daily net asset value of each class of the Fund. (See the Prospectus for the Fund's annual advisory percentage rates.)

In addition to the advisory and administrative fees payable by the Fund to FRIMCo, the Fund invests certain cash reserves and collateral received in securities lending transactions in one or more of FRIC's money market funds pursuant to the terms and conditions of an exemptive order and will bear indirectly a proportionate share of that money market fund's operating expenses, which include the advisory and administrative fees that such money market fund pays to FRIMCo. Currently, such cash reserves and collateral for the RMMPP Fund are invested in FRIC's Money Market Fund or US Government Money Market Fund. The aggregate annual rate of advisory and administrative fees payable to FRIMCo on the cash reserves and collateral invested in the Money Market and U.S. Government Money Market Funds are 0.10% (net of fee waivers and reimbursements) and 0.25%, respectively.

The Fund paid FRIMCo the following advisory and administrative fees (gross of reimbursements and/or waivers) for the period from January 21, 2003 (commencement of operations) to October 31, 2003: $521,036, and for the fiscal year ended October 31, 2004: $769,676.

FRIMCo has contractually agreed to waive all or a portion of its combined advisory and administrative fees for the Fund. This arrangement is not part of the Advisory Agreement with FRIC or the Administrative Agreement and may be changed or discontinued after the Guarantee Period. FRIMCo currently calculates its advisory fee based on the Fund's average daily net assets.

Subject to possible reimbursement to FRIMCo within three years, FRIMCo contractually agreed to waive for the Fund, during the Guarantee Period (as defined below), up to the full amount of its 0.93% combined advisory and administrative fees and to reimburse the Fund to the extent that expenses for Class A and Class B Shares exceed 2.10% and 2.85%, respectively. Additionally, FRIMCo contractually agreed to reimburse the Fund to the extent expenses exceed 0.60% and 1.35% for Class A and Class B Shares, respectively, during the Offering Period (as defined below). For the period from January 21, 2003 (commencement of operations) to October 31, 2003 and the fiscal year ended October 31, 2004, FRIMCo waived $140,944 and $201,841, respectively, in advisory and administrative fees.

From its advisory fees, FRIMCo, as agent for FRIC, pays all fees to the money managers for their investment selection services. The table in the next section entitled "Money Managers" sets forth the fees paid to money managers. The following table sets forth the net advisory fees retained by FRIMCo:

                                                                                  Annual rate
                                               $Amount Paid                (as a % of average daily net assets)
                                   ------------------------------------    ----------------------------------
          Fund                         2004           2003       2002      2004         2003       2002
-------------------------------    ----------    ------------    ------    --------    --------    -------
Russell Multi-Manager Principal
Protected Fund*                     $ 425,704    $    282,448    N/A           0.51%     0.44       N/A

*The Fund commenced operations on January 21, 2003.

FRIMCo is a wholly-owned subsidiary of FRC, a subsidiary of The Northwestern Mutual Life Insurance Company. FRIMCo's mailing address is 909 A Street, Tacoma, WA 98402.

The officers and employees of FRIMCo who manage the Fund, oversee the money managers and have primary responsibility for the management of the Fund ("FRIMCo Managers") are compensated by FRIMCo with salaries, bonuses, profit sharing contributions and a long-term incentive plan. Salaries are fixed annually and are driven by the market place. Bonuses are based on the FRIMCo Manager's managed accounts previous fiscal year's pre-tax performance, which performance is measured both quantitatively (evaluated based on the performance of the accounts versus relevant market indexes and peer groups, with both 1 and 3-year horizons included) and qualitatively (evaluated based on the FRIMCo Manager's quality of decisions made for the accounts, contributions to client services efforts and improvement of FRIMCo's investment process). Bonus determinations are made based on performance of all accounts managed by a FRIMCo Manager taking into consideration the number of accounts and the assets under management in each account.

Profitsharing contributions are made annually and are calculated as a percentage of the FRIMCo Manager's salary. The percentage is fixed and is the same for all FRIMCo employees who receive profitsharing contributions.

The long-term incentive plan provides for future cash payments the value of which is tied to FRC's financial performance. Awards under the long-term incentive plan are based on perceived expected future contribution to the success of FRC. The assessment of expected future contribution is qualitative in nature and is determined by a FRIMCo Manager's manager and approved by senior executives.

FRIMCo Managers earning over a specified amount of cash compensation (salary plus bonus) are eligible to participate in the deferred compensation plan which allows the FRIMCo Manager to elect to defer a portion of her/his cash compensation. Deferred amounts earn the return of those Russell Investment Funds selected by the FRIMCo Manager.

       EQUITY SECURITIES BENEFICIALLY OWNED BY FRIMCO MANAGERS IN THE FUND
             THEY MANAGE FOR THE FISCAL YEAR ENDED OCTOBER 31, 2004

  FRIMCO MANAGERS       DOLLAR RANGE OF EQUITY
    OF THE FUND         SECURITIES IN THE FUND
-----------------       ----------------------
Dave Hintz                                   0
Jeffrey T. Hussey                            0

                    OTHER ACCOUNTS MANAGED BY FRIMCO MANAGERS
                   AND ASSETS UNDER MANAGEMENT IN THE ACCOUNTS
                             AS OF OCTOBER 31, 2004

                   NUMBER OF                  NUMBER OF
                   REGISTERED  ASSETS UNDER     POOLED    ASSETS UNDER                ASSETS UNDER
     FRIMCO        INVESTMENT   MANAGEMENT    INVESTMENT   MANAGEMENT    OTHER TYPES   MANAGEMENT     ASSET TOTAL
     MANAGER       COMPANIES   (IN MILLIONS)   VEHICLES   (IN MILLIONS)  OF ACCOUNTS  (IN MILLIONS)  (IN MILLIONS)
-----------------  ----------  -------------  ----------  -------------  -----------  -------------  -------------
Dave Hintz                  0              0           0              0        0                  0              0
Jeffrey T. Hussey           6        4,485.1           5       13,689.2        2              716.6       18,890.9
                                                                                                          ========

MONEY MANAGERS. The Fund's money managers are not affiliates of FRIC or FRIMCo other than as discretionary managers for all or a portion of the Fund's portfolio, except some money managers (and their affiliates) may effect brokerage transactions for the Fund (see, "Brokerage Allocations" and "Brokerage Commissions"). Money managers may serve as advisors or discretionary managers for Frank Russell Trust Company, other investment vehicles sponsored or advised by FRC or its affiliates, other consulting clients of FRC, other off-shore vehicles and/or for accounts which have no business relationship with the FRC organization.

From its advisory fees, FRIMCo, as agent for FRIC, pays all fees to the money managers for their investment selection services. Quarterly, each money manager is paid the pro rata portion of an annual fee, based on the average for the quarter of all the assets allocated to the money manager. For the period from January 21, 2003 (commencement of operations) to October 31, 2003 and the fiscal year ended October 31, 2004, management fees paid to the money managers were $65,448 and $100,617, respectively, for the RMMPP Fund. This was an annual rate of 0.10% and 0.12%, respectively, calculated as a percentage of average daily net assets.

Each money manager has agreed that it will look only to FRIMCo for the payment of the money manager's fee, after FRIC has paid FRIMCo. Fees paid to the money managers are not affected by any voluntary or statutory expense limitations. Some money managers may receive investment research prepared by FRC as additional compensation, or may receive brokerage commissions for executing portfolio transactions for the Fund through broker-dealer affiliates.

APPROVAL OF INVESTMENT ADVISORY AGREEMENT. The Board of Trustees, including all of the Independent Trustees, last considered and approved the continuation of the advisory agreement with FRIMCo and the portfolio management contract with each Money Manager at a meeting held on March 2, 2004. In connection with this review, the Board, with the advice and assistance of independent counsel, received and considered (1) information and reports prepared by FRIMCo relating to the services provided to the Fund by FRIMCo (and its affiliates) and each Money Manager and (2) information received from an independent, nationally recognized provider of investment company information comparing the performance of the Fund and their operating expenses over various periods of time with other peer funds ("Comparable Funds") not managed by FRIMCo believed by the providers to be generally comparable in investment objectives and size to the Fund (collectively, the "Agreement Renewal Information").

In evaluating the advisory agreement and the portfolio management contracts, the Board considered that the Fund, in employing a manager of managers method of investment for the Fund, operate in a manner that is distinctly different from most other investment companies. In the case of most other investment companies, an advisory fee is paid by the investment company to its adviser which in turn employs and compensates individual portfolio managers to make specific securities selections consistent with the adviser's style and investment philosophy, however the Fund has multiple Money Managers.

The Board considered that FRIMCo (rather than any Money Manager) is responsible under the advisory agreement for determining, implementing and maintaining the investment program for the Fund. FRIMCo, rather than the Money Managers, is also responsible for the investment program's compliance with the Financial Guarantee Agreement. Assets of the Fund have been allocated among multiple Money Managers.

FRIMCo is responsible for selecting Money Managers for the Fund and for determining allocations and reallocations of assets among the Money Managers. Each Money Manager for the Fund in effect performs the function of an individual portfolio manager who is responsible for selecting portfolio securities for the portion of the Fund assigned to it by FRIMCo in accordance with the Fund's applicable investment objective, policies and restrictions (each, a "segment"). FRIMCo is responsible for communicating performance expectations and evaluations to each Money Manager; supervising compliance by each Money Manager with the Fund's investment objectives and policies; authorizing Money Managers to engage in certain investment strategies for the Fund; and recommending annually to the Board whether portfolio management contracts should be renewed, modified or terminated. In addition to its annual recommendation as to the renewal, modification or termination of portfolio management contracts, FRIMCo is responsible for recommending to the Board the restructuring of Fund segments and additions of new Money Managers or replacements of existing Money Managers at any time when, based on FRIMCo's research and analysis, such actions are appropriate. FRIMCo may develop specific constraints from time to time for each Money Manager intended to capitalize on the strengths of that Money Manager or to coordinate the investment activities of Money Managers for the Fund in a complementary manner. Therefore, FRIMCo's selection of Money Managers is made not only on the basis of performance considerations but anticipated compatibility with other Money Managers in the Fund. All of the foregoing discussions also must be made in accordance with limitations set forth in the Financial Guarantee Agreement. The performance of individual Money Managers for the Fund may reflect the roles assigned to them by FRIMCo in the Fund's investment activities and any constraints placed by FRIMCo upon their selection of portfolio securities. In light of the foregoing, the overall performance of the Fund and the Fund's compliance with the Financial Guarantee Agreement reflects in great part the performance of FRIMCo in designing the Fund's investment program, structuring Fund segments, selecting an effective Money Manager for each segment with a style that is complementary to the styles of the Money Managers of other Fund segments, and allocating assets among the Money Managers in a manner designed to achieve the objectives of the Fund.

The Board also considered that the prospectus for the Fund emphasizes to investors FRIMCo's role as the principal investment manager for the Fund, rather than the investment selection role of the Fund's Money Managers, and describes the manner in which the Fund operates so that investors may take the information into account when deciding to purchase shares of any the Fund.

In addition to these general factors relating to the manager of managers structure of the Fund, the Trustees considered various specific factors on the basis of the Agreement Renewal Information in evaluating renewal of the advisory agreement with FRIMCo, including the following:

      1. The nature, scope and quality of the services provided to the Fund by FRIMCo;

      2. The advisory fee paid by the Fund to FRIMCo and the fact that it encompasses all investment advisory fees paid by the Fund, including the fees for any Money Managers of the Fund;

      3. Information provided by FRIMCo as to other fees and benefits received by FRIMCo or its affiliates from the Fund, including administrative, transfer agent, cash management and securities lending fees, soft dollar arrangements and commissions in connection with portfolio securities transactions;

      4. Information provided by FRIMCo as to investment advisory fees paid by Comparable Funds;

      5. Information provided by FRIMCo as to expenses incurred by the Fund and Comparable Funds;

      6. Information provided by FRIMCo as to the profits that FRIMCo derives from its mutual fund operations generally and from the Fund; and

      7. The importance of supporting quality, long-term service by FRIMCo to help achieve the Fund's investment performance, including the continuing need of FRIMCo to retain and attract qualified investment and service professionals to serve the Fund.

In evaluating the various factors, the Board took into account the particular objectives and attributes of the manager of managers structure, including its impact on Fund performance, operating expenses and FRIMCo's profitability.

The Board also considered the special expertise of FRIMCo with respect to the manager of managers structure of the Fund and the likelihood that, at the current expense ratio of the Fund, there would be no acceptable alternative investment managers to replace FRIMCo on comparable terms given the need to conduct the manager of managers, multi-style strategy of the Fund selected by its shareholders in purchasing their shares.

The Trustees in evaluating the renewal of each portfolio management contract with each Money Manager considered various specific factors, including the following:

      1. Assessments provided by FRIMCo as part of the Agreement Renewal Information as to the performance of the Money Manager, including FRIMCo's evaluation of the Money Manager's performance in light of FRIMCo's expectations and any constraints placed upon the Money Manager by FRIMCo in the selection of securities for each Fund segment under its management;

      2. FRIMCo's determination that continuation of the Money Manager's services would facilitate FRIMCo's conduct of the Fund's investment program and information as to the impact of the Money Manager's segment upon the performance of the Fund as a whole;

      3. The fact that the Money Manager's fees are paid by FRIMCo from its fees under the advisory agreement rather than by the Fund; the interest of FRIMCo in negotiating and renegotiating reasonable fees with Money Managers; the strategy utilized by FRIMCo generally in negotiating and renegotiating fees with Money Managers; and the generally favorable relationships between investment advisory fees negotiated by FRIMCo with Money Managers and the published standard rates of such Money Managers (taking into account that the published rates may cover administrative services not needed by the Fund); and

      4. FRIMCo's belief that the Money Manager's fees, as proposed at the meeting, are competitive and reasonable; Agreement Renewal Information as to the aggregate investment advisory fees paid by the Fund; and FRIMCo's belief that the aggregate investment advisory fees paid by the Fund are competitive and reasonable.

Based on all of the factors described above and such other considerations and information as it deemed relevant, the Board determined that the renewal of the advisory agreement and each of the portfolio management contracts would be in the best interests of the Fund and its shareholders and, on that basis, approved their renewals.

DISTRIBUTOR. Russell Fund Distributors, Inc. (the "Distributor") serves as the distributor of FRIC Shares. The Distributor receives no compensation from FRIC for its services other than Rule 12b-1 compensation and shareholder services compensation for certain classes of Shares pursuant to FRIC's Rule 12b-1 Distribution Plan and Shareholder Services Plan, respectively. The Distributor is a wholly owned subsidiary of FRIMCo and its mailing address is 909 A Street, Tacoma, WA 98402.

CUSTODIAN AND PORTFOLIO ACCOUNTANT. State Street Bank and Trust Company ("State Street") serves as the custodian for FRIC. State Street also provides basic portfolio recordkeeping required for each of the Funds for regulatory and financial reporting purposes. For these services, State Street is paid the following annual fees, which will be billed and payable on a monthly basis:

         CUSTODY:

DOMESTIC CUSTODY

      -     First $10 billion in average daily net assets - 0.005%,

      -     Over $10 billion - 0.004%.

GLOBAL CUSTODY

      - First $1 billion in month end net assets - 0.06% - 0.35% depending on the geographic classification of the investments in the international funds,

      - Over $1 billion - 0.03% - 0.35% depending on the geographic classification of the investments in the international funds; and

      - A transaction charge ranging from $20 - $110 depending on the geographic classification of the investments in the international funds.

ALL CUSTODY
      - Portfolio transaction charges range from $5.00 - $25.00 depending on the type of transaction;

      -     Futures and Options charges are $5.00;

      - Monthly pricing fees of $375.00 per portfolio and $8.25 per security (not applicable to money market funds);

      -     Annual fee per fund using fair valuation pricing service of $4,000;

      -     On-line access charges of $2,500 per fund; and

      - Reimbursement of out-of-pocket expenses including postage, transfer fees, stamp duties, taxes, wire fees, telexes and freight. In addition, interest earned on cash reserves will be used to offset the Funds' custodian expense.

            FUND ACCOUNTING (subject to a minimum fund accounting fee per fund of $30,000):

DOMESTIC FUND ACCOUNTING

      -     $7,500 per portfolio; and

      -     0.0125% of average daily net assets.


INTERNATIONAL FUND ACCOUNTING

      -     $7,500 per portfolio per year; and

      -     0.02% of month end net assets.

YIELD CALCULATION SERVICES

      -     $4,200 per fixed income fund.

TAX ACCOUNTING SERVICES

      -     $3,000 per fund annually (not applicable to money market funds).

      - Wash sales $1,000 per fund annually (not applicable to money market funds).

      - Qualified dividend income reporting $500 per fund (for up to 3 reports per fund in calendar year).

The mailing address for State Street Bank and Trust Company is: 1776 Heritage Drive, North Quincy, MA 02171.

MULTIPLE CLASS CHARGES. In addition to the charges listed above, the Funds pay multiple class charges as follows: 1 class, no charge; each additional class, $5,100 annually per class.

TRANSFER AND DIVIDEND DISBURSING AGENT. FRIMCo serves as Transfer Agent for FRIC. For this service, FRIMCo is paid a fee for transfer agency and dividend disbursing services provided to FRIC. From this fee, which is based upon the number of shareholder accounts, systems capabilities and total assets of the Funds, FRIMCo compensates unaffiliated agents who assist in providing these services. FRIMCO is also reimbursed by FRIC for certain out-of-pocket expenses, including postage, taxes, wires, stationery and telephone. FRIMCo's mailing address is 909 A Street, Tacoma, WA 98402.

ORDER PLACEMENT DESIGNEES. FRIC has authorized certain Financial Intermediaries to accept on its behalf purchase and redemption orders for FRIC Shares. Certain Financial Intermediaries are authorized, subject to approval of FRIC's Distributor, to designate other intermediaries to accept purchase and redemption orders on FRIC's behalf. With respect to those intermediaries, FRIC will be deemed to have received a purchase or redemption order at the time such a Financial Intermediary or, if applicable, an authorized designee, accepts the order. The customer orders will be priced at the Fund's net asset value next computed after they are accepted by such a Financial Intermediary or an authorized designee, provided that Financial Intermediary or an authorized designee timely transmits the customer order to FRIC.

INDEPENDENT ACCOUNTANTS. PricewaterhouseCoopers LLP serves as the independent accountants of FRIC. PricewaterhouseCoopers LLP is responsible for performing annual audits of the financial statements and financial highlights of the Funds in accordance with generally accepted auditing standards and a review of federal tax returns. The mailing address of PricewaterhouseCoopers LLP is 1420 Fifth Avenue, Suite 1900, Seattle, WA 98101.

FINANCIAL GUARANTEE AGREEMENT OF THE RMMPP FUND. If all dividends and distributions received from the

Fund have been reinvested and no shares have been redeemed by a shareholder, the Fund provides a guarantee (the "Guarantee") that the value of that shareholder's account on the Guarantee Maturity Date will be no less than the value of that shareholder's account as of the close of business on the Transition Date reduced to reflect certain expenses (the "Guaranteed Amount"). If a shareholder takes any distributions or dividends in cash instead of reinvesting them, or if a shareholder redeems any shares before the Guarantee Maturity Date, the shareholder's Guaranteed Amount will be reduced as more fully described later in this Statement. The shareholder's Guaranteed Amount also will be reduced to reflect certain expenses, if any, paid by the Fund during the Guarantee Period that are not covered by the Expense Limitation Agreement with the Fund's investment advisor.

If the value of your account is less than your Guaranteed Amount on the Guarantee Maturity Date, the Fund will be unable to meets its obligations under the Guarantee. The RMMPP Fund's Guarantee is backed by an unconditional and irrevocable financial guarantee insurance policy issued by Ambac Assurance Corporation ("Ambac") for the benefit of the shareholders of the Fund (the "Insurance Policy"). The Insurance Policy was issued pursuant to the terms of a financial guarantee agreement among the RMMPP Fund, FRIMCo, the Calculation Agent and Ambac. The financial guarantee agreement defines the rights and obligations of those parties in connection with how the RMMPP Fund's portfolio may be invested and the requirements that must have been satisfied for Ambac to issue the Insurance Policy. If the RMMPP Fund is unable to meet its obligations under the Guarantee on the Guarantee Maturity Date, the Insurance Policy requires Ambac to pay the RMMPP Fund an amount sufficient to ensure that all shareholders would be able to redeem their shares on the Guarantee Maturity Date for an amount equal to their respective Guaranteed Amounts on the Guarantee Maturity Date. The Fund will pay Ambac a fee equal to 0.75% per annum of the average daily net assets of the Fund during the Guarantee Period for providing the Insurance Policy. The address of Ambac is One State Street Plaza, 18th Floor, New York, NY 10004.

The Board may terminate or amend the terms of the Guarantee, the Financial Guarantee Agreement and the Insurance Policy at any time without shareholder approval, as provided in those agreements, if the Board determines in its reasonable judgment that it is in the best interests of the Fund and its shareholders to do so. To the extent practicable, shareholders would be given at least 60 days' prior written notice of any termination of the Insurance Policy backing the Fund's Guarantee. In the event of such termination, the Board would consider reasonable alternatives and seek to act in the best interests of Fund shareholders. In the event of the termination of the Insurance Policy, the Fund would not be able to pay your Guaranteed Amount if and to the extent that the value of your account is less than your Guaranteed Amount on the Guarantee Maturity Date. Replacement of the Insurance Policy may entail substantial additional expense to the Fund.

CALCULATION AGENT. FRIMCo has hired a calculation agent to (a) perform the mathematical calculations necessary to enable FRIMCo to allocate the Fund's assets between the equity component and the fixed income component, as required by the Financial Guarantee Agreement and (b) provide reports to FRIMCo showing the results of those calculations. FRIMCo will then determine how to implement any required reallocation of assets between the Fund's equity component and fixed income component.

CODES OF ETHICS. FRIC, FRIMCo and the Distributor have each adopted a Code of Ethics as required under SEC Rule 17j-1. These Codes permit personnel subject to the Codes to invest in securities, which may include securities in which the Fund can invest. Personal investments are subject to the regulatory and disclosure provisions of the respective Codes. In addition, each Money Manager has adopted a Code of Ethics under Rule 17j-1. The table below indicates whether each Money Manager's Code of Ethics permits personnel covered by the Code to invest in securities and, where appropriate, to invest in securities in which the Fund may invest.


                                                                                                     DOES THE CODE CONTAIN
                                    PERSONAL INVESTING      ARE INVESTMENTS IN SECURITIES OWNED      ALL OF THE REQUIRED
         MONEY MANAGER                   ALLOWED?            BY THE ADVISED SUB-TRUST ALLOWED?       RULE 17J-1 PROVISIONS?
--------------------------------    ------------------    ---------------------------------------    ----------------------
                                                          Yes, but not in securities with
Lincoln Capital Fixed Income                              pending or possible client buy or
Management Company                  Yes                   sell orders                                Yes

                                                          Yes, but not in securities with
                                                          pending or possible client buy or
Lord, Abbett & Co., LLC             Yes                   sell orders                                Yes

                                                          Yes, but not in securities with
                                                          pending or possible client buy or
MFS Institutional Advisors, Inc.    Yes                   sell orders                                Yes

PLAN PURSUANT TO RULE 18f-3. Securities and Exchange Commission (the "SEC") Rule 18f-3 under the 1940 Act, permits a registered open-end investment company to issue multiple classes of Shares in accordance with a written plan approved by the investment company's board of trustees that is filed with the SEC. The Board has taken the following actions:

      - At a meeting held on April 22, 1996, the Board adopted a plan pursuant to Rule 18f-3 (the "Rule 18f-3 Plan") on behalf of each Fund that issues multiple classes of Shares (each a "Multiple Class Fund").

      - At a meeting held on June 3, 1998, the Board amended the Rule 18f-3 Plan to create classes for the Institutional Funds.

      - On November 9, 1998, the Board again amended the Rule 18f-3 Plan to revise the previously authorized classes.

      - On August 9, 1999, the Board amended the Rule 18f-3 Plan to create classes for the Tax-Managed Mid & Small Cap Fund, Tax-Managed Large Cap Fund and Tax-Managed Global Equity Fund.

      - On November 22, 1999, the Board amended the Rule 18f-3 Plan to create Class A Shares for all Funds except the Institutional Funds and the money market funds.

      - On August 7, 2000 the Board amended the Rule 18f-3 Plan (i) to create Class B Shares of all Funds except the Institutional Funds,
            (ii) to create Class A Shares, Class C Shares, Class E Shares and Class S Shares of the Select Growth Fund and Select Value Fund,
            (iii) to create Class E Shares of the Tax-Managed Mid & Small Cap Fund, Tax-Managed Large Cap Fund, and Tax-Managed Global Equity Fund; (iv) to redesignate the existing Class S Shares of the money market funds as Class I Shares and create new Class A and Class S Shares of the money market funds; and (v) to permit holders of Class B Shares who have paid the applicable contingent deferred sales charge to exchange those Shares for A Shares of the same Fund without imposition of the Class A front-end Sales Charge.

      - On October 27, 2000 the Board amended the Rule 18f-3 Plan (i) to revoke the August 7, 2000 redesignation of the Class S Shares of the money market funds as Class I Shares, (ii) to revoke the creation of new Class S Shares of the money market funds, and (iii) to create Class I Shares and Class Y Shares of the Select Growth Fund and Select Value Fund.

      - On February 25, 2002, the Board amended the Rule 18f-3 Plan to add Class I and Class Y to each of the Real Estate Securities and Short Term Bond Funds.

      - On October 8, 2002, the Board amended the Rule 18f-3 Plan to create Class A, Class B and Class C Shares of the Russell Multi-Manager Principal Protected Fund.

      - On November 25, 2002, the Board amended the Rule 18f-3 Plan with respect to all FRIC Funds, other than the Russell Multi-Manager Principal Protected Fund, to remove the Class A Shares from the Shareholder Services Plan and to add the Class A Shares to the 12b-1 Distribution Plan.

      - On August 24, 2004, the Board amended the Rule 18f-3 Plan to create Class D, Class E and Class S Shares of the 2010 Strategy, 2020 Strategy, 2030 Strategy and 2040 Strategy Funds.

The key features of the Rule 18f-3 plan are as follows: Shares of each class of the Fund, a Multiple Class Fund, represent an equal pro rata interest in the underlying assets of the Fund, and generally have identical voting, dividend, liquidation, and other rights, preferences, powers, restrictions, limitations, qualifications and terms and conditions, except that: (1) each class of Shares offered in connection with a Rule 12b-1 plan may bear certain fees under its respective Rule 12b-1 plan and may have exclusive voting rights on matters pertaining to that plan and any related agreements; (2) each class of Shares may contain a conversion feature; (3) each class of Shares may bear differing amounts of certain class expenses; (4) different policies may be established with respect to the payment of distributions on the classes of Shares of the Fund to equalize the net asset values of the classes or, in the absence of such policies, the net asset value per share of the different classes may differ at certain times; (5) each class of Shares of the Fund may have different exchange privileges from another class; (6) each class of Shares of the Fund may have a different class designation from another class of the Fund; and (7) each class of Shares offered in connection with a shareholder servicing plan would bear certain fees under its respective plan.

DISTRIBUTION PLANS. Under the 1940 Act, the SEC has adopted Rule 12b-1, which regulates the circumstances under which mutual funds may, directly or indirectly, bear distribution expenses. Rule 12b-1 provides that mutual funds may pay for such expenses only pursuant to a plan adopted in accordance with Rule 12b-1. The Fund has adopted a distribution plan (the "Distribution Plan") in accordance with the Rule. The Distribution Plan adopted by the RMMPP Fund is described below.

Description of the Distribution Plan for RMMPP Fund
In adopting the Distribution Plan for the RMMPP Fund, a majority of the Trustees, including a majority the Independent Trustees, have concluded, in conformity with the requirements of the 1940 Act, that there is a reasonable likelihood that the Distribution Plan will benefit the RMMPP Fund and its shareholders. In connection with the Trustees' consideration of whether to adopt the Distribution Plan, the Distributor, as the RMMPP Fund's principal underwriter, represented to the Trustees that the Distributor believed that the Distribution Plan was expected to result in increased sales and asset retention for the RMMPP Fund by enabling the RMMPP Fund to reach and retain more investors than otherwise foreseeable through relationships with Financial Intermediaries (such as brokers, banks, financial planners, investment advisors and other financial institutions), although the

Distributor acknowledged that it is impossible to know for certain, in the absence of a Distribution Plan or under an alternative distribution arrangement, the level of sales and asset retention that the RMMPP Fund would have. Further, the Trustees considered that, by allowing the RMMPP Fund to compensate the Distributor over time through asset-based distribution fees, rather than solely through front-end commissions, in exchange for the substantial up-front costs that the Distributor would incur in connection with its distribution activities related to the Class B Shares of the RMMPP Fund during the RMMPP Fund's Offering Period, the Distribution Plan would provide prospective investors purchasing shares through Financial Intermediaries with a viable alternative to Class A Shares (on which investors pay a front-end commission) for payment of distribution expenses.

For the RMMPP Fund, the 12b-1 fees may be used to compensate the Distributor for distribution services provided by it, and related expenses incurred, including payments by the Distributor to compensate Selling Agents (as defined below) for providing support services. The Distribution Plan is a compensation-type plan. As such, FRIC makes no distribution payments to the Distributor with respect to Class B Shares except as described above. Therefore, FRIC does not pay for unreimbursed expenses of the Distributor, including amounts that may be expended by the Distributor in excess of amounts received by it from FRIC, interest, carrying or other financing charges in connection with excess amounts expended, or the Distributor's overhead expenses. However, the Distributor may be able to recover such amount or may earn a profit from future payments made by FRIC under the Distribution Plan. The Distributor has advised the Trustees that it does not expect that payments made by FRIC under the Distribution Plan during the Guarantee Period will exceed the up-front costs to be incurred by the Distributor in connection with its distribution activities related to Class B Shares of the RMMPP Fund during the RMMPP Fund's Offering Period.

With respect to Class B Shares of the RMMPP Fund, the Distribution Plan provides that FRIC, on behalf of the RMMPP Fund, will pay a fee to the Distributor for activities, services or expenses primarily intended to result in the sale of Class B shares of the RMMPP Fund. This fee will accrue daily at the annual rate of 0.75% of the RMMPP Fund's average daily net assets attributable to the Class B Shares of the RMMPP Fund and will be payable monthly in arrears.

For the RMMPP Fund, the Distribution Plan does not provide for the RMMPP Fund to be charged for interest, carrying or any other financing charges on any distribution expenses carried forward to subsequent years. A quarterly report of the amounts expended under the Distribution Plan, and the purposes for which such expenditures are incurred, must be made to the Trustees for their review. Any amendment to increase materially the costs that Class B Shares may bear for distribution pursuant to the Distribution Plan shall be effective upon a 1940 Act Vote of shareholders and a vote of the Trustees, including a majority of the Independent Trustees, in accordance with Rule 12b-1. To remain in effect, the Distribution Plan must be approved annually by a vote of the Trustees, including a majority of the Independent Trustees. Also, any material amendments must be approved by a vote of the Trustees, including a majority of the Independent Trustees. While the Distribution Plan is in effect, the selection and nomination of the Independent Trustees shall be committed to the discretion of such Independent Trustees.

With respect to Class B Shares of the RMMPP Fund, the Distribution Plan and the related agreements (including any Selling Agent Agreements, as defined below) permit the Distributor to sell its right to receive distribution fees under the Distribution Plan and contingent deferred sales charges to third parties to finance the payment of commissions to brokers at the time of sale and other distribution-related expenses. For the RMMPP Fund, the Distribution Plan is terminable, without penalty at any time by (a) a vote of a majority of the Independent Trustees, or (b) a 1940 Act Vote. With respect to Class B Shares issued and outstanding at the time of any such termination, the obligation of FRIC to make payments with respect to expenses incurred in connection with those Shares prior to any termination, pursuant to the terms of the Distribution Plan, will continue beyond the termination of the Distribution Plan itself, unless the Distribution Plan is terminated in a manner that also constitutes a "Complete Termination." A Complete Termination is defined by the Distribution Plan to mean a termination of the Distribution Plan for the RMMPP Fund along with (a) the complete cessation of the payment of distribution fees in respect of all Class B Shares of the RMMPP Fund, and (b) the complete cessation of the payment of all "asset based sales charges" (as such term defined in the NASD Conduct Rules) or similar fees pursuant to any other 12b-1 distribution plan under the 1940 Act in respect of Class B Shares of the RMMPP Fund and any successor fund acquiring a substantial portion of the assets of the RMMPP Fund and for every future class of shares of the RMMPP Fund which has substantially similar characteristics to the Class B Shares of the Fund taking into account the manner of payment and amount of sales charge, contingent deferred sales charge or other similar charges borne directly or indirectly by the holders of such shares, (c) a determination by the Trustees, including a majority of the Independent Trustees, that such termination is in the best interest of the Fund and the shareholders of the Fund taking into account to the extent appropriate in the judgment of the Trustees the impact of such decision on the Distributor's ability to finance distribution costs for the Class B shares of the RMMPP Fund in the future, and
(d) such termination does not alter the contingent deferred sales charges in effect immediately prior to such termination applicable to then issued and outstanding Shares on which such charges would have been due had the termination not occurred.

Selling Agent Agreements for Multiple Class Funds
Under the Distribution Plan the RMMPP Fund may also enter into agreements ("Selling Agent Agreements") with Financial

Intermediaries and with the Distributor to provide sales support services with respect to Fund Shares held by or for the customers of the Financial Intermediaries. Financial Intermediaries that have entered into Selling Agent Agreements are referred to in this Statement as "Selling Agents."

Under the Distribution Plan, the Class A Shares accrued no expenses, and the Class B Shares accrued expenses in the amounts of $461,172 and $600,929, respectively, payable as compensation to the Distributor, for the period from January 21, 2003 (commencement of operations) to October 31, 2003 the fiscal year ended October 31, 2004 (these amounts were for compensation for dealers).

SHAREHOLDER SERVICES PLANS. A majority of the Trustees, including a majority of the Independent Trustees, adopted a Shareholder Services Plan for certain classes of Shares of the RMMPP Fund on November 25, 2002 and amended the plan on December 7, 2004. This plan is referred to as the "Service Plan."

Under the Service Plan, FRIC may compensate the Distributor or any investment advisers, banks, broker-dealers, financial planners or other financial institutions that are dealers of record or holders of record or that have a servicing relationship with the beneficial owners or record holders of Shares of the Class A or Class B, offering such Shares ("Servicing Agents"), for any activities or expenses primarily intended to assist, support or service their clients who beneficially own or are primarily intended to assist, support or service their clients who beneficially own or are record holders of Shares of FRIC's Class A or Class B. Such payments by FRIC will be calculated daily and paid quarterly at a rate or rates set from time to time by the Trustees, provided that no rate set by the Trustees for any Class A or Class B Shares may exceed, on an annual basis, 0.25% of the average daily net asset value of the Fund's Shares.

Among other things, the Service Plan provides that (1) the Distributor shall provide to FRIC's officers and Trustees, and the Trustees shall review at least quarterly, a written report of the amounts expended by it pursuant to the Service Plan, or by Servicing Agents pursuant to Service Agreements, and the purposes for which such expenditures were made; (2) the Service Plan shall continue in effect for so long as its continuance is specifically approved at least annually by the Trustees, and any material amendment thereto is approved by a majority of the Trustees, including a majority of the Independent Trustees, cast in person at a meeting called for that purpose; (3) while the Service Plan is in effect, the selection and nomination of the Independent Trustees shall be committed to the discretion of such Independent Trustees; and (4) the Service Plan is terminable, as to a Multiple Class Fund's Shares, by a vote of a majority of the Independent Trustees.

Under the Service Plan, the Fund's Class A and Class B Shares accrued expenses in the following amounts payable to the Distributor, for fiscal year ended October 31, 2004:

               Class A     Class B
               -------     -------
RMMPP Fund     $7,283      $200,933

FUND EXPENSES. The Fund will pay all its expenses other than those expressly assumed by FRIMCo. The principal expense of the Fund is the annual advisory fee and the annual administrative fee, each payable to FRIMCo. The Fund's other expenses include: fees for independent accountants, legal, transfer agent, registrar, custodian, dividend disbursement, portfolio and shareholder recordkeeping services, and maintenance of tax records; state taxes; brokerage fees and commissions; insurance premiums; association membership dues; fees for filing of reports and registering Shares with regulatory bodies; and such extraordinary expenses as may arise, such as federal taxes and expenses incurred in connection with litigation proceedings and claims and the legal obligations of FRIC to indemnify the Trustees, officers, employees, shareholders, distributors and agents with respect thereto.

Whenever an expense can be attributed to the Fund, the expense is charged to the Fund. Other common expenses are allocated among the FRIC Funds based primarily upon their relative net assets through the Guarantee Maturity Date.

As of the date of this Statement, FRIMCo has contractually agreed to waive and/or reimburse all or a portion of its aggregate combined advisory and administrative fees with respect to the Fund.

PURCHASE, EXCHANGE AND REDEMPTION OF FUND SHARES. As described in the Prospectus, the Fund provides you with different classes of shares based upon your individual investment needs. However, shares of the Fund are not currently being offered.

Each class of shares of the Fund represents an interest in the same portfolio of investments. Each class is identical in all respects except that each class bears its own class expenses, including distribution and service fees, and each class has exclusive voting rights with respect to any service plan applicable to its shares. As a result of the differences in the expenses borne by each class of shares, net income per share, dividends per share and net asset value per share will vary for each class of shares. There are no conversion, preemptive or other subscription rights, except that Class B shares of the RMMPP Fund automatically convert to Class A shares in eight years.

Shareholders of each class will share expenses proportionately for services that are received equally by all shareholders. A particular class of shares will bear only those expenses that are directly attributable to that class, where the type or amount of services received by a class varies from one class to another. The expenses that may be borne by specific classes of shares may include (i) transfer agency fees attributable to a specific class of shares, (ii) payments pursuant to a distribution plan or shareholder services plan for that specific class, (iii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxy statements to current shareholders of a specific class of shares, (iv) SEC and state securities registration fees incurred by a specific class, (v) the expense of administrative personnel and services required to support the shareholders of a specific class of shares, (vi) litigation or other legal expenses relating to a specific class of shares, (vii) audit or accounting expenses relating to a specific class of shares, (viii) the expense of holding meetings solely for shareholders of a specific class and (ix) any additional incremental expenses subsequently identified and determined to be properly allocated to one or more classes of shares.

The following classes of shares are available for purchase. See the Prospectus for a discussion of factors to consider in selecting which class of shares to purchase and for applicable service/distribution fees.

CLASS A SHARES OF THE RMMPP FUND

Class A shares are sold to investors at the public offering price, which is the net asset value plus an initial sales charge as follows.

The Fund receives the entire net asset value of all Class A shares that are sold. The Distributor retains the full applicable sales charge from which it pays the uniform reallowances shown in the table below.

                                                                                                 BROKER/DEALER
                                                         SALES CHARGE        SALES CHARGE          COMMISSION
                 AMOUNT OF                                 AS A % OF           AS A % OF            AS A % OF
              YOUR INVESTMENT                           OFFERING PRICE      YOUR INVESTMENT      OFFERING PRICE
              ---------------                           --------------      ---------------      --------------
Less than $25,000.................................          5.00%                  5.26%            4.50%
$25,000 to less than $50,000......................          4.25%                  4.44%            3.83%
$50,000 to less than $100,000.....................          3.75%                  3.90%            3.38%
$100,000 to less than $250,000....................          3.25%                  3.36%            2.93%
$250,000 to less than $500,000....................          2.75%                  2.83%            2.48%
$500,000 to less than $1,000,000                            2.00%                  2.04%            1.80%
$1,000,000 or more................................         --0--*                 --0--*      up to 1.00%

* Purchases of Class A shares of $1,000,000 or more will be made at net asset value without any initial sales charge, but will be subject to a Deferred Sales Charge of 1.00% on the lower of the offering price or current net asset value on redemptions made within 12 months of purchase. The Deferred Sales Charge on Class A shares is retained by the Distributor at the time of redemption. The Deferred Sales Charge is waived in the same circumstances in which the Deferred Sales Charge applicable to Class B shares is waived. See "Deferred Sales Charge Provisions" and "Waivers of Deferred Sales Charge" below.

Financial intermediaries receive up to 90% of the sales charge and may be deemed to be underwriters of the Fund as defined in the Securities Act. The reduced sales charges shown above apply to the aggregate of purchases of Class A shares made at one time by "any person," which includes an individual and his or her immediate family, or a trustee or other fiduciary of a single trust estate or single fiduciary account. Financial intermediaries that sell Class A shares will also receive the shareholder services fee payable under the RMMPP Fund's shareholder services plan at an annual rate equal to 0.25% of the average daily net assets represented by Class A shares sold by them.

CLASS B SHARES OF THE RMMPP FUND

Class B shares are sold without an initial sales charge but are subject to a Deferred Sales Charge payable upon certain redemptions. See "Deferred Sales Charge Provisions" below.

The Distributor pays out of its own assets (and not out of the RMMPP Fund's assets) a sales commission of up to 4.00% of the purchase price of the Class B shares to financial intermediaries at the time of sales. The Distributor retains the 0.75% Rule 12b-1 distribution fees paid by the RMMPP Fund and any contingent deferred sales charges on Class B shares to recoup a portion of the sales commission paid at the time of sale plus financing costs. Financial intermediaries that sell Class B shares will also receive the shareholder services fee payable under the RMMPP Fund's shareholder services plan at an annual rate equal to 0.25% of the average daily net assets represented by Class B shares sold by them. The distributor may assign its rights to receive 12b-1 fees and service fees to third parties.

SALES CHARGE WAIVERS AND REDUCTIONS

PLEASE SEE THE FUND'S PROSPECTUS FOR INFORMATION ABOUT SALES CHARGE WAIVERS AND REDUCTIONS, INCLUDING INITIAL SALES CHARGE WAIVERS, CUMULATIVE PURCHASE DISCOUNTS, ACCUMULATION PRIVILEGES, LETTERS OF INTENT AND DEFERRED SALES CHARGE WAIVERS.

DEFERRED SALES CHARGE PROVISIONS APPLICABLE TO THE RMMPP FUND. Deferred Sales Charge Shares are (a) Class B shares and (b) Class A shares that were purchased without an initial sales charge but are subject to a Deferred Sales Charge. A Deferred Sales Charge may be imposed on certain redemptions of these shares.

Any applicable deferred sales charge on the RMMPP Fund's Class B shares will be assessed on the original cost of the shares being redeemed. Any applicable Deferred Sales Charge on the RMMPP Fund's Class A shares will be assessed on an amount equal to the lesser of the original cost of the shares being redeemed or their net asset value at the time of redemption. Deferred Sales Charge Shares that are redeemed will not be subject to a Deferred Sales Charge to the extent that the value of such shares represents: (a) capital appreciation of Fund assets; (b) reinvestment of dividends or capital gain distributions; (c) with respect to Class B shares, shares redeemed more than five years after purchase; or (d) with respect to Class A shares that are Deferred Sales Charge Shares, shares redeemed more than 12 months after their purchase.

In determining the applicability and rate of any deferred sales charge at redemption, shares not subject to the deferred sales charge will be redeemed first, followed by those Deferred Sales Charge Shares that have been held for the longest period. The deferred sales charge is deducted from the proceeds of the redemption, not from the amount remaining in your account. The deferred sales charge may be waived in certain circumstances. See "Waivers of Deferred Sales Charges" for more information.

Class A shares that are Deferred Sales Charge Shares are subject to a 1.00% Deferred Sales Charge if redeemed within 12 months of purchase. In circumstances in which the Deferred Sales Charge is imposed on Class B shares, the amount of the charge will depend on the number of years since the shareholder made the purchase payment from which the amount is being redeemed. Solely for the purpose of determining the number of years since a payment, all purchases will be aged to the exact date one year later. The following table sets forth the rates of the charge for redemptions of Class B shares by shareholders.

YEAR SINCE PURCHASE PAYMENT WAS MADE       DEFERRED SALES CHARGE
------------------------------------       ---------------------
1st                                               5%
2nd                                               4%
3rd                                               4%
4th                                               3%
5th                                               3%
6th and thereafter                                None

Class B shares will convert automatically to Class A shares eight years after the date on which they were purchased and thereafter will no longer be subject to the higher Class B share distribution fees. There will also be converted at that time such proportion of Class B Dividend Shares (Class B shares that were acquired through the reinvestment of dividends and distributions) owned by the shareholder as the total number of his or her Class B shares converting at the time bears to the total number of outstanding Class B shares (other than Class B Dividend Shares) owned by the shareholder.

The conversion of Class B shares to Class A shares after eight years is subject to the Internal Revenue Service's continued position that the conversion of Class B shares is not subject to federal income tax. In the event the Internal Revenue Service no longer takes this position, the automatic conversion feature may be suspended, in which event no further conversions of Class B shares would occur while such suspension remained in effect. At your option, Class B shares may still be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of sales charge or fee; however, such an exchange could constitute a taxable event for you, and absent such an exchange, Class B Shares would continue to be subject to higher expenses for longer than eight years.

The length of time that Deferred Sales Charge Shares acquired through an exchange have been held will be calculated from the date that the shares exchanged were initially acquired in another FRIC Fund, and shares being redeemed will be considered to represent, as applicable, capital appreciation or dividend and capital gain distribution reinvestments in such other funds. There are currently no exchange privileges for Class A or Class B. For Federal income tax purposes, the amount of the Deferred Sales Charge will reduce the gain or increase the loss, as the case may be, on the amount realized on redemption. The amount of any Deferred Sales Charge will be paid to the Funds' Distributor.

To provide an example, assume an investor purchased 100 Class B shares of the RMMPP Fund at $10 per share for a cost of $1,000. Subsequently, the investor acquired five additional shares of the Fund through dividend reinvestment. During the fifteenth month after the purchase, the investor decided to redeem $500 of his or her investment. Assuming at the time of the redemption the net asset value had appreciated to $12 per share, the value of the investor's shares would be $1,260 (105 shares at $12 per share). The Deferred Sales Charge would not be applied to the amount which represents appreciation ($200) and the value of the reinvested dividend shares ($60). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4.00% (the applicable rate for Class B shares) for a total Deferred Sales Charge of $9.60.

UNCASHED CHECKS. Please make sure you promptly cash checks issued to you by the Fund. If you do not cash a dividend, distribution, or redemption check, the Fund will act to protect itself and you. This may include restricting certain activities in your account until the Fund is sure that it has a valid address for you. After 180 days, the Fund will no longer honor the issued check and, after attempts to locate you, the Fund will follow governing escheatment regulations in disposition of check proceeds. No interest will accrue on amounts represented by uncashed checks.

VALUATION OF FUND SHARES. The net asset value per share is calculated for each Fund Class on each business day on which Shares are offered or orders to redeem are tendered. A business day is one on which the New York Stock Exchange ("NYSE") is open for regular trading. Currently, the NYSE is open for trading every weekday except New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Net asset value per share is computed for each class of Shares of the Fund by dividing the current value of the Fund's assets attributable to each class of Shares, less liabilities attributable to that class of Shares, by the number of each individual class of Shares of the Fund outstanding, and rounding to the nearest cent.

VALUATION OF PORTFOLIO SECURITIES. With the exceptions noted below, the Fund values its portfolio securities at "fair market value." This generally means that equity securities listed and principally traded on any national securities exchange are valued on the basis of the last sale price or, if there were no sales, at the closing bid price, on the primary exchange on which the security is traded. Equity securities traded over-the-counter ("OTC") are valued on the basis of official closing price. Fixed - income securities are valued on the basis of the closing bid price, and options and futures contracts are valued on the basis of last sale price or settlement price for futures.

Because many fixed - income securities do not trade each day, last sale or bid prices often are not available. As a result, these securities may be valued using prices provided by a pricing service when the prices are believed to be reliable -- that is, when the prices reflect the fair market value of the securities.

International equity securities traded on a national securities exchange or OTC are valued on the basis of official closing price.

Short Term Securities maturing within 60 days at the time of purchase held by the Fund are valued using the amortized cost method. Under this method, a portfolio instrument is initially valued at cost, and thereafter a constant accretion/amortization to maturity of any discount or premium is assumed unless the Board determines that amortized cost does not represent fair value. While amortized cost provides certainty in valuation, it may result in periods when the value of an instrument is higher or lower than the price the Fund would receive if it sold the instrument. The Fund utilizes the amortized cost valuation method in accordance with Rule 2(a) - 7 of the 1940 Act. The money market instruments are valued at "amortized cost" unless the Board determines that amortized cost does not represent fair value.

The Fund may value certain securities for which market quotations are not readily available at "fair value," as determined in good faith pursuant to procedures established by the Board of Trustees and delegated to FRIMCo to administer. Market quotations for non-US securities, either individually or collectively, may not be considered to be readily available if a significant event, including but not limited to an increase or decrease in US market indices meeting standards of significance specified in the procedures established by the Board (which standards of significance are subject to change), occurs after the close of the non-US markets on which such securities are traded. If you hold Shares in a Fund that holds portfolio securities listed primarily on non-US exchanges, the net asset value of that Fund's Shares may change on a day when you will not be able to purchase or redeem that Fund's Shares. This is because the value of those portfolio securities may change on weekends, or other days when that Fund does not price its Shares.

PORTFOLIO TRANSACTION POLICIES. The Fund trades actively to realize gains and/or to increase yields on investments by trading to take advantage of short - term market variations. This policy is expected to result in high portfolio turnover for the Fund.

The portfolio turnover rates for the Fund are likely to be somewhat higher than the rates for comparable mutual funds with a single money manager. Decisions to buy and sell securities for the Fund are made by a money manager independently from other money managers. Thus, one money manager could decide to sell a security when another money manager for the Fund decides to purchase the same security, thereby increasing the Fund's portfolio turnover ratios and brokerage commissions. The Fund's changes of money managers may also result in a significant number of portfolio sales and purchases as the new money manager restructures the former money manager's portfolio.

The Fund does not give significant weight to attempting to realize long - term capital gains when making portfolio management decisions.

PROXY VOTING POLICIES AND PROCEDURES. The Board has delegated to FRIMCo, as FRIC's investment adviser, the primary responsibility for monitoring, evaluating and voting proxies solicited by or with respect to issuers of securities in which assets of the Fund may be invested. FRIMCo has established a proxy voting committee ("Committee") and has adopted written proxy voting policies and procedures ("P&P") and proxy voting guidelines ("Guidelines"). FRIMCo has also hired a third party service provider to serve as proxy administrator ("Administrator"), although FRIMCo (whether acting directly or through the Committee) retains final authority with respect to proxy voting.

The P&P are designed to ensure that proxy voting decisions are made in accordance with the best interests of FRIMCo's clients and to enable the Committee to resolve any material conflicts of interest between FRIMCo's clients on the one hand, and FRIMCo or its affiliates, on the other, before voting proxies with respect to a matter in which such a conflict may be present. Conflicts are addressed in the P&P by requiring the implementation of a process requiring additional diligence and documentation if ballots are not voted in accordance with the Guidelines or pursuant to the recommendation of the Proxy Administrator.

The Guidelines address matters that are commonly submitted to shareholders of a company for voting, such as issues relating to corporate governance, auditors, the board of directors, capital structure, executive and director compensation, and mergers and corporate restructurings. Subject to the supervision and oversight of the Committee, and the authority of the Committee to intervene with respect to a particular proxy matter, the Administrator is obligated to vote all proxies as set forth in the Guidelines. Where a voting matter is not specifically addressed in the Guidelines or there is a question as to the outcome, the Administrator is obligated to request additional direction from the Committee. The Administrator is obligated to maintain records of all votes received, all votes cast and other relevant information.

Information on how the Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 will be available at http://www.russell.com and on the SEC's website at http://www.sec.gov.

PORTFOLIO TURNOVER RATE. The portfolio turnover rate for the Fund is calculated by dividing the lesser of purchases or sales of portfolio securities for the particular year, by the monthly average value of the portfolio securities owned by the Fund during the past 13 months. For purposes of determining the rate, all short - term securities, including options, futures, forward contracts, and repurchase agreements, are excluded. Significant variations in the portfolio turnover rates for any Fund generally are primarily attributable to money manager changes, market volatility, and/or duration of portfolio investments.

The portfolio turnover rate for the period from January 21, 2003 (commencement of operations) to October 31, 2003 and the fiscal year ended October 31, 2004 for the Fund was 38.14% and 81.15%, respectively.

A high portfolio turnover rate generally will result in higher brokerage transaction costs and may result in higher levels of realized capital gains or losses with respect to the Fund's portfolio securities (see "Taxes").

      DISCLOSURE OF PORTFOLIO HOLDINGS The Fund maintains portfolio holdings disclosure policies that govern the timing and circumstances of disclosure to shareholders and third parties of information regarding the portfolio investments held by the Fund. These portfolio holdings disclosure policies have been approved by the Board of Trustees. Disclosure of the Fund's complete holdings is required to be made quarterly within 60 days of the end of each fiscal quarter in the Annual Report and Semi-Annual Report to Fund shareholders and in the quarterly holdings report on Form N-Q. These reports are available, free of charge, on the EDGAR database on the SEC's website at www.sec.gov. The Fund will also make these reports available on its website, www.russell.com. Disclosure of the Fund's top ten portfolio holdings as of the last day of each month will be available on the Fund's website approximately 30 calendar days after the end of such month.

      Disclosure of the Fund's portfolio holdings may only occur if such disclosure is consistent with the anti-fraud provisions of the federal securities laws and the fiduciary duties of the Fund and its adviser. Disclosure is permissible only when the Fund, as determined by the Board of Trustees, has legitimate business purposes for such disclosure and the recipients are subject to a written confidentiality agreement.

      From time to time rating and ranking organizations such as Standard & Poor's and Morningstar, Inc. may request complete portfolio holdings information in connection with rating the Fund. In order to facilitate the review of the Fund by these rating agencies, the Fund may distribute (or authorize their service providers to distribute) portfolio holdings information to such ratings agencies before their public disclosure is required or authorized, provided that
(a) the recipient does not distribute the information or results of analyses to third parties, other departments or persons who are likely to use the information for purposes of purchasing or selling the Fund shares before the information or results of analyses becomes public information and (b) the recipient is subject to a confidentiality agreement.

      Portfolio managers and other senior officers of the Fund may disclose or confirm the ownership of any individual portfolio holdings position only if such information has been previously publicly disclosed in accordance with the portfolio holdings disclosure policies. FRIMCo and the money managers may periodically distribute lists of applicable investments held by the Fund for the purpose of facilitating management of the Fund's portfolios and receipt of relevant research. FRIMCo and the money managers of the Fund may periodically distribute a list of the issuers and securities which are covered by their research department as of a particular date, but in no case will such a list identify an issuer's securities as either currently held or anticipated to be held by the Fund or identify Fund position sizes. In addition, the Fund's service providers, such as the money managers, custodian, and transfer agent, may receive portfolio holdings information in connection with their services to the Fund.

      The Chief Compliance Officer will exercise oversight of disclosures of the Fund's portfolio holdings. It is the duty of the Chief Compliance Officer to ensure that all disclosures of the portfolio holdings of the Fund are in the best interests of the Fund's shareholders. The Chief Compliance Officer is also responsible for monitoring for conflicts of interest between the interests of Fund shareholders and the interests of the Fund's investment adviser, principal underwriter, or any affiliated person of the Fund, its investment adviser or principal underwriter. Every violation of the portfolio holdings disclosure policies must be reported to the Fund's Chief Compliance Officer.

      The portfolio holdings disclosure policies may not be waived, and exceptions may not be made, without the consent of the Fund's Board of Trustees.

BROKERAGE ALLOCATIONS. Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is made either by the money manager or by FRIMCo. FRIC's arrangements with FRIMCo and the money managers provide that in executing portfolio transactions and selecting brokers or dealers, the principal objective is to seek the best execution available to the Fund. The factors that may be considered in assessing the best execution available for any transaction include the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, the reasonableness of the commission, if any and the value research services (as that term is defined in Section 28(e) of the Securities Exchange Act of 1934). In assessing whether the best overall terms have been obtained, FRIMCo and the money managers are not obligated to select the broker offering the lowest commission. Any commission, fee or other remuneration paid to an affiliated broker - dealer is paid in compliance with FRIC's procedures adopted in accordance with Rule 17e - 1 of the 1940 Act.

FRIMCo or a money manager may effect portfolio transactions for the segment of the Fund's portfolio assigned to the money manager with a broker - dealer affiliated with FRIMCo or the money manager, as well as with brokers affiliated with other money managers.

The Fund will effect transactions through Frank Russell Securities, Inc. ("FRS") and its global network of correspondent brokers.

FRS is an affiliate of FRIMCo. Trades placed through FRS and its correspondents are used to obtain either research services for FRIMCo, to assist it in its capacity as a manager of managers, to generate commission rebates to the Fund on whose behalf the trades were made or to manage trading associated with changes in managers, rebalancing across existing managers, cash flows and other portfolio transitions. For purposes of trading to obtain research services for FRIMCo or to generate commission rebates to the Fund, the Fund's money managers are requested to and FRIMCo may, with respect to transactions it places, effect transactions with or through FRS or other brokers and its correspondents or other brokers only to the extent that the Funds will receive competitive execution, price and commissions. Research services provided to FRIMCo by FRS or other brokers include performance measurement statistics, fund analytics systems and market monitoring systems. Research services will be obtained from unaffiliated third parties at market rates. Research provided to FRIMCo will benefit the Fund generating the trading activity and may also benefit other FRIC Funds and other funds and clients managed or advised by FRIMCo or its affiliates. Similarly, the Fund will benefit from research provided with respect to trading by those other funds and clients. In some cases, research may also be provided by non - affiliated brokers.

Decisions concerning the acquisition of research services by FRIMCo are approved and monitored by a FRC Soft Dollar Committee, which consists principally of employees in research and investment management roles. The committee acts as an oversight body with respect to the provision of all research services to FRIMCo using soft dollars generated by funds managed by FRC affiliates, including the Fund. In addition, the committee is charged with setting an annual soft dollar budget with respect to research purchases.

FRS or other brokers may also rebate to the Fund a portion of commissions earned on certain trading by the Fund through FRS and its correspondents in the form of commission recapture. Commission recapture is paid solely to those FRIC Funds generating the applicable trades. Commission recapture is generated on the instructions of the Soft Dollar Committee once FRIMCo's research budget has been met.

FRS retains a portion of all commissions generated, regardless of whether the trades were used to provide research services to FRIMCo or commission recapture to the Funds. Trades through FRS for transition services and manager funding (i.e. brokerage arrangements designed to reduce costs and optimize performance during the transition of Fund assets upon the hiring, termination or additional funding of a money manager) and are at ordinary and customary commission rates and do not result in commission rebates or accrued credits for the procurement of research related services.

Additionally, a money manager may independently effect transactions through FRS or a broker affiliated with the money manager or another money manager to obtain research services for its own use, including possibly research services provided by Russell/Mellon Analytical Services, Inc., an affiliate of FRIMCo. Research services provided to a money manager are required by law to benefit the Fund generating the trading activity but may also benefit other funds and clients managed or advised by the money manager. Similarly, the Funds may benefit from research services provided with respect to trading by those other funds and clients.

BROKERAGE COMMISSIONS. During the period from January 21, 2003 (commencement of operations) to October 31, 2003 and the fiscal year ended October 31, 2004, the total brokerage commissions paid by the Fund was $64,840 and $43,885, respectively.

During the fiscal year ended October 31, 2004, none of the brokerage commissions of the Fund were directed to brokers who provided research services to FRIMCo. The research services included industry and company analysis, portfolio strategy reports, economic analysis, and statistical data pertaining to the capital markets.

Gross brokerage commissions received by affiliated broker/dealers from affiliated and non - affiliated money managers for the period from January 21, 2003 (commencement of operations) to October 31, 2003 and the fiscal year ended October 31, 2004 from portfolio transactions effected for the Fund, were as follows:

                                                2004                          2003
---------------------------------------------------------------------------------------------
                                                     PERCENT OF                    PERCENT OF
                                                       TOTAL                         TOTAL
AFFILIATED BROKER/DEALER             COMMISSIONS    COMMISSIONS    COMMISSIONS    COMMISSIONS
------------------------             -----------    -----------    -----------    -----------
Frank Russell Securities               $3,833          0.09%         $49,264         0.70%

The percentage of total affiliated transactions (relating to trading activity) to total transactions during the fiscal year ended October 31, 2004 for the Fund was 0.09%.

During the fiscal year ended October 31, 2004, the Fund purchased securities issued by the following regular brokers or dealers as defined by Rule 10b-1 of the 1940 Act, each of which is one of the Fund's ten largest brokers or dealers by dollar amounts of securities executed or commissions received on behalf of the Funds. The value of broker dealer securities held as of October 31, 2004, was as follows: $315,800 with respect to Goldman Sachs and Co.

At October 31, 2004, the Fund did not have any holding in its following remaining top 9 broker dealers:

       Credit Suisse First Boston Corporation
       Deutsche Bank Securities, Inc.
       Merrill  Lynch Pierce Fenner & Smith
       Investment Technology Group, Inc.
       Jefferies Company, Inc.
       Lehman Brothers, Inc.
       Morgan Stanley Co., Inc.
       USB AG London
       Citigroup Global Markets Inc.

            INVESTMENT RESTRICTIONS, POLICIES AND CERTAIN INVESTMENTS

The Fund's investment objective is "fundamental." A fundamental investment objective may only be changed with the approval of a majority of the Fund's shareholders. Certain investment policies and restrictions may be "non-fundamental," which means that they may be changed without the approval of a majority of the Fund's shareholders. The vote of a majority of the outstanding voting securities of the Fund means the vote of the lesser of (a) 67% or more of the voting securities of the Fund present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy; or (b) more than 50% of the outstanding voting securities of the Fund. Other policies and restrictions may be changed by the Fund without shareholder approval. The Fund's investment objectives are set forth in the Prospectus.

INVESTMENT RESTRICTIONS. The Fund is subject to the following fundamental investment restrictions. Unless otherwise noted, these restrictions apply at the time an investment is being made.

THE FUND MAY NOT:

       1. Purchase securities if, as a result of such purchase, the Fund's investments would be concentrated, within the meaning of the 1940 Act, in securities of issuers in a particular industry or group of industries. Investments in other investment companies shall not be considered an investment in any particular industry or group of industries for purposes of this investment restriction. This investment restriction shall not apply to securities issued or guaranteed by the U.S. government or any of its agencies or instrumentalities or securities of other investment companies.

       2. Purchase or sell real estate; provided that the Fund may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.

       3. Purchase or sell commodities except that the Fund may purchase or sell currencies, may enter into futures contracts on securities, currencies and other indices or any other financial instruments, and may purchase and sell options on such futures contracts.

       4. Borrow money, except that the Fund may borrow money to the extent permitted by the 1940 Act, or to the extent permitted by any exemptions therefrom which may be granted by the SEC.

       5. Act as an underwriter except to the extent the Fund may be deemed to be an underwriter when disposing of securities it owns or when selling its own shares.

       6. Make loans to other persons except (a) through the lending of its portfolio securities, (b) through the purchase of debt securities, loan participations and/or engaging in direct corporate loans in accordance with its investment objectives and policies, (c) to the extent the entry into a repurchase agreement is deemed to be a loan, or (d) to affiliated investment companies to the extent permitted by the 1940 Act or any exemptions therefrom that may be granted by the SEC.

       7. Issue securities senior to the Fund's presently authorized shares of beneficial interest except that this restriction shall not be deemed to prohibit the Fund from (a) making any permitted borrowings, loans, mortgages or pledges, (b) entering into options, futures contracts, forward contracts, repurchase transactions, or reverse repurchase transactions, or (c) making short sales of securities to the extent permitted by the 1940 Act and any rule or order thereunder.

With regard to investment restriction 1, above, the staff of the SEC has taken the position that a fund is concentrated if it invests 25% or more of the value of its total assets in any one industry or group of industries. With regard to investment restriction 4, above, this restriction applies constantly and not only at the time a borrowing is made.

With regards to investment restriction 6, above, each Fund may lend its portfolio securities in an amount not to exceed 33 1/3% of total fund assets. The Funds may invest without limit in repurchase agreements so long as they abide by their investment objective, investment restrictions, and all 1940 Act requirements, including diversification requirements. Loans to affiliated investment companies are not presently permitted by the 1940 Act in the absence of an exemption from the SEC.

The Fund is also subject to the following non - fundamental investment restriction (one that can be changed by the Trustees without shareholder approval). Unless otherwise noted, this restriction applies at the time an investment is being made.

      No Fund may borrow money for purposes of leveraging or investment.

Under the 1940 Act, the Fund is presently permitted to borrow up to 5% of its total assets from any person for temporary purposes, and may also borrow from banks, provided that if borrowings exceed 5%, the Fund must have assets totaling at least 300% of the borrowing when the amount of the borrowing is added to the company's other assets. Put another way, an investment company may borrow, in the aggregate, from banks and others, amounts up to one-third (33 1/3%) of its total assets (including those assets represented by the borrowing).

A Fund may, from time to time, take temporary defensive positions that are inconsistent with the Fund's principal investment strategies in attempting to respond to adverse market, economic, political or other conditions. During these times, a Fund may invest up to 100% of its assets in cash or cash equivalents, shares of money market mutual funds, commercial paper, zero coupon bonds, repurchase agreements, and other securities FRIMCo believes to be consistent with the Fund's best interests. During a period in which the Fund takes a temporary defensive position, the Fund may not achieve its investment objective.

INVESTMENT POLICIES.

The investment objective and principal investment strategies for the Fund are provided in its Prospectus. The following tables illustrate the investments that the Fund primarily invests in or is permitted to invest in. The Fund may not invest in all of the investments listed below. Additionally, during its Guarantee Period, the RMMPP Fund is not permitted by the terms of the Financial Guarantee Agreement executed in connection with the financial guarantee insurance policy obtained by the Fund to invest in all the securities and utilize all the techniques described below and in the Prospectus.

                                  MULTI-MANAGER
                                    PRINCIPAL
      TYPE OF PORTFOLIO             PROTECTED
           SECURITY                    FUND
           --------                    ----
Common stocks.................          X
Common stock equivalents
  (warrants)..................
  (options)...................
  (convertible debt
  securities).................
  (depository receipts).......          X
Preferred stocks..............          X
Equity derivative securities..          X
Debt securities (below
  investment grade or junk
  bonds)......................
US government securities......          X
Municipal obligations.........
Investment company
  Securities (including ETFs).          X
Foreign securities............          X

Other Investment Practices

The Fund uses investment techniques commonly used by other mutual funds. The Glossary located at the back of this Statement describes each of the investment techniques identified below.

                                 MULTI-MANAGER
     TYPE OF PORTFOLIO        PRINCIPAL PROTECTED
         SECURITY                    FUND
         --------                    ----
Cash reserves..............            X
Repurchase agreements(1)...            X
When - issued and forward
commitment securities......
Reverse repurchase
Agreements.................            X
Lending portfolio
securities
not to exceed 33 1/3%
of total Fund assets.......            X
Illiquid securities
(limited
to 15% of the Fund's net
assets)....................            X
Forward currency
contracts..................
Write (sell) call and put
options on securities,
securities indexes and/or
foreign currencies(2)......            X
Purchase options on
securities, securities
indexes, and/or
currencies(2)..............            X
Interest rate futures
contracts, stock index
futures contracts, foreign
currency contracts and
options on futures(3)......            X
Liquidity portfolio........            X

--------------

(1) Under the 1940 Act, repurchase agreements are considered to be loans by the Fund and must be fully collateralized by collateral assets. If the seller defaults on its obligations to repurchase the underlying security, the Fund may experience delay or difficulty in exercising its rights to realize upon the security, may incur a loss if the value of the security declines and may incur disposition costs in liquidating the security.

(2) The Fund will only engage in options where the options are traded on a national securities exchange or in an over - the - counter market. The Fund may invest up to 5% of its net assets, represented by the premium paid, in call and put options. The Fund may write a call or put option to the extent that the aggregate value of all securities or other assets used to cover all such outstanding options does not exceed 25% of the value of its net assets.

(3) The Fund does not enter into any futures contracts or related options if the sum of initial margin deposits on futures contracts, related options (including options on securities, securities indexes and currencies) and premiums paid for any such related options would exceed 5% of its total assets. The Fund does not purchase futures contracts or related options if, as a result, more than one - third of its total assets would be so invested.

CASH RESERVES. The Fund at times has to sell portfolio securities in order to meet redemption requests. The selling of securities may affect the Fund's performance since securities are sold for other than investment reasons. The Fund can avoid selling its portfolio securities by holding adequate levels of cash to meet anticipated redemption requests ("cash reserves"). The cash reserves may also include cash awaiting investment or to pay expenses. The Fund intends to be fully invested at all times. To do so, FRIMCo or a money manager invests the Fund's cash reserves in short term instruments, including certain FRIC money market funds. In addition to investing in such short term investments, FRIMCo may use a hedging strategy for the Fund's cash reserves by exposing those reserves to the performance of appropriate markets by purchasing equity or fixed income securities and/or derivatives including index future contracts, index options and/or index swaps in amounts that expose the cash reserves to the performance of the relevant index. This is intended to cause the Fund to perform as though its cash reserves were actually invested in those markets while enabling the Fund to hold cash.

The Fund and its money managers may elect to invest its cash reserves in one or more of FRIC's money market funds pursuant to exemptive relief from the SEC. The relief requires that any investment of its cash reserves in affiliated money market funds will not exceed 25% of the investing Fund's total assets. Those money market funds seek to maximize current income to the extent consistent with the preservation of capital and liquidity, and the maintenance of a stable $1.00 per share net asset value by investing solely in short - term money market instruments. The Fund will invest cash reserves in one or more of FRIC's money market funds only so long as it does not adversely affect the portfolio management and operations of the money market funds and FRIC's other Funds. Those money market funds, and the FRIC Funds investing in them, treat such investments as the purchase and redemption of the money market funds' shares. Any FRIC Fund investing in a money market fund pursuant to this procedure participates equally on a pro rata basis in all income, capital gains, and net assets of the money market fund, and will have all rights and obligations of a shareholder as provided in FRIC's Master Trust Agreement, including voting rights. However, Shares of a money market fund issued to other FRIC Funds will be voted by the Trustees in the same proportion as the Shares of the money market fund that are held by shareholders that are not FRIC Funds. In addition to the advisory and administrative fees payable by the FRIC Funds to FRIMCo, each Fund that invests its cash reserves in one or more of FRIC's money market funds pursuant to the terms and conditions of an exemptive order will bear indirectly a proportionate share of that money market fund's operating expenses, which include the advisory and administrative fees that such money market fund pays to FRIMCo. Currently, the cash reserves for the RMMPP Fund are invested in FRIC's Money Market Fund or U.S. Government Money Market Fund. The aggregate annual rate of advisory and administrative fees payable to FRIMCo on the uninvested cash balances invested in the Money Market and U.S. Government Money Market Funds are 0.10% (net of fee waivers and reimbursements) and 0.25%, respectively. The SEC exemptive order requires that the Fund's Board determine that the advisory fees incurred in connection with the investment of cash reserves in affiliated money market funds are not for duplicative services. Additionally, FRIMCo may expose the cash in the cash account that is part of the Fund's equity component not used to effect short-term changes in equity exposure to the performance of appropriate equity markets, usually by use of stock index futures contracts but the fund may also use exchange traded and over-the-counter options and equity index swaps. The Fund at times has to sell portfolio securities in order to meet redemption requests. The selling of securities may affect the Fund's performance since the money manager sells the securities for other than investment reasons. The Fund can avoid selling its portfolio securities by holding adequate levels of cash to meet anticipated redemption requests.

RUSSELL 1000(R) INDEX. The Russell 1000(R) Index consists of the 1,000 largest US companies by capitalization. The Index does not include cross corporate holdings in a company's capitalization. For example, when IBM owned approximately 20% of Intel, only 80% of the total shares outstanding of Intel were used to determine Intel's capitalization. Also not included in the Index are closed - end investment companies, companies that do not file a Form 10 - K report with the SEC, foreign securities and American Depository Receipts.

The Index's composition is changed annually to reflect changes in market capitalization and share balances outstanding. These changes are expected to represent less than 1% of the total market capitalization of the Index. Changes for mergers and acquisitions are made when trading ceases in the acquirer's shares. The 1,001st largest US company by capitalization is then added to the Index to replace the acquired stock.

FRC chooses the stocks to be included in the Index solely on a statistical basis and it is not an indication that FRC or FRIMCo believes that the particular security is an attractive investment.

CERTAIN INVESTMENTS.

REPURCHASE AGREEMENTS. The Fund may enter into repurchase agreements with the seller -- a bank or securities dealer -- who agrees to repurchase the securities at the Fund's cost plus interest within a specified time (normally one day). The securities purchased by the Fund have a total value in excess of the value of the repurchase agreement and are held by the Custodian until repurchased.

REVERSE REPURCHASE AGREEMENTS. The Fund may enter into reverse repurchase agreements to meet redemption requests where the liquidation of portfolio securities is deemed by the Fund's money manager to be inconvenient or disadvantageous. A reverse repurchase agreement is a transaction whereby the Fund transfers possession of a portfolio security to a bank or broker - dealer in return for a percentage of the portfolio securities' market value. The Fund retains record ownership of the security involved including the right to receive interest and principal payments. At an agreed upon future date, the Fund repurchases the security by paying an agreed upon purchase price plus interest. Liquid assets of the Fund equal in value to the repurchase price, including any accrued interest, will be segregated on the Fund's records while a reverse repurchase agreement is in effect.

ILLIQUID SECURITIES. No more than 15% of the Fund's net assets (taken at current value) will be invested in securities, including repurchase agreements of more than seven days' duration, that are illiquid by virtue of the absence of a readily available market or because of legal or contractual restrictions on resale. In addition, the Fund will not invest more than 10% of its net assets (taken at current value) in securities of issuers which may not be sold to the public without registration under the Securities Act of 1933, as amended (the "1933 Act"). This 10% is counted towards the Fund's 15% limitation on illiquid securities. These policies do not include (1) commercial paper issued under
Section 4(2) of the 1933 Act, or (2) restricted securities eligible for resale to qualified institutional purchasers pursuant to Rule 144A under the 1933 Act that are determined to be liquid by the money managers in accordance with Board approved guidelines. These guidelines adopted by the Board for the determination of liquidity of securities take into account trading activity for such securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, the Fund's holding of that security may be illiquid. There may be undesirable delays in selling illiquid securities at prices representing their fair value.

The expenses of registration of restricted securities that are illiquid (excluding securities that may be resold by the Fund pursuant to Rule 144A, as explained in the Prospectus) may be negotiated at the time such securities are purchased by the Fund. When registration is required, a considerable period may elapse between a decision to sell the securities and the time the sale would be permitted. Thus, the Fund may not be able to obtain as favorable a price as that prevailing at the time of the decision to sell. The Fund also may acquire, through private placements, securities having contractual resale restrictions, which might lower the amount realizable upon the sale of such securities.

LENDING PORTFOLIO SECURITIES. Cash collateral received by the Fund when it lends its portfolio securities is invested in high - quality short - term debt instruments, short - term bank collective investment and money market mutual funds (including money market funds advised by FRIMCo for which FRIMCo receives a 0.10% advisory and administrative fee, net of fee waivers and reimbursements), and other investments meeting certain quality and maturity established by the Fund. Income generated from the investment of the cash collateral is first used to pay the rebate interest cost to the borrower of the securities then to pay for lending transaction costs, and then the remainder is divided between the Fund and the lending agent.

The Fund will retain most rights of beneficial ownership, including dividends, interest or other distributions on the loaned securities. Voting rights may pass with the lending. The Fund will call loans to vote proxies if a material issue affecting the investment is to be voted upon.

FRIC may incur costs or possible losses in excess of the interest and fees received in connection with securities lending transactions. Some securities purchased with cash collateral are subject to market fluctuations while a loan is outstanding. To the extent that the value of the cash collateral as invested is insufficient to return the full amount of the collateral plus rebate interest to the borrower upon termination of the loan, the Fund must immediately pay the amount of the shortfall to the borrower.

OPTIONS, FUTURES AND OTHER FINANCIAL INSTRUMENTS. The Fund may use various types of financial instruments, some of which are derivatives, to attempt to manage the risk of the Fund's investment or, in certain circumstances, for investment (e.g. as a substitute for investing in securities). These financial instruments include options, futures, forward contracts and swaps. Positions in these financial instruments, other than purchased options, expose the Fund to an obligation to another party. The Fund will not enter into any such transaction unless it owns (1) an offsetting ("covered") position in securities, currencies or other options, futures contracts or forward contracts or (2) cash or liquid assets with a value, marked to market daily, sufficient to cover their obligations to the extent not covered as provided in (1) above. The Fund will comply with SEC guidelines regarding cover for these instruments and will, if the guidelines so require, designate the prescribed amount of cash or liquid assets as segregated.

Assets used as cover or held as segregated cannot be sold while the position in the corresponding financial instrument is open unless they are replaced with other appropriate assets. As a result, the commitment of a large portion of the Fund's assets to cover or to hold as segregated could impede portfolio management or the Fund's ability to meet redemption requests or other current obligations.

Options And Futures. The Fund may purchase and sell (write) both call and put options on securities, securities indexes, and foreign currencies, and enter into interest rate, foreign currency and index futures contracts and purchase and sell options on such futures contracts for hedging purposes or to effect investment transactions consistent with the Fund's investment objective and strategies. If other types of options, futures contracts, or options on futures contracts are traded in the future, the Fund may also use those instruments, provided that FRIC's Board determines that their use is consistent with the Fund's investment objectives, and provided that their use is consistent with restrictions applicable to options and futures contracts currently eligible for use by the Fund (i.e., that written call or put options will be "covered" or "secured" and that futures and options on futures contracts will be for the purposes of hedging or effecting the Fund's permitted investment strategies, provided that initial margin and premiums required to establish such non-hedging positions will not exceed 5% of the Fund's net assets).

Options On Securities And Indexes. The Fund, except as noted above, may purchase and write both call and put options on securities and securities indexes in standardized contracts traded on foreign or national securities exchanges, boards of trade, or similar entities, or quoted on NASDAQ or on a regulated foreign or national over - the - counter market, and agreements, sometimes called cash puts, which may accompany the purchase of a new issue of bonds from a dealer. The Fund intends to treat options in respect of specific securities that are not traded on a national securities exchange and the securities underlying covered call options as not readily marketable and therefore subject to the limitations on the Fund's ability to hold illiquid securities. The

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Fund intends to purchase and write call and put options on specific securities.

Exchange listed options are issued by a regulated intermediary, such as the Options Clearing Corporation ("OCC"), which guarantees the performance of the obligations of the parties to such options. This discussion uses the OCC as an example but is also applicable to other financial intermediaries. With certain exceptions, OCC issued and exchange listed options generally settle by physical delivery of the underlying security or currency, although cash settlements may sometimes be available. Index options and Eurodollar instruments are cash settled for the net amount, if any, by which the option is "in the money" (i.e. where the value of the underlying instruments exceeds, in the case of a call option, or is less than, in the case of a put option, the exercise price of the option) at the time the option is exercised. Frequently, rather than taking or making delivery of the underlying instrument through the process of exercising the option, listed options are closed by entering into offsetting purchase or sale transactions that do not result in ownership of the new option.

The Fund's ability to close out its position as a purchaser or seller of an OCC or exchange listed put or call option is dependent, in part, upon the liquidity of the option market. If one or more exchanges decide to discontinue the trading of options (or a particular class or series of options), the relevant market for that option on that exchange would cease to exist, although outstanding options on that exchange would generally continue to be exercisable in accordance with their terms.

Over - the - counter options ("OTC Options") are purchased from or sold to securities dealers, financial institutions or other parties ("Counterparties") through a direct bilateral agreement with the Counterparty. In contrast to exchange listed options, which generally have standardized terms and performance mechanics, all the terms of an OTC Option, including such terms as method of settlement, term, exercise price, premium, guarantees and security, are set by negotiation of the parties. The staff of the SEC takes the position that OTC options and the assets used as "cover" for written OTC options are illiquid.

Unless the parties provide for it, there is no central clearing or guaranty function in an OTC Option. As a result, if the Counterparty fails to make or take delivery of the security, currency or other instrument underlying an OTC Option it has entered into with the Fund or fails to make a cash settlement payment due in accordance with the terms of that option, the Fund will lose any premium paid for the option and any anticipated benefits of the transaction. Accordingly, FRIMCo or the money manager must assess the creditworthiness of each such Counterparty or any guarantor or credit enhancement of the Counterparty's credit to determine the likelihood that the terms of the OTC Option will be satisfied. The Fund will engage in OTC Option transactions only with U.S. Government securities dealers recognized by the Federal Reserve Bank of New York as "primary dealers" or broker/dealers, domestic or foreign banks or other financial institutions that have received (or the guarantors or the obligations of which have received) a short term credit rating of A - 1 from S&P or P - 1 from Moody's or an equivalent rating from any nationally recognized statistical rating organization or, in the case of OTC currency transactions, determined to be of equivalent credit by FRIMCo the money manager for the Fund.

An option on a security (or securities index) is a contract that gives the purchaser of the option, in return for a premium, the right (but not the obligation) to buy from (in the case of a call) or sell to (in the case of a put) the writer of the option the security underlying the option at a specified exercise price at any time during the option period. The writer of an option on a security has the obligation upon exercise of the option to deliver the underlying security upon payment of the exercise price or to pay the exercise price upon delivery of the underlying security. Upon exercise, the writer of an option on an index is obligated to pay the difference between the cash value of the index and the exercise price multiplied by the specified multiplier (established by the exchange upon which the stock index is traded) for the index option. (An index is designed to reflect specified facets of a particular financial or securities market, a specified group of financial instruments or securities, or certain economic indicators.) Options on securities indexes are similar to options on specific securities except that settlement is in cash and gains and losses depend on price movements in the stock market generally (or in a particular industry or segment of the market), rather than price movements in the specific security.

The Fund may purchase a call option on securities to protect against substantial increases in prices of securities the Fund intends to purchase pending its ability or desire to purchase such securities in an orderly manner or employed as a cost-efficient alternative to acquiring the securities for which the option is intended to serve as a proxy. The Fund may purchase a put option on securities to protect holdings in an underlying or related security against a substantial decline in market value. Securities are considered related if their price movements generally correlate to one another.

The Fund will write call options and put options only if they are "covered." In the case of a call option on a security, the option is "covered" if the Fund owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or, if additional cash consideration is required, liquid assets in such amount are placed in a segregated account by the Custodian) upon conversion or exchange of other securities held by the Fund. For a call option on an index, the option is covered if the Fund maintains with the Custodian liquid assets equal to the contract value. A call option is also covered if the Fund holds a call on the same security or index as the call written where the exercise price of the call held is (1) equal to or less than the exercise price of the call written, or (2) greater than the exercise price of the call written, provided the difference is maintained by the Fund in liquid assets in a segregated account with the Custodian. A put option on a security or an index is "covered" if the Fund maintains liquid assets equal to the exercise price in a segregated account with the Custodian. A put option is also covered if the Fund holds a put on the same security or index as the put written where the exercise price of the put held is (1) equal to or greater than the exercise price of the put written, or (2) less than the exercise price of the put written, provided the difference is maintained by the Fund in liquid assets in a segregated account with the Custodian.

If an option written by the Fund expires, the Fund realizes a capital gain equal to the premium received at the time the option was written. If an option purchased by the Fund expires unexercised, the Fund realizes a capital loss (long or short - term depending on whether the Fund's holding period for the option is greater than one year) equal to the premium paid.

To close out a position when writing covered options, the Fund may make a "closing purchase transaction," which involves purchasing an option on the same security with the same exercise price and expiration date as the option which it previously wrote on the security. To close out a position as a purchaser of an option, the Fund may make a "closing sale transaction," which involves liquidating the Fund's position by selling the option previously purchased. The Fund will realize a profit or loss from a closing purchase or sale transaction depending upon the difference between the amount paid to purchase an option and the amount received from the sale thereof.

Prior to the earlier of exercise or expiration, an option may be closed out by an offsetting purchase or sale of an option of the same series (type, exchange, underlying security or index, exercise price and expiration). There can be no assurance, however, that a closing purchase or sale transaction can be affected when the Fund desires.

The Fund will realize a capital gain from a closing transaction on an option it has written if the cost of the closing option is less than the premium received from writing the option, or, if it is more, the Fund will realize a capital loss. If the premium received from a closing sale transaction is more than the premium paid to purchase the option, the Fund will realize a capital gain or, if it is less, the Fund will realize a capital loss. With respect to closing transactions on purchased options, the capital gain or loss realized will be short or long - term depending on the holding period of the option closed out. The principal factors affecting the market value of a put or a call option include supply and demand, interest rates, the current market price of the underlying security or index in relation to the exercise price of the option, the volatility of the underlying security or index, and the time remaining until the expiration date.

The premium paid for a put or call option purchased by the Fund is an asset of the Fund. The premium received for an option written by the Fund is recorded as a liability. The value of an option purchased or written is marked - to - market daily and is valued at the closing price on the exchange on which it is traded or, if not traded on an exchange or no closing price is available, at the mean between the last bid and asked prices.

Risks Associated With Options On Securities And Indexes. There are several risks associated with transactions in options on securities and on indexes. For example, there are significant differences between the securities and options markets that could result in an imperfect correlation between these markets, causing a given transaction not to achieve its objectives. A decision as to whether, when and how to use options involves the exercise of skill and judgment, and even a well - conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.

If a put or call option purchased by the Fund is not sold when it has remaining value, and if the market price of the underlying security, in the case of a put, remains equal to or greater than the exercise price or, in the case of a call, remains less than or equal to the exercise price, the Fund will lose its entire investment (i.e., the premium paid) on the option. Also, where a put or call option on a particular security is purchased to hedge against price movements in a related security, the price of the put or call option may move more or less than the price of the related security.

There can be no assurance that a liquid market will exist when the Fund seeks to close out an option position. If the Fund were unable to close out an option that it had purchased on a security, it would have to exercise the option in order to realize any profit or the option may expire worthless. If the Fund were unable to close out a covered call option that it had written on a security, it would not be able to sell the underlying security unless the option expired without exercise.

As the writer of a covered call option, the Fund forgoes, during the option's life, the opportunity to profit from increases in the market value of the underlying security above the exercise price, but, as long as its obligation as a writer continues, has retained a risk of loss should the price of the underlying security decline. Where the Fund writes a put option, it is exposed during the term of the option to a decline in the price of the underlying security.

If trading were suspended in an option purchased by the Fund, the Fund would not be able to close out the option. If restrictions on exercise were imposed, the Fund might be unable to exercise an option it has purchased. Except to the extent that a call option on an index written by the Fund is covered by an option on the same index purchased by the Fund, movements in the index may result in a loss to the Fund; however, such losses may be mitigated by changes in the value of the Fund's securities during the period the option was outstanding.

Futures Contracts And Options On Futures Contracts. The Fund may invest in interest rate futures contracts, foreign currency futures contracts, or stock index futures contracts, and options thereon that are traded on a US or foreign exchange or board of trade or over - the - counter. An interest rate, foreign currency or index futures contract provides for the future sale by one party and purchase by another party of a specified quantity of financial instruments (such as GNMA certificates or Treasury bonds) or foreign currency or the cash value of an index at a specified price at a future date. A futures contract on an index (such as the S&P 500) is an agreement between two parties (buyer and seller) to take or make delivery of an amount of cash equal to the difference between the value of the index at the close of the last trading day of the contract and the price at which the index contract was originally written. In the case of futures contracts traded on US exchanges, the exchange itself or an affiliated clearing corporation assumes the opposite side of each transaction (i.e., as buyer or seller). A futures contract may be satisfied or closed out by delivery or purchase, as the case may be, of the financial instrument or by payment of the change in the cash value of the index. Although the value of an index may be a function of the value of certain specified securities, no physical delivery of these securities is made. A public market exists in futures contracts covering several indexes as well as a number of financial instruments and foreign currencies. For example: the S&P 500; the Russell 2000(R); Nikkei 225; CAC - 40; FT - SE 100; the NYSE composite; US Treasury bonds; US Treasury notes; GNMA Certificates; three - month US Treasury bills; Eurodollar certificates of deposit; the Australian Dollar; the Canadian Dollar; the British Pound; the German Mark; the Japanese Yen; the French Franc; the Swiss Franc; the Mexican Peso; and certain multinational currencies, such as the European Currency Unit ("ECU"). It is expected that other futures contracts will be developed and traded in the future.

Frequently, using futures to affect a particular strategy instead of using the underlying or related security or index will result in lower transaction costs being incurred.

The Fund may also purchase and write call and put options on futures contracts. Options on futures contracts possess many of the same characteristics as options on securities and indexes (discussed above). A futures option gives the holder the right, in return for the premium paid, to assume a long position (in the case of a call) or short position (in the case of a put) in a futures contract at a specified exercise price at any time during the period of the option. Upon exercise of a call option, the holder acquires a long position in the futures contract and the writer is assigned the opposite short position. In the case of a put option, the opposite is true. An option on a futures contract may be closed out (before exercise or expiration) by an offsetting purchase or sale of an option on a futures contract of the same series.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures contract or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, certain of these instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent the Fund from liquidating an unfavorable position and the Fund would remain obligated to meet margin requirements until the position is closed.

The Fund will only enter into futures contracts or options on futures contracts which are standardized and traded on a US or foreign exchange or board of trade, or similar entity, or quoted on an automated quotation system. The Fund will enter into a futures contract only if the contract is "covered" or if the Fund at all times maintains with its custodian liquid assets equal to or greater than the fluctuating value of the contract (less any margin or deposit). The Fund will write a call or put option on a futures contract only if the option is "covered." For a discussion of how to cover a written call or put option, see "Options on Securities and Indexes" above.

The Fund may enter into futures contracts and options on futures contracts for "bona fide hedging" purposes, as defined under the rules of the Commodity Futures Trading Commission (the "CFTC"). The Fund may also enter into futures contracts and options on futures contracts for non-hedging purposes provided the aggregate initial margin and premiums required to establish such non-hedging positions will not exceed 5% of the Fund's net assets.

As long as required by regulatory authorities, the Fund will limit its use of futures contracts and options on futures contracts to hedging transactions and, within such 5% limits, to effect investment transactions consistent with the Fund's investment objective and strategies. For example, the Fund might use futures contracts to hedge against anticipated changes in interest rates that might adversely affect either the value of the Fund's securities or the price of the securities which the Fund intends to purchase. Additionally, the Fund may use futures contracts to create equity exposure for its cash reserves for liquidity purposes.

When a purchase or sale of a futures contract is made by the Fund, the Fund is required to deposit with the Custodian (or broker, if legally permitted) a specified amount of cash or US government securities ("initial margin"). The margin required for a futures contract is set by the exchange on which the contract is traded and may be modified during the term of the contract. The initial margin is in the nature of a performance bond or good faith deposit on the futures contract which is returned to the Fund upon termination of the contract, assuming all contractual obligations have been satisfied. The Fund expects to earn interest income on its initial margin deposits.

A futures contract held by the Fund is valued daily at the official settlement price of the exchange on which it is traded. Each day the Fund pays or receives cash, called "variation margin," equal to the daily change in value of the futures contract. This process is known as "marking to market." Variation margin does not represent a borrowing or loan by the Fund, but is instead a settlement between the Fund and the broker of the amount one would owe the other if the futures contract expired. In computing daily net asset value, the Fund will mark
- to - market its open futures positions.

The Fund is also required to deposit and maintain margin with respect to put and call options on futures contracts written by it. Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.

Although some futures contracts call for making or taking delivery of the underlying securities, generally these obligations are closed out prior to delivery by offsetting purchases or sales of matching futures contracts (same exchange, underlying security or index, and delivery month). If an offsetting purchase price is less than the original sale price, the Fund realizes a capital gain, or if it is more, the Fund realizes a capital loss. Conversely, if an offsetting sale price is more than the original purchase price, the Fund realizes a capital gain, or if it is less, the Fund realizes a capital loss. The transaction costs must also be included in these calculations.

Limitations On Use Of Futures And Options On Futures Contracts. The Fund will not enter into a futures contract or futures option contract for purposes other than hedging if, immediately thereafter, the aggregate initial margin deposits relating to such positions plus premiums paid by it for open futures option positions, less the amount by which any such options are "in - the - money," would exceed 5% of the Fund's total assets. A call option is "in - the - money" if the value of the futures contract that is the subject of the option exceeds the exercise price. A put option is "in - the - money" if the exercise price exceeds the value of the futures contract that is the subject of the option.

When purchasing a futures contract, the Fund will maintain (and mark - to - market on a daily basis) liquid assets that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract. Alternatively, the Fund may "cover" its position by purchasing a put option on the same futures contract with a strike price equal to or higher than the price of the contract held by the Fund.

When selling a futures contract, the Fund will maintain (and mark - to - market on a daily basis) liquid assets that, when added to the amount deposited with a futures commission merchant as margin, are equal to the market value of the instruments underlying the contract. Alternatively, the Fund may "cover" its position by owning the instruments underlying the contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Fund to purchase the same futures contract at a price no higher than the price of the contract written by the Fund (or at a higher price if the difference is maintained in segregated liquid assets).

When selling a call option on a futures contract, the Fund will maintain (and mark - to - market on a daily basis) liquid assets that, when added to the amounts deposited with a futures commission merchant as margin, equal the total market value of the futures contract underlying the call option. Alternatively, the Fund may "cover" its position by entering into a long position in the same futures contract at a price no higher than the strike price of the call option, by owning the instruments underlying the futures contract, or by holding a separate call option permitting the Fund to purchase the same futures contract at a price not higher than the strike price of the call option sold by the Fund.

When selling a put option on a futures contract, the Fund will maintain (and mark - to - market on a daily basis) liquid assets that equal the purchase price of the futures contract, less any margin on deposit. Alternatively, the Fund may "cover" the position either by entering into a short position in the same futures contract, or by owning a separate put option permitting it to sell the same futures contract so long as the strike price of the purchased put option is the same or higher than the strike price of the put option sold by the Fund.

The Fund is limited in entering into futures contracts and options on futures contracts to positions which constitute "bona fide hedging" positions within the meaning and intent of applicable CFTC rules and, with respect to positions for non-hedging purposes, to positions for which the aggregate initial margins and premiums will not exceed 5% of the net assets of the Fund.

The requirements for qualification as a regulated investment company also may limit the extent to which the Fund may enter into futures, options on futures contracts or forward contracts. See "Taxation."

Risks Associated With Futures And Options On Futures Contracts. There are several risks associated with the use of futures and options on futures contracts as hedging techniques. A purchase or sale of a futures contract may result in losses in excess of the amount invested in the futures contract. There can be no guarantee that there will be a correlation between price movements in the hedging vehicle and in the portfolio securities being hedged. In addition, there are significant differences between the securities and futures markets that could result in an imperfect correlation between the markets, causing a given hedge not to achieve its objectives. The degree of imperfection of correlation depends on circumstances such as variations in speculative market demand for futures and options on futures contracts on securities, including technical influences in futures trading and options on futures contracts, and differences between the financial instruments being hedged and the instruments underlying the standard contracts available for trading in such respects as interest rate levels, maturities and creditworthiness of issuers. An incorrect correlation could result in a loss on both the hedged securities in a Fund and the hedging vehicle so that the portfolio return might have been greater had hedging not been attempted. A decision as to whether, when and how to hedge involves the exercise of skill and judgment, and even a well - conceived hedge may be unsuccessful to some degree because of market behavior or unexpected interest rate trends.

Futures exchanges may limit the amount of fluctuation permitted in certain futures contract prices during a single trading day. The daily limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day's settlement price at the end of the current trading session. Once the daily limit has been reached in a futures contract subject to the limit, no more trades may be made on that day at a price beyond that limit. The daily limit governs only price movements during a particular trading day and therefore does not limit potential losses because the limit may work to prevent the liquidation of unfavorable positions. For example, futures prices have occasionally moved to the daily limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of positions and subjecting some holders of futures contracts to substantial losses.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures or a futures option position. Most futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single day; once the daily limit has been reached on a particular contract, no trades may be made that day at a price beyond that limit. In addition, certain of these instruments are relatively new and without a significant trading history. As a result, there is no assurance that an active secondary market will develop or continue to exist. Lack of a liquid market for any reason may prevent the Fund from liquidating an unfavorable position and the Fund would remain obligated to meet margin requirements until the position is closed.

Index Swap Agreements. The RMMPP Fund may enter into index swap agreements as an additional hedging strategy for cash reserves held by the Fund or to effect investment transactions consistent with the Fund's investment objective and strategies. Swap agreements are two party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard swap transaction, the two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular investments or instruments. The returns to be exchanged between the parties are calculated with respect to a "notional amount" (i.e. a specified dollar amount that is hypothetically invested in a "basket" of securities representing a particular index).

Under most swap agreements entered into by the Fund, the parties' obligations are determined on a "net basis." Consequently, the Fund's obligations or rights under a swap agreement will generally be equal only to a net amount based on the relative values of the positions held by each party. The Fund's obligations under a swap agreement will be accrued daily (offset against any amounts owing to the Fund) and any accrued but unpaid net amounts owed to a swap counterparty will be covered by segregating cash or other liquid assets to avoid any potential leveraging of the Fund's portfolio. The Fund will not enter into a swap agreement with any single party if the net amount owned or to be received ender existing contracts with that party would exceed 5% of the Fund's assets.

The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting as both principals and agents using standardized swap documentation. As a result, the swap market has become relatively liquid.

The Fund may not receive the expected amount under a swap agreement if the other party to the agreement defaults or becomes bankrupt. The market for swap agreements is relatively new and is largely unregulated. The Fund will only enter into swap agreements only with counterparties that would be eligible for consideration as repurchase agreement counterparties under the Fund's repurchase agreement guidelines.

Interest Rate Swaps. The RMMPP Fund may enter into interest rate swaps, on either an asset - based or liability - based basis, depending on whether they are hedging their assets or their liabilities, and will usually enter into interest rate swaps on a net basis, i.e., the two payment streams are netted out, with the Fund receiving or paying, as the case may be, only the net amount of the two payments. When the Fund engages in an interest rate swap, it exchanges its obligations to pay or rights to receive interest payments for the obligations or rights to receive interest payments of another party (i.e., an exchange of floating rate payments for fixed rate payments). The Fund expects to enter into these transactions primarily to preserve a return or spread on a particular investment or portion of their portfolios or to protect against any increase in the price of securities they anticipate purchasing at a later date. Inasmuch as these hedging transactions are entered into for good faith hedging purposes, the money managers and the Fund believes such obligations do not constitute senior securities and, accordingly, will not treat them as being subject to the Fund's borrowing restrictions. The net amount of the excess, if any, of the Fund's obligations over their entitlements with respect to each interest rate swap will be accrued on a daily basis and an amount of cash or liquid high - grade debt securities having an aggregate net asset value at least equal to the accrued excess will be maintained in a segregated account by the Fund's custodian. To the extent that the Fund enters into interest rate swaps on other than a net basis, the amount maintained in a segregated account will be the full amount of the Fund's obligations, if any, with respect to such interest rate swaps, accrued on a daily basis. The Fund will not enter into any interest rate swaps unless the unsecured senior debt or the claims - paying ability of the other party thereto is rated in the highest rating category of at least one nationally recognized rating organization at the time of entering into such transaction. If there is a default by the other party to such a transaction, the Fund will have contractual remedies pursuant to the agreement related to the transaction. The swap market has grown substantially in recent years with a large number of banks and investment banking firms acting both as principals and as agents utilizing standardized swap documentation. As a result, the swap market has become relatively liquid.

The use of interest rate swaps is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If a money manager using this technique is incorrect in its forecast of market values, interest rates and other applicable factors, the investment performance of the Fund would diminish compared to what it would have been if this investment technique was not used.

The Fund may only enter into interest rate swaps to hedge its portfolio. Interest rate swaps do not involve the delivery of securities or other underlying assets or principal. Accordingly, the risk of loss with respect to interest rate swaps is limited to the net amount of interest payments that the Fund is contractually obligated to make. If the other party to an interest rate swap defaults, the Fund's risk of loss consists of the net amount of interest payments that the Fund is contractually entitled to receive. Since interest rate swaps are individually negotiated, the Fund expects to achieve an acceptable degree of correlation between their rights to receive interest on their portfolio securities and their rights and obligations to receive and pay interest pursuant to interest rate swaps.

Additional Risks Of Options On Securities, Futures Contracts, Options On Futures Contracts, And Forward Currency Exchange Contract And Options Thereon. Options on securities, futures contracts, options on futures contracts, currencies and options on currencies may be traded on foreign exchanges. Such transactions may not be regulated as effectively as similar transactions in the United States; may not involve a clearing mechanism and related guarantees, and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions also could be adversely affected by (1) other complex foreign, political, legal and economic factors, (2) lesser availability than in the United States of data on which to make trading decisions, (3) delays in the Fund's ability to act upon economic events occurring in foreign markets during non - business hours in the United States,
(4) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (5) lesser trading volume.

HEDGING STRATEGIES. The RMMPP Fund may use equity or fixed income securities and derivatives such as index futures contracts, futures options, exchange traded and over - the - counter options and/or index or interest rate swaps as hedging strategies for cash reserves held by the Fund. For example: cash reserves are exposed to the performance of appropriate markets through the performance of index futures contracts. As a result, the Fund will realize gains or losses based on the performance of the appropriate market corresponding to the relevant indexes for which futures contracts have been purchased. Thus, the Fund's cash reserves will always be fully exposed to the performance of appropriate markets.

Financial futures contracts may be used by the RMMPP Fund as a hedge during or in anticipation of adverse market events. For example: if interest rates were anticipated to rise, financial futures contracts would be sold (short hedge) which would have an effect similar to selling bonds. Once interest rates increase, fixed - income securities held in the Fund's portfolio would decline, but the futures contract value would decrease, partly offsetting the loss in value of the fixed - income security by enabling the Fund to repurchase the futures contract at a lower price to close out the position.

The Fund may purchase a put and/or sell a call option on a stock index futures contract instead of selling a futures contract in anticipation of an equity market decline. Purchasing a call and/or selling a put option on a stock index futures contract is used instead of buying a futures contract in anticipation of an equity market advance, or to temporarily create an equity exposure for cash reserves until those balances are invested in equities. Options on financial futures are used in a similar manner in order to hedge portfolio securities against anticipated market changes.

Risk Associated with Hedging Strategies. There are certain investment risks in using futures contracts and/or options as a hedging technique. One risk is the imperfect correlation between price movement of the futures contracts or options and the price movement of the portfolio securities, stock index or currency subject of the hedge. There is no assurance that the price of taxable securities will move in a similar manner to the price of tax exempt securities. Another risk is that a liquid secondary market may not exist for a futures contract causing the Fund to be unable to close out the futures contract thereby affecting the Fund's hedging strategy.

In addition, foreign currency options and foreign currency futures involve additional risks. Such transactions may not be regulated as effectively as similar transactions in the United States; may not involve a clearing mechanism and related guarantees; and are subject to the risk of governmental actions affecting trading in, or the prices of, foreign securities. The value of such positions could also be adversely affected by (1) other complex foreign, political, legal and economic factors, (2) lesser availability than in the United States of data on which to make trading decisions, (3) delays in the Fund's ability to act upon economic events occurring in foreign markets during non - business hours in the United States, (4) the imposition of different exercise and settlement terms and procedures and margin requirements than in the United States, and (5) lesser trading volume.

DEPOSITORY RECEIPTS. The Fund may hold securities of foreign issuers in the form of American Depository Receipts ("ADRs"). These securities may not necessarily be denominated in the same currency as the securities for which they may be exchanged. ADRs typically are issued by an American bank or trust company and evidence ownership of underlying securities issued by a foreign corporation. Generally, ADRs in registered form are designed for use in United States securities markets. For purposes of the Fund's investment policies, the Fund's investments in ADRs will be deemed to be investments in the equity securities representing securities of foreign issuers into which they may be converted.

ADR facilities may be established as either "unsponsored" or "sponsored." While ADRs issued under these two types of facilities are in some respects similar, there are distinctions between them relating to the rights and obligations of ADR holders and the practices of market participants. A depository may establish an unsponsored facility without participation by (or even necessarily the acquiescence of) the issuer of the deposited securities, although typically the depository requests a letter of non - objection from such issuer prior to the establishment of the facility. Holders of unsponsored ADRs generally bear all the costs of such facilities. The depository usually charges fees upon the deposit and withdrawal of the deposited securities, the conversion of dividends into US dollars, the disposition of non - cash distributions, and the performance of other services. The depository of an unsponsored facility frequently is under no obligation to distribute shareholder communications received from the issuer of the deposited securities or to pass through voting rights to ADR holders with respect to the deposited securities. Sponsored ADR facilities are created in generally the same manner as unsponsored facilities, except that the issuer of the deposited securities enters into a deposit agreement with the depository. The deposit agreement sets out the rights and responsibilities of the issuer, the depository and the ADR holders. With sponsored facilities, the issuer of the deposited securities generally will bear some of the costs relating to the facility (such as dividend payment fees of the depository), although ADR holders continue to bear certain other costs (such as deposit and withdrawal fees). Under the terms of most sponsored arrangements, depositories agree to distribute notices of shareholder meetings and voting instructions, and to provide shareholder communications and other information to the ADR holders at the request of the issuer of the deposited securities. The Fund may invest in sponsored and unsponsored ADRs.

ETFS OR EXCHANGE TRADED FUNDS. The Fund may invest in shares of open-end mutual funds or unit investment trusts that are traded on a stock exchange, called exchange-traded funds or ETFs. Typically, an ETF seeks to track the performance of an index, such as the S&P 500 or the NASDAQ 100, by holding in its portfolio either the same securities that comprise the index, or a representative sample of the index. Investing in an ETF will give a fund exposure to the securities comprising the index on which the ETF is based, and the Fund will gain or lose value depending on the performance of the index. ETFs have expenses, including advisory and administrative fees paid by ETF shareholders, and, as a result, an investor in the Fund is subject to a duplicate level of fees if the Fund invests in ETFs.

Unlike shares of typical mutual funds or unit investment trusts, shares of ETFs are bought and sold based on market values throughout each trading day, and not at net asset value. For this reason, shares could trade at either a premium or discount to net asset value. Currently, the Fund intends to invest only in ETFs that track equity market indices. The portfolios held by these ETFs are publicly disclosed on each trading day, and an approximation of actual net asset value is disseminated throughout the trading day. Because of this transparency, the trading prices of these index-based ETFs tend to closely track the actual net asset value of the underlying portfolios. If available, the Fund may invest in ETFs that are based on fixed income indices, or that are actively managed. Actively managed ETFs will likely not have the transparency of index based ETFs, and therefore, may be more likely to trade at a discount or premium to actual net asset values. If an ETF held by the Fund trades at a discount to net asset value, the Fund could lose money even if the securities in which the ETF invests go up in value.

COMMON STOCKS. Common stocks are shares of a corporation or other entity that entitle the holder to a pro rata share of the profits of the corporation, if any, without preference over any other shareholder or class of shareholders, including holders of the entity's preferred stock and other senior equity. Common stock usually carries with it the right to vote and frequently an exclusive right to do so.

PREFERRED STOCKS. Preferred stocks are shares of a corporation or other entity that pay dividends at a specified rate and have precedence over common stock in the payment of dividends. If the corporation or other entity is liquidated or declares bankruptcy, the claims of owners of preferred stock will have precedence over the claims of owners of common stock, but not over the claims of owners of bonds. Some preferred stock dividends are non-cumulative, but some are "cumulative," meaning that they require that all or a portion of prior unpaid dividends be paid to preferred stockholders before any dividends are paid to common stockholders. Certain preferred stock dividends are "participating" and include an entitlement to a dividend exceeding the specified dividend rate in certain cases. Investments in preferred stocks carry many of the same risks as investments in common stocks and debt securities.

CONVERTIBLE SECURITIES. Convertible debt securities and preferred stock entitle the holder to acquire the issuer's common stock by exchange or purchase for a predetermined rate. Convertible securities can be bonds, note, debentures, preferred stock or other securities which are convertible into common stock. Convertible securities are subject both to the credit and interest rate risks associated with fixed income securities and to the stock market risk associated with equity securities. Convertible securities rank senior to common stocks in a corporation's capital structure. They are consequently of higher quality and entail less risk than the corporation's common stock, although the extent to which such risk is reduced depends in large measure upon the degree to which the convertible security sells above its value as a fixed income security. The Fund may purchase convertible securities rated Ba or lower by Moody's Investors Service, Inc. ("Moody's") or BB or lower by Standard & Poor's Ratings Group ("S&P") and may also purchase non-rated securities considered by the manager to be of comparable quality. Although the Fund selects these securities primarily on the basis of their equity characteristics, investors should be aware that debt securities rated in these categories are considered high risk securities; the rating agencies consider them speculative, and payment of interest and principal is not considered well assured. To the extent that such convertible securities are acquired by the Fund, there is a greater risk as to the timely payment of the principal of, and timely payment of interest or dividends on, such securities than in the case of higher rated convertible securities.

REAL ESTATE INVESTMENT TRUSTS. The Fund may invest in equity real estate investment trusts ("REITs"). REITs are entities which either own properties or make construction or mortgage loans. Equity REITs own real estate directly and the value of, and income earned by, the trust depends upon the income of the underlying properties and the rental income they earn. Equity REITs can also realize capital gains by selling properties that have appreciated in value. The Fund's investments in REITs are subject to the risks associated with particular properties and with the real estate market in general, including the risks of a general downturn in real estate values. The value of securities issued by REITs are affected by tax and regulatory requirements and by perceptions of management skill. The Fund's investments in REITs is also subject to heavy cash flow dependency, defaults by borrowers or tenants, self-liquidation, the possibility of failing to qualify for tax-free status under the Internal Revenue Code of 1986, as amended (the "Code"), and failing to maintain exemption from the 1940 Act. By investing in REITs indirectly through the Fund, a shareholder will bear expenses of the REITs in addition to expenses of the Fund.

COMMERCIAL PAPER. Commercial paper consists of short-term (usually 1 to 270 days) unsecured promissory notes issued by corporations in order to finance their current operations. A variable amount master demand note (which is a type of commercial paper) represents a direct borrowing arrangement involving periodically fluctuating rates of interest under a letter agreement between a commercial paper issuer and an institutional lender, such as the Fund pursuant to which the lender may determine to invest varying amounts. Transfer of such notes is usually restricted by the issuer, and there is no secondary trading market for such notes.

US GOVERNMENT OBLIGATIONS. The types of US government obligations the Fund may purchase include: (1) a variety of US Treasury obligations which differ only in their interest rates, maturities and times of issuance: (a) US Treasury bills at time of issuance have maturities of one year or less, (b) US Treasury notes at time of issuance have maturities of one to ten years and (c) US Treasury bonds at time of issuance generally have maturities of greater than ten years; (2) obligations issued or guaranteed by US government agencies and instrumentalities and supported by any of the following: (a) the full faith and credit of the US Treasury (such as Government National Mortgage Association participation certificates), (b) the right of the issuer to borrow an amount limited to a specific line of credit from the US Treasury, (c) discretionary authority of the US government agency or instrumentality or (d) the credit of the instrumentality (examples of agencies and instrumentalities are: Federal Land Banks, Farmers Home Administration, Central Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Home Loan Banks and Federal National Mortgage Association). No assurance can be given that the US government will provide financial support to such US government agencies or instrumentalities described in (2)(b), (2)(c) and
(2)(d) in the future, other than as set forth above, since it is not obligated to do so by law. Accordingly, such US government obligations may involve risk of loss of principal and interest. The Fund may invest in fixed - rate and floating or variable rate US government obligations. The Fund may purchase US government obligations on a forward commitment basis.

STRIPS. The Fund may invest in STRIPS (Separate Trading of Registered Interest and Principal of Securities). STRIPS are created by separating the interest and principal components of an outstanding U.S. Treasury or agency note or bond and selling them as individual securities. STRIPS generally trade like zero coupon securities, which do not pay interest periodically but accrue interest until maturity. STRIPS tend to be subject to the same risks as zero coupon securities. The market prices of STRIPS generally are more volatile than the market prices of securities with similar maturities that pay interest periodically and are likely to respond to changes in interest rates to a greater degree than do non-zero coupon securities having similar maturities and credit quality.

VARIABLE AND FLOATING RATE SECURITIES. A floating rate security is one whose terms provide for the automatic adjustment of an interest rate whenever a specified interest rate changes. A variable rate security is one whose terms provide for the automatic establishment of a new interest rate on set dates. The interest rate on floating rate securities is ordinarily tied to and is a specified margin above or below the prime rate of a specified bank or some similar objective standard, such as 90 - day US Treasury Bill rate, and may change as often as daily. Generally, changes in interest rates on variable and floating rate securities will reduce changes in the securities' market value from the original purchase price resulting in the potential for capital appreciation or capital depreciation being less than for fixed - income obligations with a fixed interest rate.

WARRANTS. Warrants are instruments which entitle the holder to buy an equity security at a specific price for a specific period of time. Changes in the value of a warrant do not necessarily correspond to changes in the value of its underlying security. The price of a warrant may be more volatile than the price of its underlying security, and a warrant may offer greater potential for capital appreciation as well as capital loss.

ZERO COUPON SECURITIES. Zero coupon securities are notes, bonds and debentures that (1) do not pay current interest and are issued at a substantial discount from par value, (2) have been stripped of their unmatured interest coupons and receipts or (3) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts. Zero coupon securities trade at a discount from their par value and are subject to greater fluctuations of market value in response to changing interest rates.

                     SPECIAL CONSIDERATIONS RELATING TO THE
                     RMMPP FUND DURING ITS GUARANTEE PERIOD

THE ASSET ALLOCATION PROCESS. In pursuing the RMMPP Fund's investment objective during the Guarantee Period, the Fund's assets are and will be allocated between the equity component and the fixed income component. The allocation of assets depends on a variety of factors, including, but not limited to, the then prevailing level of interest rates, equity market volatility, and the market value of RMMPP Fund assets. If interest rates are low (particularly at the inception of the Guarantee Period), RMMPP Fund assets may be largely invested in the fixed income component in order to increase the likelihood of meeting the principal preservation aspect of its investment objective. In addition, if during the Guarantee Period the equity markets experience a major decline, the RMMPP Fund's assets may become largely or entirely invested in the fixed income component in order to increase the likelihood of meeting the principal preservation aspect of its investment objective.

The initial allocation of Fund assets between the equity component and the fixed income component was determined principally by the prevailing level of interest rates. At the inception of the Guarantee Period interest rates were relatively very low, resulting in the Fund's assets being largely invested in fixed income securities at the inception of the Guarantee Period. This could result in the Fund's assets being largely invested in fixed income securities for the remainder of the Guarantee Period, which may limit the Fund's participation in upward movements in the equity markets and may affect the ability of the Fund to achieve the capital growth aspect of its investment objective. Generally, as the market value of the equity component rises or interest rates increase, more assets will be allocated to the equity component, and as the market value of the equity component declines or interest rates decrease, more assets will be allocated to the fixed income component.

The asset allocation process is also affected by the fixed income money manager's ability to manage the fixed income component. If the fixed income component provides a return better than that assumed, fewer assets will be allocated to the fixed income component. On the other hand, if the performance of the fixed income component is lower than expected, more assets will be allocated to the fixed income component.

Allocation of additional assets to the fixed income component could also occur if the equity markets or interest rates decline. If all of the Fund's assets are reallocated to the fixed income portion, the reallocation may be irreversible. In this circumstance, the Fund would not participate in any subsequent recovery in the equity markets. Use of the fixed income component reduces the Fund's ability to participate in upward equity market movements and may affect the ability of the RMMPP Fund to achieve the capital growth aspect of its investment objective.

To effect short-term changes in the Fund's allocation of assets between the equity component and the fixed income component, the Fund's advisor may enter into index futures contracts and US Treasury futures contracts, purchase securities issued by exchange traded funds and effect short sales in securities issued by exchange-traded funds. In order to execute such short-term changes in the Fund's allocation of assets between the equity component and the fixed income component, the Fund will maintain a cash account of up to 10% of the Fund's assets. The cash in the cash account that is part of the equity component not used to effect such short-term changes may be exposed to the performance of appropriate equity markets, usually by use of stock index futures contracts but the Fund may also use exchange traded and over-the-counter options and equity index swaps. Frequently, using these types of derivatives to effect a change in the Fund's asset allocation instead of a reallocation of the Fund's physical securities will result in lower transaction costs being incurred.

Depending on the extent of a required asset reallocation, the Fund's investment advisor may choose to effect a change in the Fund's equity exposure through a reallocation of the Fund's physical securities. This type of physical asset reallocation may result in the Fund having a portfolio turnover rate in excess of 200%. Portfolio turnover refers to the frequency of portfolio transactions and the percentage of portfolio assets being bought and sold during the year. Generally, a high portfolio turnover rate increases the Fund's expenses. Such portfolio transaction expenses will not reduce your Guaranteed Amount.

The terms of a Financial Guarantee Agreement executed in connection with the financial guarantee insurance policy (the "Insurance Policy") obtained by the RMMPP Fund limit the manner in which the RMMPP Fund may be managed during the Guarantee Period and thus limit the ability to respond to changing market conditions. If the RMMPP Fund fails to comply with certain maximum equity limits or other restrictions, or upon certain other events, Ambac Assurance Corporation, the issuer of the financial guarantee insurance policy, may elect to cause the Fund to allocate all of its assets to the fixed income component.

THE GUARANTEE. The RMMPP Fund has an Offering Period, a Guarantee Period and a Post Guarantee Period. The Offering Period, during which shares of the RMMPP Fund will be offered, ran from January 21, 2003 through February 27, 2003. The first business day following the end of the Offering Period will be a transition date (the "Transition Date"). For purposes of this section, a business day is any day other than a day on which banks located in the City of New York, New York are authorized by law to close or on which the New York Stock Exchange is closed for business. The Guarantee Period will run from the second business day after the end of the Offering Period (March 3, 2003), through five years from that date, and if that day is not a business day, the first business day thereafter (the "Guarantee Maturity Date"). The Post Guarantee Period will run from the end of the Guarantee Period.

The RMMPP Fund provides a guarantee (the "Guarantee") that on the Guarantee Maturity Date, each shareholder who automatically reinvests all dividends and distributions made by the RMMPP Fund and does not redeem any shares during the Guarantee Period will be entitled to redeem his or her shares for an amount no less than the value of that shareholder's account as of the close of business on the Transition Date, reduced to reflect certain expenses (the "Guaranteed Amount"). The Guarantee is payable solely out of the assets of the RMMPP Fund. If the value of your account is less than your Guaranteed Amount on the Guarantee Maturity Date, the RMMPP Fund will be unable to meets its obligations under the Guarantee. The following examples assume that if the RMMPP Fund is unable to meet its obligations under the Guarantee, Ambac will perform its obligations under the Insurance Policy and will make any payment required thereunder.

EXAMPLE: HOW TO CALCULATE YOUR GUARANTEED AMOUNT. Assume you invested $20,000 in Class A shares when the NAV was $11.40 per share. After deducting your sales load of 5.00%, $19,000 will be invested in Class A shares and you will have 1,666.667 shares in your account.

Assume further that the end of Offering Period is February 27, 2003 and on the Transition Date, February 28, 2003, the NAV for Class A shares remains stable at $11.40 per share and additional income of $50 (representing dividends accrued during the Offering Period) has been earned on your account, resulting in a distribution of 4.386 additional shares. Your Guaranteed Amount is based on the account value determined as of the close of business on February 28, 2003. To calculate your Guaranteed Amount, multiply the shares you own by the NAV per share for your class of shares on February 28, 2003.

Using our example:

Shares you initially purchased                                             1,666.667
Plus additional shares distributed                                             4.386
Total shares                                                               1,671.053
Multiplied by NAV per share of Class A shares on February 28, 2003     X  $    11.40
                                                                          ----------
Your Guaranteed Amount as February 28, 2003                               $   19,050
                                                                          ----------

As long as you reinvest all your dividends and distributions and make no withdrawals prior to the Guarantee Maturity Date, your Guaranteed Amount will not change during the Guarantee Period, except that it will be reduced if the RMMPP Fund incurs certain expenses. For example, certain expenses that are not covered by the Expense Limitation Agreement with the investment advisor, such as extraordinary expenses, are treated the same way as cash dividends and thus reduce your Guaranteed Amount.

Redemptions of shares during the Guarantee Period will decrease the Guaranteed Amount to which a shareholder is entitled. If a shareholder redeems shares in the RMMPP Fund, he or she will then hold fewer shares at the then-current Guarantee per Share, thereby reducing the Guaranteed Amount for the shareholder. The Guarantee per Share will equal the NAV per share on the Transition Date, and thereafter will be adjusted downward to reflect any dividends and distributions made by the RMMPP Fund. This adjustment also will reflect certain expenses paid by the RMMPP Fund, as described above. The formula for determining the Guarantee Per Share, with respect to any class of shares, may be expressed as follows:

         Guarantee per Share =       X
                               -------------
                                (1 + D/NAV)

      Where: X = the Guarantee per Share for such class of shares on the business day immediately preceding the business day on which the Guarantee per Share is calculated

                  D = the amount of any distribution per share (or allocation of expenses per share) for such class of shares effective since the business day immediately preceding the business day that the Guarantee per Share is calculated

                  NAV = the NAV for such class of shares at the close of business on the day the distribution per share (or allocation of expenses per share) was effective

Redemptions made from the Fund prior to the Guarantee Maturity Date will be made at the then-current NAV, which may be higher or lower than the NAV at the inception of the Guarantee Period. For certain shareholders, redemptions made prior to the Guarantee Maturity Date may also be subject to a deferred sales charge (which is not covered by the Guarantee).

The Guarantee per Share will decline as dividends and distributions are made to shareholders. If a shareholder automatically reinvests dividends and distributions in the RMMPP Fund, he or she will hold a greater number of shares at a reduced Guarantee per Share following payment of a dividend or distribution. The result would be to preserve the Guaranteed Amount he or she was entitled to before the dividend or distribution was made. If a shareholder instead elects to receive any dividends or distributions in cash, he or she will hold the same number of shares at the reduced Guarantee per Share following payment of a dividend or distribution. This will reduce the Guaranteed Amount that the shareholder was entitled to before the dividend or distribution was made.

If you take a dividend or distribution in cash, or redeem shares, prior to the Guarantee Maturity Date, the reduction in your

Guaranteed Amount may be more or less than the cash you receive.

EXAMPLE: HOW TO RECALCULATE YOUR GUARANTEE PER SHARE IF NAV PER SHARE HAS INCREASED. Assume you reinvest your dividends and distributions. The number of shares you own in the RMMPP Fund will increase at each declaration date. Although the number of shares in your account increases, your Guaranteed Amount does not change as a result of the dividend or distribution.

Using our example, assume it is now December 31, 2003 and the RMMPP Fund declares a dividend of $0.21 per share. Also, assume (just for this example) that the Class A NAV is $12.05 per share at the end of the day December 31, 2003.

      To recalculate your Guarantee per Share:

      1. Determine the value of your dividend. Your total dividend will equal the per share dividend multiplied by the number of shares you own the day before the dividend is declared. In our example, we will multiply 1,671.053 shares by $0.21 per share to arrive at $350.92.

      2. Determine the number of shares that will get added to your account when your dividend is reinvested. Your additional shares equal the value of your dividend divided by the ending NAV per share on the day the dividend was declared. In our case, $350.92 divided by $12.05 works out to 29.122 additional shares.

      3. Adjust your account for your additional shares. Add 1,671.053 and
      29.122 to arrive at your new share balance of 1,700.175.

      4. Determine your new Guarantee per Share. Take your original Guaranteed Amount and divide by your new share balance. Using our example, divide $19,050 by 1,700.175 shares to arrive at the new Guarantee per Share of $11.20. (Note: you could also obtain this result by applying the formula stated above.)

      5. Your Guaranteed Amount still equals $19,050.

If, however, you take your dividend in cash, you will receive $350.92, and your number of shares will remain 1,671.053. Your new Guaranteed Amount will equal the new Guarantee per Share of $11.20 multiplied by 1,671.053, or $18,715.79. Your Guaranteed Amount will have gone down by $334.21.

This calculation is repeated every time the RMMPP Fund declares a dividend. Although shareholders can perform this calculation themselves, the Fund will recalculate the Guarantee per Share for each class of shares whenever the Fund declares a dividend. The Fund's calculations may differ from a shareholder's (for example, because of rounding or the number of decimal places used). The Fund's calculations will control. Upon request, Shareholders will be provided with information regarding the new Guarantee per Share.

EXAMPLE: HOW TO RECALCULATE YOUR GUARANTEE PER SHARE IF NAV PER SHARE HAS DECREASED. This time, assume it is December 31, 2003, the Fund declares a dividend of $0.21 per share, and the Class A NAV is $10.00 per share at the end of the day on December 31, 2003.

      To recalculate your Guarantee per Share:

      1. Determine the value of your dividend. The value of your dividend is still $350.92 (we multiply 1,671.053 shares by $0.21).

      2. Determine the number of shares that will get added to your account when your dividend is reinvested. Your additional shares equal the value of your dividend divided by the ending NAV per share on the day the dividend was declared. In our case, $350.92 divided by $10.00 works out to 35.092 additional shares.

      3. Adjust your account for your additional shares. Add 1,671.053 and
      35.092 to arrive at your new share balance of 1,706.145.

      4. Determine your new Guarantee per Share. Take your original Guaranteed Amount and divide by your new share balance. Using our example, divide $19,050 by 1,706.145 shares to arrive at the new Guarantee per Share of $11.17. (Note: you could also obtain this result by applying the formula stated above.)

      5. Your Guaranteed Amount still equals $19,050.

If, however, you take your dividend in cash, you will receive $350.92, and your number of shares will remain 1,671.053. Your new Guaranteed Amount will equal the new Guarantee per Share of $11.17 multiplied by 1,671.053 or $18,665.66. Your Guaranteed Amount will have gone down by $384.34.

The RMMPP Fund's Guarantee is backed by an unconditional, irrevocable financial guarantee insurance policy issued by Ambac Assurance Corporation ("Ambac"). Pursuant to a Financial Guarantee Agreement with the RMMPP Fund, Ambac has imposed certain limitations on the manner in which the RMMPP Fund may be managed during the Guarantee Period. The RMMPP Fund also has agreed to be bound by various covenants. If the RMMPP Fund does not comply with these covenants, or if the RMMPP Fund is not managed in accordance with the limitations in the Agreement, the Fund's assets could be invested entirely in zero coupon US Treasury securities and cash for the remainder of the Guarantee Period. Although the Fund intends to comply with these covenants, there can be no assurance that it will be able to do so. The Fund's assets also could be invested entirely in zero coupon US Treasury securities and cash upon certain other non-market events, including if the credit rating of FRIMCo's ultimate parent is downgraded to or below a certain level by Moody's or S&P, respectively.

Ambac has entered into an arrangement with an affiliate of the Calculation Agent to hedge its exposure under the insurance policy. Pursuant to this hedging arrangement, the hedge counterparty would make a payment to Ambac based on the diminution in the net asset value of the Fund over the Guarantee Period. The RMMPP Fund will not be a party to, or a third-party beneficiary of this hedging arrangement, and does not have a security interest therein.

Ambac is the principal operating subsidiary of Ambac Financial Group, Inc. ("AFG"). AFG files periodic reports, which include Ambac's financial statements, under the Securities Exchange Act of 1934 (the "1934 Act").

                                      TAXES

DISTRIBUTIONS OF NET INVESTMENT INCOME. The Fund receives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of the Fund, constitutes the Fund's net investment income from which dividends may be paid to you. If you are a taxable investor, any distributions by the Fund from such income (other than certain qualified dividend income, described below) will be taxable to you as ordinary income, whether you receive them in cash or in additional shares.

If you are an individual investor, a portion of the dividends you receive from the Fund may be treated as "qualified dividend income" which is taxable to individuals at the same rates that are applicable to long-term capital gains. A Fund distribution is treated as qualified dividend income to the extent that the Fund receives dividend income from taxable domestic corporations and certain qualified foreign corporations, provided that certain holding period and other requirements are met. Fund distributions generally will not qualify as qualified dividend income to the extent attributable to interest, capital gains, REIT distributions and, in many cases, distributions from non-U.S. corporations.

DISTRIBUTIONS OF CAPITAL GAIN. The Fund may realize a capital gain or loss in connection with sales or other dispositions of its portfolio securities. Distributions from net short-term capital gain will be taxable to you as ordinary income. Distributions from net long-term capital gain will be taxable to you as long-term capital gain, regardless of how long you have held your shares in the Fund. Any net capital gain realized by the Fund generally will be distributed once each year, and may be distributed more frequently, if necessary, to reduce or eliminate excise or income taxes on the Fund.

EFFECT OF FOREIGN INVESTMENTS ON DISTRIBUTIONS. Most foreign exchange gain realized by the Fund on the sale of debt securities is treated as ordinary income. Similarly, foreign exchange loss realized on the sale of debt securities generally is treated as ordinary loss. This gain when distributed will be taxable to you as ordinary income, and any loss will reduce the Fund's ordinary income otherwise available for distribution to you. This treatment could increase or decrease the Fund's ordinary income distributions to you, and may cause some or all of the Fund's previously distributed income to be classified as a return of capital. A return of capital generally is not taxable to you, but reduces the tax basis of your shares in the Fund. Any return of capital in excess of your basis is taxable as a capital gain.

INFORMATION ON THE AMOUNT AND TAX CHARACTER OF DISTRIBUTIONS. The Fund will inform you of the amount of your ordinary income and capital gain dividends at the time they are paid, and will advise you of its tax status for federal income tax purposes shortly after the end of each calendar year. If you have not held Fund shares for a full year, the Fund may designate and distribute to you, as ordinary income or capital gain, a percentage of income that may not be equal to the actual amount of this type of income earned during the period of your investment in the Fund. Taxable distributions declared by the Fund in October, November or December to shareholders of record in such month but paid in January are taxable to you as if they were paid in December.

ELECTION TO BE TAXED AS A REGULATED INVESTMENT COMPANY. The Fund intends to elect or has elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code (the "Code"). Each FRIC Fund that has been in existence for more than one year has qualified as a regulated investment company for its most recent fiscal year, and intends to continue to qualify during the current fiscal year. As a regulated investment company, the Fund generally pays no federal income tax on the income and gain it distributes to you. The Board of Trustees reserves the right not to maintain the qualification of the Fund as a regulated investment company if it determines such a course of action to be beneficial to shareholders. In such a case, the Fund would be subject to federal, and possibly state, corporate taxes on its taxable income and gain, and distributions to you would be taxed as ordinary dividend income to the extent of the Fund's earnings and profits.

EXCISE TAX DISTRIBUTION REQUIREMENTS. To avoid federal excise taxes, the Code requires the Fund to distribute to you by December 31 of each year, at a minimum, the following amounts: 98% of its taxable ordinary income earned during the calendar year; 98% of its capital gain net income earned during the twelve-month period ending October 31; and 100% of any undistributed amounts from the prior year. The Fund intends to declare and pay these distributions in December (or to pay them in January, in which case you must treat them as received in December) but can give no assurances that its distributions will be sufficient to eliminate all taxes.

REDEMPTION OF FUND SHARES. Redemptions (including redemptions in kind) and exchanges of Fund shares are taxable transactions for federal and state income tax purposes. If you redeem your Fund shares, or exchange them for shares of a different FRIC Fund, the IRS will require that you report any gain or loss on your redemption or exchange. If you held your shares as a capital asset, the gain or loss that you realize will be capital gain or loss and will be long-term or short-term, generally depending on how long you held your shares.

REDEMPTIONS AT A LOSS WITHIN SIX MONTHS OF PURCHASE. Any loss incurred on a redemption or exchange of shares held for six months or less will be treated as long-term capital loss to the extent of any long-term capital gain distributed to you by the Fund on those shares.

WASH SALES. All or a portion of any loss that you realize on a redemption of your Fund shares is disallowed to the extent that you buy other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after your share redemption. Any loss disallowed under these rules is added to your tax basis in the new shares.

U.S. GOVERNMENT SECURITIES. The income earned on certain U.S. government securities is exempt from state and local personal income taxes if earned directly by you. States also grant tax-free status to dividends paid to you from interest earned on these securities, subject in some states to minimum investment or reporting requirements that must be met by the Fund. The income on Fund investments in certain securities, such as repurchase agreements, commercial paper and federal agency-backed obligations (e.g., Government National Mortgage Association (GNMA) or Federal National Mortgage Association
(FNMA) securities), generally does not qualify for tax-free treatment. The rules on exclusion of this income are different for corporations.

DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATIONS. If you are a corporate shareholder, a percentage of the dividends paid by the Fund for the most recent fiscal year may have qualified for the dividends-received deduction. You may be allowed to deduct a portion of these qualified dividends, thereby reducing the tax that you would otherwise be required to pay on these dividends if certain holding period and other requirements are met. The dividends-received deduction will be available only with respect to dividends designated by the Fund as eligible for such treatment. All dividends (including the deducted portion) must be included in your alternative minimum taxable income calculation. If the Fund's income is derived primarily from either investments in foreign rather than domestic securities or interest rather than dividends, generally none of its distributions are expected to qualify for the corporate dividends-received deduction.

INVESTMENT IN COMPLEX SECURITIES. The Fund may invest in complex securities that may be subject to numerous special and complex tax rules. These rules could affect whether gain or loss recognized by the Fund is treated as ordinary or capital, or as interest or dividend income. These rules could also accelerate the recognition of income to the Fund (possibly causing the Fund to sell securities to raise the cash for necessary distributions). These rules could defer the Fund's ability to recognize a loss, and, in limited cases, subject the Fund to U.S. federal income tax on income from certain foreign securities. These rules could, therefore, affect the amount, timing, or character of the income distributed to you by the Fund.

NON-U.S. INVESTORS. Non-U.S. investors may be subject to U.S. withholding and estate tax, and are subject to special U.S. tax certification requirements. You should consult your tax advisor about the federal, state, local or foreign tax consequences of your investment in the Fund.

BACKUP WITHHOLDING. By law, the Fund must withhold a portion of your taxable distributions and redemption proceeds unless you provide your correct social security or taxpayer identification number, certify that this number is correct, certify that you are not subject to backup withholding, and certify that you are a U.S. person (including a U.S. resident alien). The Fund also must withhold if the IRS instructs it to do so. When withholding is required, the rate will be 28% for calendar years through 2010.

PAYMENT UNDER THE FINANCIAL GUARANTEE. If Ambac makes a payment to the RMMPP Fund pursuant to the Insurance Policy, the payment will likely be considered to reduce the Fund's losses on securities transactions or in the absence of losses be treated as additional income from securities. A portion or all of such a payment may be treated as ordinary income of the Fund, in which case (i) that amount will not be offset by any capital losses in computing the amount that the Fund must distribute to shareholders, and (ii) any distribution resulting from that amount will be taxable as ordinary income, rather than capital gain, in the hands of shareholders. However, if the Internal Revenue Service took the position that a payment in connection with the Insurance Policy were not income from investments in securities, or that the Ambac financial guarantee insurance policy were a nonqualifying asset for "regulated investment company" purposes, the Fund could fail to qualify as a "regulated investment company," with the adverse tax consequences discussed above.

                            MONEY MANAGER INFORMATION

Lincoln Capital Fixed Income Management Company is a wholly-owned subsidiary of Lehman Brothers Holdings Inc., a publicly traded company.

Lord, Abbett & Co. LLC is wholly-owned by its employees with no single employee owning 25% or more of the firm.

MFS Institutional Advisors, Inc. is a subsidiary of Massachusetts Financial Services Company and is an indirect wholly owned subsidiary of Sun Life Assurance Company of Canada, which is owned by Sun Life Financial Services of Canada, Inc., a publicly traded company.

                           RATINGS OF DEBT INSTRUMENTS

CORPORATE AND MUNICIPAL BOND RATINGS.

      MOODY'S INVESTORS SERVICE, INC. (MOODY'S):

            Aaa -- Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt - edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

            Aa -- Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long - term risks appear somewhat larger than in Aaa securities.

            A -- Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

            Baa -- Bonds which are rated Baa are considered as medium - grade obligations (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great period of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

            Ba -- Bonds which are rated Ba are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during other good and bad times over the future. Uncertainty of position characterizes bonds in this class.

            B -- Bonds which are rated B generally lack characteristics of the desirable investment. Assurance of interest and principal payments or maintenance of other terms of the contract over any long period of time may be small.

            Caa -- Bonds which are rated Caa are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal and interest.

            Ca -- Bonds which are rated Ca represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

            C -- Bonds which are rated C are the lowest rated class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

            Moody's applies numerical modifiers, 1, 2 and 3 in each generic rating classification in its corporate bond rating system. The modifier 1 indicates that the security ranks in the higher end of its generic category; the modifier 2 indicates a mid - range ranking; and modifier 3 indicates that the issue ranks in the lower end of its generic rating category.

      STANDARD & POOR'S RATINGS GROUP ("S&P"):

            AAA -- This is the highest rating assigned by S&P to a debt obligation and indicates an extremely strong capacity to pay principal and interest.

            AA -- Bonds rated AA also qualify as high - quality debt obligations. Capacity to pay principal and interest is very strong, and in the majority of instances they differ from AAA issues only in small degree.

            A -- Bonds rated A have a strong capacity to pay principal and interest, although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions.

\
            BBB -- Bonds rated BBB are regarded as having an adequate capacity to pay interest and repay principal. While bonds with this rating normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than debt in higher rated categories.

            BB, B, CCC, CC, C -- Bonds rated BB, B, CCC, CC and C are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. BB indicates the lowest degree of speculation and C the highest degree of speculation. While such debt will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major risk exposures to adverse conditions.

            BB -- Bonds rated BB have less near - term vulnerability to nonpayment than other speculative issues. However, they face major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

            BB -- This rating category is also used for debt subordinated to senior debt that is assigned an actual implied BBB - rating.

            B -- Bonds rated B have a greater vulnerability to nonpayment than obligations rated "BB" but currently have the capacity to meet interest payments and principal repayments. Adverse business, financial, or economic conditions will likely impair capacity or willingness to pay interest and repay principal.

            CCC -- A bond rated CCC is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

            CC -- An obligation rated CC is currently highly vulnerable to nonpayment.

            C -- The rating C is typically applied to debt subordinated to senior debt which is assigned an actual or implied CCC debt rating. The C rating may be used to cover a situation where a bankruptcy petition has been filed or similar action has been taken, but payments on this obligation are being continued.

            D -- Bonds rated D are in payment default. The D rating is used when interest payments or principal payments are not made on the date due even if the applicable grace period has not expired, unless S&P believes such payments will be made during such grace period. The D rating also will be used upon the filing of a bankruptcy petition or the taking of similar action if payments on an obligation are jeopardized.

            Plus (+) or Minus ( - ): The ratings from AA to CCC may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

            The (r) symbol is attached to the ratings of instruments with significant noncredit risks. It highlights risks to principal or volatility of expected returns which are not addressed in the credit rating. Examples include: obligations linked or indexed to equities, currencies, or commodities; obligations exposed to severe prepayment risk - such as interest-only or principal-only mortgage securities; and obligations with unusually risky interest terms, such as inverse floaters.

STATE, MUNICIPAL NOTES AND TAX EXEMPT DEMAND NOTES.

      MOODY'S:

            Moody's rating for state, municipal and other short - term obligations will be designated Moody's Investment Grade ("MIG"). This distinction is in recognition of the differences between short
            - term credit risk and long - term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short - term borrowing, while various factors of the first importance in bond risk are of lesser importance in the short run.

      Symbols used are as follows:

            MIG - 1/VMIG 1 -- This designation denotes best quality. There is present strong protection by established cash flows, superior liquidity support or demonstrated broad based access to the market for refinancing or both.

            MIG - 2/VMIG 2 -- This designation denotes best quality. Margins of protection are ample although not so large as in the preceding group.

            MIG - 3/VMIG 3 -- This designation denotes favorable quality. All security elements are accounted for but there is a lacking the undeniable strength of the preceding grades. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

            SG -- This designation denotes speculative quality. Debt instruments in this category lack margins of protection.

      S&P:

            A S&P note rating, reflects the liquidity concerns and market access risks unique to notes. Notes due in 3 years or less will likely receive a note rating. Notes maturing beyond 3 years will most likely receive a long
      - term debt rating. The following criteria will be used in making that assessment:

            -- Amortization schedule (the larger the final maturity relative to other maturities, the more likely it will be treated as a note).

            -- Source of payment (the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note).

            Note rating symbols are as follows:

            SP - 1 -- Strong capacity to pay principal and interest. Issues determined to possess very strong characteristics are given a plus (+) designation.

            SP - 2 -- Satisfactory capacity to pay principal and interest with some some vulnerability to adverse financial and economic changes over the term of the notes.

            SP - 3 -- Speculative capacity to pay principal and interest.

COMMERCIAL PAPER RATINGS.

            MOODY'S:

            Prime - 1 -- Issuers rated Prime - 1 (or supporting institutions) have a superior ability for repayment of senior short - term debt obligations. Prime - 1 repayment ability will often be evidenced by many of the following characteristics:

                  - Leading market positions in well - established industries.

                  -     High rates of return on funds employed.

                  - Conservative capitalization structure with moderate reliance on debt and ample asset protection.

                  - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

                  - Well - established access to a range of financial markets and assured sources of alternate liquidity.

            Prime - 2 - Issuers rated Prime - 2 (or supporting institutions) have a strong ability for repayment of senior short - term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

            Prime - 3 - Issuers rated Prime - 3 (or supporting institutions) have an acceptable ability for repayment of senior short - term obligations. The effect of industry characteristics and market compositions may be more pronounced.

            Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

            ISSUERS RATED NOT PRIME DO NOT FALL WITHIN ANY OF THE PRIME RATING CATEGORIES.

            WR - Withdrawn

            S&P:

            A - 1 - An obligor rated "A - 1" has STRONG capacity to meet its financial commitments. It is rated in the highest category by Standard & Poor's. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments is EXTREMELY STRONG.

            A - 2 - An obligor rated "A - 2" has SATISFACTORY capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

            A - 3 - An obligor rated "A - 3" has ADEQUATE capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitments.

            B - An obligor rated "B" is regarded as VULNERABLE and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitments.

            C - An obligor rated "C" is CURRENTLY VULNERABLE to nonpayment and is dependent upon favorable business, financial, and economic conditions for it to meet its financial commitments on the obligation.

            D - An obligor rated "D" is in payment default. The "D" rating is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

            N.R. - An issuer designated N.R. is not rated.

            FITCH INVESTORS SERVICE, INC.:

            F1 - Highest credit quality. Indicates the strongest capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

            F2 - Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

            F3 - Fair credit quality. The capacity for timely payment of financial commitments is adequate; however, near - term adverse changes could result in a reduction to non - investment grade.

            B - Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near - term adverse changes in financial and economic conditions.

            C - High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

            D - Default. Denotes actual or imminent payment default.

            NOTES TO SHORT - TERM RATINGS:

            "+" or " - " may be appended to a rating to denote relative status within major rating categories. Such suffices are not added to Shot
            - term ratings other than "F - 1."

                              FINANCIAL STATEMENTS

The 2004 annual financial statements of the Fund, including notes to the financial statements and financial highlights and the Report of Independent Accountants, are included in FRIC's Annual Reports to Shareholders. Copies of these Annual Reports accompany this Statement and are incorporated herein by reference.

                                    GLOSSARY

      BANK INSTRUMENTS -- Include certificates of deposit, bankers' acceptances and time deposits, and may include European certificates of deposit ("ECDs"), European time deposits ("ETDs") and Yankee certificates of deposit ("Yankee CDs"). ECDs are dollar denominated certificates of deposit issued by foreign branches of US and foreign banks; ETDs are US dollar denominated time deposits in a foreign branch of a US bank or a foreign bank; and Yankee CDs are certificates of deposit issued by a US branch of a foreign bank denominated is US dollars and held in the United States.

      BRADY BONDS -- Product of the "Brady Plan," under which bonds are issued in exchange for cash and certain of the country's outstanding commercial bank loans.

      BOARD -- The Board of Trustees of FRIC.

      CODE -- Internal Revenue Code of 1986, as amended.

      CASH RESERVES -- Most FRIC Funds (including the RMMPP Fund) are authorized to invest their cash reserves (i.e., money awaiting investment in the specific types of securities to be acquired by a Fund or cash held to meet redemption requests or to pay expenses) in short term investments, including certain FRIC money market funds. In addition to investing in such short term instruments, the Funds may use a hedging strategy for their cash reserves by exposing these reserves to the performance of appropriate markets by purchasing equity for fixed income securities and/or derivatives. This is intended to cause the Funds to perform as though their cash reserves were actually invested in those markets.

      CONVERTIBLE SECURITY -- This is a fixed - income security (a bond or preferred stock) that may be converted at a stated price within a specified period of time into a certain quantity of the common stock of the same or a different issuer. Convertible securities are senior to common stock in a corporation's capital structure but are usually subordinated to similar non - convertible securities. The price of a convertible security is influenced by the market value of the underlying common stock.

      COVERED CALL OPTION -- A call option is "covered" if the Fund owns the underlying securities, has the right to acquire the securities without additional consideration, has collateral assets sufficient to meet its obligations under the option or owns an offsetting call option.

      CUSTODIAN -- State Street Bank and Trust Company, FRIC's custodian and portfolio accountant.

      DEPOSITORY RECEIPTS -- These include American Depository Receipts ("ADRs"), European Depository Receipts ("EDRs"), Global Depository Receipts ("GDRs"), and other similar securities convertible into securities of foreign issuers.

      DERIVATIVES -- These include forward currency exchange contracts, stock options, currency options, stock and stock index options, futures contracts, swaps and options on futures contracts on US government and foreign government securities and currencies.

      DISTRIBUTOR -- Russell Fund Distributors, Inc., the organization that sells the Shares of the Funds under a contract with FRIC.

      EQUITY DERIVATIVE SECURITIES -- These include, among other instruments, options on equity securities, warrants and futures contracts on equity securities.

      FINANCIAL INTERMEDIARY -- A bank trust department, registered investment adviser, broker - dealer or other financial services organization that has been selected by FRIMCo or by FRIC's Distributor.

      FNMA -- Federal National Mortgage Association.

      FORWARD COMMITMENTS -- Each Fund may agree to purchase securities for a fixed price at a future date beyond customary settlement time (a "forward commitment" or "when - issued" transaction), so long as the transactions are consistent with the Fund's ability to manage its portfolio and meet redemption requests. When effecting these transactions, liquid assets of a Fund of a dollar amount sufficient to make payment for the portfolio securities to be purchased are segregated on the Fund's records at the trade date and maintained until the transaction is settled.

      FORWARD CURRENCY CONTRACTS -- This is a contract individually negotiated and privately traded by currency traders and their customers and creates an obligation to purchase or sell a specific currency for an agreed - upon price at a future date. The Funds generally do not enter into forward contracts with terms greater than one year, and they typically enter into forward contracts only under two circumstances. First, if a Fund enters into a contract for the purchase or sale of a security denominated in a foreign currency, it may desire to "lock in" the US dollar price of the security by entering into a forward contract to buy the amount of a foreign currency needed to settle the transaction. Second, if the Fund's money managers believe that the currency of a particular foreign country will substantially rise or fall against the US dollar, the Fund may enter into a forward contract to buy or sell the currency approximating the value of some or all of the Fund's portfolio securities denominated in the currency. A Fund will not enter into a forward contract if, as a result, it would have more than one - third of its assets committed to such contracts (unless it owns the currency that it is obligated to deliver or has caused the Custodian to segregate segregable assets having a value sufficient to cover its obligations). Although forward contracts are used primarily to protect a Fund from adverse currency movements, they involve the risk that currency movements will not be accurately predicted.

      FRC -- Frank Russell Company, consultant to FRIC and to the Funds

      FRIC -- Frank Russell Investment Company, an open - end management investment company which is registered with the SEC.

      FRIC FUNDS -- The 30 investment series of FRIC. Each FRIC Fund is considered a separate registered investment company (or RIC) for federal income tax purposes, and each Fund has its own investment objective, policies and restrictions.

      FRIMCO -- Frank Russell Investment Management Company, FRIC's investment adviser, administrator and transfer and dividend paying agent.

      FUTURES AND OPTIONS ON FUTURES -- An interest rate futures contract is an agreement to purchase or sell debt securities, usually US government securities, at a specified date and price. For example, a Fund may sell interest rate futures contracts (i.e., enter into a futures contract to sell the underlying debt security) in an attempt to hedge against an anticipated increase in interest rates and a corresponding decline in debt securities it owns. A Fund will have collateral assets equal to the purchase price of the portfolio securities represented by the underlying interest rate futures contracts it has an obligation to purchase.

      GNMA -- Government National Mortgage Association.

      ILLIQUID SECURITIES -- The Fund will not purchase or otherwise acquire any security if, as a result, more than 15% of its net assets (taken at current value) would be invested in securities, including repurchase agreements maturing in more than seven days, that are illiquid because of the absence of a readily available market or because of legal or contractual resale restrictions. The Fund will not invest more than 10% of its respective net assets (taken at current value) in securities of issuers that may not be sold to the public without registration under the Securities Act of 1933, as amended (the "1933 Act"). These policies do not include (1) commercial paper issued under Section 4(2) of the 1933 Act, or (2) restricted securities eligible for resale to qualified institutional purchasers pursuant to Rule 144A under the 1933 Act that are determined to be liquid by the money managers in accordance with Board - approved guidelines.

      INSTITUTIONAL FUNDS -- Equity I, Equity II, Equity Q, International, Fixed Income I and Fixed Income III Funds, each a FRIC Fund.

      INVESTMENT GRADE -- Investment grade debt securities are those rated within the four highest grades by S&P (at least BBB) or Moody's (at least Baa), or unrated debt securities deemed to be of comparable quality by a money manager using Board - approved guidelines.

      LENDING PORTFOLIO SECURITIES -- The Fund may lend portfolio securities with a value of up to 33 1/3% of the Fund's total assets. These loans may be terminated at any time. The Fund will receive either cash (and agree to pay a "rebate" interest rate), US government or US government agency obligations as collateral in an amount equal to at least 102% (for loans of US securities) or 105% (for non - US securities) of the current market value of the loaned securities. The collateral is daily "marked - to - market," and the borrower will furnish additional collateral in the event that the value of the collateral drops below 100% of the market value of the loaned securities. If the borrower of the securities fails financially, there is a risk of delay in recovery of the securities or loss of rights in the collateral. Consequently, loans are made only to borrowers which are deemed to be of good financial standing.

      MOODY'S -- Moody's Investors Service, Inc., an NRSRO.

      MUNICIPAL OBLIGATIONS -- Debt obligations issued by states, territories and possessions of the United States and the District of Columbia, and their political subdivisions, agencies and instrumentalities, or multi - state agencies or authorities the interest from which is exempt from federal income tax, including the alternative minimum tax, in the opinion of bond counsel to the issuer. Municipal obligations include debt obligations issued to obtain funds for various public purposes as well as certain industrial development bonds issued by or on behalf of public authorities. Municipal obligations may include project, tax anticipation, revenue anticipation, bond anticipation, and construction loan notes; tax - exempt commercial paper; fixed and variable rate notes; obligations whose interest and principal are guaranteed or insured by the US government or fully collateralized by US government obligations; industrial development bonds; and variable rate obligations.

      NET ASSET VALUE (NAV) -- The value of a Fund is determined by deducting the Fund's liabilities from the total assets of the portfolio. The net asset value per share is determined by dividing the net asset value of the Fund by the number of its Shares that are outstanding.

      NRSRO -- A nationally recognized statistical rating organization, such as S&P or Moody's.

      NYSE -- New York Stock Exchange.

      OPTIONS ON SECURITIES, SECURITIES INDEXES AND CURRENCIES -- The Fund may purchase call options on securities that it intends to purchase (or on currencies in which those securities are denominated) in order to limit the risk of a substantial increase in the market price of such security (or an adverse movement in the applicable currency). The Fund may purchase put options on particular securities (or on currencies in which those securities are denominated) in order to protect against a decline in the market value of the underlying security below the exercise price less the premium paid for the option (or an adverse movement in the applicable currency relative to the US dollar). Prior to expiration, most options are expected to be sold in a closing sale transaction. Profit or loss from the sale depends upon whether the amount received is more or less than the premium paid plus transaction costs. The Fund may purchase put and call options on stock indexes in order to hedge against risks of stock market or industry - wide stock price fluctuations. Call and/or put options also may be employed as a cost-efficient alternative to acquiring the securities for which the option is intended to serve as a proxy.

      PRIME RATE -- The interest rate charged by leading US banks on loans to their most creditworthy customers.

      REPURCHASE AGREEMENTS -- The Fund may enter into repurchase agreements with a bank or broker - dealer that agrees to repurchase the securities at the Fund's cost plus interest within a specified time (normally the next business day). If the party agreeing to repurchase should default and if the value of the securities held by the Fund (102% at the time of agreement) should fall below the repurchase price, the Fund could incur a loss. Subject to the overall limitations described in "Illiquid Securities" in this Glossary, the Fund will not invest more than 15% of its net assets (taken at current market value) in repurchase agreements maturing in more than seven days.

      REVERSE REPURCHASE AGREEMENTS -- The Fund may enter into reverse repurchase agreements to meet redemption requests when a money manager determines that selling portfolio securities would be inconvenient or disadvantageous. A reverse repurchase agreement is a transaction where the Fund transfers possession of a portfolio security to a bank or broker - dealer in return for a percentage of the portfolio security's market value. The Fund retains record ownership of the transferred security, including the right to receive interest and principal payments. At an agreed upon future date, the Fund repurchases the security by paying an agreed upon purchase price plus interest. Liquid assets of the Fund equal in value to the repurchase price, including any accrued interest, are segregated on the Fund's records while a reverse repurchase agreement is in effect.

      RUSSELL 1000(R) INDEX - The Russell 1000 Index consists of the 1,000 largest US companies by capitalization (i.e., market price per share times the number of shares outstanding). The smallest company in the Index at the time of selection has a capitalization of approximately $1 billion. The Index does not include cross - corporate holdings in a company's capitalization. For example, when IBM owned approximately 20% of Intel, only 80% of the total shares outstanding of Intel were used to determine Intel's capitalization. Also not included in the Index are closed - end investment companies, companies that do not file a Form 10 - K report with the SEC, foreign securities, and American Depository Receipts. The Index's composition is changed annually to reflect changes in market capitalization and share balances outstanding. The Russell 1000(R) Index is used as the basis for Quantitative Equity Fund's performance because FRIMCo believes it represents the universe of stocks in which most active money managers invest and is representative of the performance of publicly traded common stocks most institutional investors purchase.

      S&P -- Standard & Poor's Ratings Group, an NRSRO.

      S&P 500 -- Standard & Poor's 500 Composite Price Index.

      SEC -- US Securities and Exchange Commission.

      SHARES -- The Classes Shares in the Fund described in the Prospectus. Each Class Share of the Fund represents a share of beneficial interest in the Fund.

      STATEMENT -- FRIC's Statement of Additional Information with respect to the RMMPP Fund.

      TRANSFER AGENT -- FRIMCo, in its capacity as FRIC's transfer and dividend paying agent.

      US -- United States.

      US GOVERNMENT OBLIGATIONS -- These include US Treasury bills, notes, bonds and other obligations issued or guaranteed by the US government, its agencies or instrumentalities. US Treasury bills, notes and bonds, and GNMA participation certificates, are issued or guaranteed by the US government. Other securities issued by US government agencies or instrumentalities are supported only by the credit of the agency or instrumentality (for example, those issued by the Federal Home Loan Bank) whereas others, such as those issued by FNMA, have an additional line of credit with the US Treasury.

      VARIABLE RATE OBLIGATION -- Municipal obligations with a demand feature that typically may be exercised within 30 days. The rate of return on variable rate obligations is readjusted periodically according to a market rate, such as the Prime rate. Also called floating rate obligations.

      WARRANTS -- Typically, a warrant is a long - term option that permits the holder to buy a specified number of shares of the issuer's underlying common stock at a specified exercise price by a particular expiration date. A warrant not exercised or disposed of by its expiration date expires worthless.

      1940 ACT -- The Investment Company Act of 1940, as amended. The 1940 Act governs the operations of FRIC and the FRIC Funds.

      1933 ACT -- The Securities Act of 1933, as amended.

                                                        FRANK RUSSELL INVESTMENT
                                                                         COMPANY
                                                               File No. 811-3153

                                                       1940 Act Amendment No. 79

                                     PART C

                                OTHER INFORMATION

Responses to Items 22(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 22.       Exhibits

(a)      1.1      Amended and Restated Master Trust Agreement dated August 19,
                  2002 (incorporated by reference from Post-Effective Amendment
                  No. 61 dated December 16, 2002)

         1.2 Amendment No. 1 to Amended and Restated Master Trust Agreement dated October 8, 2002 (incorporated by reference from Post-Effective Amendment No. 61 dated December 16, 2002)

         1.3 Amendment No. 2 to Amended and Restated Master Trust Agreement dated November 25, 2002 (incorporated by reference from Post-Effective Amendment No. 61 dated December 16, 2002)

         1.4 Amendment No. 3 to Amended and Restated Master Trust Agreement dated May 20, 2003 (incorporated by reference from Post-Effective Amendment No. 69 dated March 1, 2004)

         1.5 Amendment No. 4 to Amended and Restated Master Trust Agreement dated May 25, 2004 (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

         1.6 Amendment No. 5 to Amended and Restated Master Trust Agreement dated August 24, 2004 (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

(b)      1.1      Bylaws dated August 8, 1984 (incorporated by reference to Item
                  24(b)(2) filed under Post-Effective Amendment No. 38 dated
                  February 24, 1998)

(c)      1.1      Form of Shares of Beneficial Interest for the Equity I, Equity
                  II, Equity III, Fixed Income I, Fixed Income II, International and Money Market Funds (incorporated by reference to Item
                  24(b)(4)(a) filed under Post-Effective Amendment No. 39 dated
                  April 28, 1998)

         1.2 Form of Shares of Beneficial Interest for the Diversified Equity, Special Growth, Equity Income, Diversified Bond, Volatility Constrained Bond, International Securities, Limited Volatility Tax Free and U.S. Government Money Market Funds

                  (incorporated by reference to Item 24(b)(4)(b) filed under Post-Effective Amendment No. 39 dated April 28, 1998)

         1.3 Form of Shares of Beneficial Interest for the Quantitative Equity, Equity Q and Tax Free Money Market Funds (incorporated by reference to Item 24(b)(4)(c) filed under Post-Effective Amendment No. 39 dated April 28, 1998)

         1.4 Form of Shares of Beneficial Interest for the Real Estate Securities Fund (incorporated by reference to Item 24(b)(4)(d) filed under Post-Effective Amendment No. 39 dated April 28,
                  1998)

(d)      1.1      Advisory Agreement with Frank Russell Investment Management
                  Company dated January 1, 1999 (incorporated by reference to
                  Item 23(4)(a)(1) filed under Post-Effective Amendment No. 42 dated February 28, 1999)

         1.2 Form of Letter Agreement adding Tax-Managed Equity Aggressive Strategy (later renamed Tax-Managed Global Equity), Tax-Managed Aggressive Strategy, Tax-Managed Moderate Strategy, Tax-Managed Conservative Strategy and Tax-Managed Small Cap Funds to the Advisory Agreement (incorporated by reference to Item 23(4)(a)(2) filed under Post-Effective Amendment No. 44 dated September 2, 1999)

         1.3 Form of Letter Agreement adding Select Growth Fund and Select Value Fund to the Advisory Agreement (incorporated by reference from Post-Effective Amendment No. 49 dated October 30, 2000)

         1.4 Form of Letter Agreement adding the Russell Multi-Manager Principal Protected Fund to the Advisory Agreement (incorporated by reference from Post-Effective Amendment No. 61 dated December 16, 2002)

         1.5 Form of Letter Agreement adding the 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund to the Advisory Agreement (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

         1.6 Amendment to Advisory Agreement dated January 1, 2005 (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         2.1 Service Agreement with Frank Russell Company and Frank Russell Investment Management Company dated May 1, 1987 (incorporated by reference to Item 24(b)(5)(b)(1) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         2.2 Letter Agreement with Frank Russell Company and Frank Russell Investment Management Company dated May 1, 1989 adding Real Estate Securities Fund to the Service Agreement (incorporated by reference to Item 24(b)(5)(b)(2) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         2.3 Amendment No. 1 to Service Agreement dated July 1, 1992 with Frank Russell Company and Frank Russell Investment Management Company changing services and fees (incorporated by reference to Item 24(b)(5)(b)(3) filed under Post-Effective Amendment No. 38 dated February 24,
                  1998)

         2.4 Letter Agreement dated August 24, 1992 adding Fixed Income III, Multistrategy Bond and Emerging Markets Funds to the Service Agreement (incorporated by reference to Item 24(b)(5)(b)(4) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         2.5 Amendment No. 2 to the Service Agreement dated August 1995 with Frank Russell Company and Frank Russell Investment Management Company (incorporated by reference to Item 24(b)(5)(b)(5) filed under Post-Effective Amendment No. 32 dated May 1, 1996)

         2.6 Letter Agreement dated March 14, 1996 with State Street Bank and Trust Company for development of a Tax Accounting System (incorporated by reference to Item 24(b)(5)(b)(7) filed under Post-Effective Amendment No. 32 dated May 1, 1996)

         3.1 Yield Calculation Services Agreement dated August 2, 1988 with State Street Bank and Trust Company (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         3.2 Letter Agreement to the Yield Calculation Services Agreement dated May 1, 1989 adding the Real Estate Securities Fund (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         3.3 Letter Agreement to the Yield Calculation Services Agreement dated August 24, 1992 adding the Fixed Income III and Multistrategy Bond Funds (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         3.4 Letter Agreement to the Yield Calculation Services Agreement dated April 12, 1996 adding the Equity T Fund (later renamed the Tax-Managed Large Cap Fund) (incorporated by reference to
                  Item 24(b)(5)(b)(6) filed under Post-Effective Amendment No. 32 dated May 1, 1996)

         3.5 Letter Agreement to the Yield Calculation Services Agreement dated January 28, 1997 adding Aggressive Strategy, Balanced Strategy, Moderate Strategy, Conservative Strategy and Equity Balanced Strategy Funds (incorporated by reference to Item 24(b)(5)(b)(8) filed under Post-Effective Amendment No. 36 dated February 13, 1997)

         3.6 Letter Agreement to the Yield Calculation Services Agreement dated January 26, 1999 redesignating Class C Shares as Class E Shares and the existing shares of Institutional Funds to Class I Shares (incorporated by reference to Item 23(4)(b)(9) filed under Post-Effective Amendment No. 42 dated February 18, 1999)

         3.7 Letter Agreement to the Yield Calculation Services Agreement dated January 26, 1999 redesignating Premier Adviser Class Shares as Premier Class Shares and Premier Institutional Class Shares as Class E Shares (incorporated by reference to

                  Item 23(4)(b)(10) filed under Post-Effective Amendment No. 42 dated February 18, 1999)

         3.8 Form of Letter Agreement to the Yield Calculation Services Agreement adding Tax-Managed Equity Aggressive Strategy (later renamed Tax-Managed Global Equity), Tax-Managed Aggressive Strategy, Tax-Managed Moderate Strategy, Tax-Managed Conservative Strategy and Tax-Managed Small Cap Funds (incorporated by reference to Item 23(4)(b)(11) filed under Post-Effective Amendment No. 44 dated September 2, 1999)

         3.9 Form of Letter Agreement to the Yield Calculation Services Agreement adding Class E Shares to the Tax-Managed Large Cap and Tax-Managed Small Cap Funds (incorporated by reference to Post-Effective Amendment No. 47 dated September 1, 2000)

         3.10 Form of Letter Agreement to the Yield Calculation Services Agreement adding the Select Growth Fund and the Select Value Fund, each consisting of Class C Shares, Class E Shares, Class I Shares and Class S Shares, and adding Class E Shares to the Tax-Managed Global Equity Fund (incorporated by reference from Post-Effective Amendment No. 49 dated October 30, 2000)

         3.11 Form of Letter Agreement to the Yield Calculation Services Agreement adding Class I and Class Y Shares to the Real Estate Securities and Short Term Bond Funds (incorporated by reference from Post-Effective Amendment No. 56 dated March 1,
                  2002)

         3.12 Form of Letter Agreement to the Yield Calculation Services Agreement adding the Russell Multi-Manager Principal Protected Fund (incorporated by reference from Post-Effective Amendment No. 61 dated December 16, 2002)

         3.13 Form of Letter Agreement to the Yield Calculation Services Agreement adding Class A to the Equity Aggressive Strategy, Aggressive Strategy, Balanced Strategy, Moderate Strategy, Conservative Strategy and Money Market Funds (incorporated by reference from Post-Effective Amendment No. 66 dated February 28, 2003)

         4.1 Form of Portfolio Management Contract with Money Managers and Frank Russell Investment Management Company (incorporated by reference from Post-Effective Amendment No. 69 dated March 1,
                  2004)

         5.1 Amended and Restated Administrative Agreement with Frank Russell Investment Management Company dated May 25, 2004 (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         5.2 Letter Agreement to the Administrative Agreement adding the 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

(f)      1.1      Bonus or Profit Sharing Plans (none)

(g)      1.1      Custodian Contract with State Street Bank and Trust Company dated October 31, 1988 (incorporated by reference to Item
                  24(b)(8)(a) filed under Post-Effective Amendment No. 38 dated
                  February 24, 1998)

         1.2 Letter Agreement dated May 1, 1989 adding Real Estate Securities Fund to the Custodian Contract (incorporated by reference to Item 24(b)(8)(b) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         1.3 Letter Agreement dated August 24, 1992 adding Fixed Income III and Multistrategy Bond Funds to the Custodian Contract (incorporated by reference to Item 24(b)(8)(c) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         1.4 Letter Agreement dated October 27, 1992 adding Emerging Markets Fund to the Custodian Contract (incorporated by reference to Item 24(b)(8)(d) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         1.5 Amendment No. 1 to Custodian Contract dated January 31, 1994 with State Street Bank and Trust Company amending Section 3.5 of the Agreement (incorporated by reference to Item 24(b)(8)(e) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         1.6 Form of Amendment to Custodian Contract with State Street Bank and Trust Company amending Sections 2.2 and 2.7 of the Agreement (incorporated by reference to Item 24(b)(8)(f) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         1.7 Amendment dated October 31, 1998 to the Custodian Contract with State Street Bank amending Section 2.7 of the Agreement (incorporated by reference to Item 24(b)(8)(g) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         1.8 Amendment to the Fee Schedule of the Custodian Contract with State Street Bank and Trust Company (incorporated by reference to Item 24(b)(8)(h) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         1.9 Amendment to the Custodian Contract dated August 11, 1995 with State Street Bank and Trust Company for addition of Omnibus accounts (incorporated by reference to Item 24(b)(8)(i) filed under Post-Effective Amendment No. 32 dated May 1, 1996)

         1.10 Amendment to the Custodian Contract dated April 18, 1994 with State Street Bank and Trust Company amending Section 7 of the Fee Schedule for all Funds except the Emerging Markets Fund (incorporated by reference to Item 24(b)(8)(j) filed under Post-Effective Amendment No. 32 dated May 1, 1996)

         1.11 Amendment to the Custodian Contract dated August 7, 1995 with State Street Bank and Trust Company amending Section 7 of the Fee Schedule for the Emerging Markets Fund (incorporated by reference to Item 24(b)(8)(k) filed under Post-Effective Amendment No. 32 dated May 1, 1996)

         1.12 Amendment to the Custodian Contract dated April 12, 1996 with State Street Bank and Trust Company adding Equity T Fund (later renamed Tax-Managed Large Cap Fund) (incorporated by reference to Item 24(b)(8)(l) filed under Post-Effective Amendment No. 32 dated May 1, 1996)

         1.13 Amendment to the Custodian Contract dated January 28, 1997 with State Street Bank and Trust Company adding Aggressive Strategy, Balanced Strategy, Moderate Strategy, Conservative Strategy and Equity Balanced Strategy Funds (incorporated by reference to Item 24(b)(8)(m) filed under Post-Effective Amendment No. 36 dated February 13, 1997)

         1.14 Form of Amendment to the Custodian Contract with State Street Bank and Trust Company adding Tax-Managed Equity Aggressive Strategy (later renamed Tax-Managed Global Equity), Tax-Managed Aggressive Strategy, Tax-Managed Moderate Strategy, Tax-Managed Conservative Strategy and Tax-Managed Small Cap Funds (incorporated by reference to Item 23(7)(n) filed under Post-Effective Amendment No. 44 dated September 2,
                  1999)

         1.15 Form of Amendment to the Custodian Contract with State Street Bank and Trust Company adding the Select Growth Fund and the Select Value Fund (incorporated by reference from Post-Effective Amendment No.
                  49 dated October 30, 2000)

         1.16 Amendment to Custodian Contract between FRIC and State Street Bank and Trust Company ("Custodian") dated July 2, 2001 (incorporated by reference from Post-Effective Amendment No. 53 dated October 10, 2001)

         1.17 Form of Amendment to Custodian Contract between FRIC and the custodian adding the Russell Multi-Manager Principal Protected Fund (incorporated by reference from Post-Effective Amendment No. 61 dated December 16, 2002)

         1.18 Form of Amendment to Custodian Contract between FRIC and the custodian adding the 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

         1.19 Custodian Contract Fee Schedule dated as of February 1, 2004 (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

(h)      1.1      Transfer and Dividend Disbursing Agency Agreement dated April
                  1, 1988 with Frank Russell Investment Management Company
                  (incorporated by reference to Item 24(b)(9)(a)(1) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         1.2 Letter Agreement and Amended Schedule A dated May 1, 1989 adding Real Estate Securities Fund to the Transfer and Dividend Disbursing Agency Agreement (incorporated by reference to Item 24(b)(9)(a)(2) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         1.3 Letter Agreement and Amended Schedule A dated August 24, 1992 adding Fixed Income III, Multistrategy Bond and Emerging Markets Funds to the Transfer and Dividend Disbursing Agency Agreement (incorporated by reference to Item 24(b)(9)(a)(3) filed under Post-Effective Amendment No. 38 dated February 24,
                  1998)

         1.4 Letter Agreement and Amended Schedule A dated August 11, 1995 adding omnibus accounts to the Transfer Agency and Dividend Disbursing Agency Agreement (incorporated by reference to Item 24(b)(9)(a)(4) filed under Post-Effective Amendment No. 32 dated May 1, 1996)

         1.5 Letter Agreement dated April 10, 1996 adding Equity T Fund (later renamed Tax-Managed Large Cap Fund) to the Transfer and Dividend Disbursing Agency Agreement (incorporated by reference to Item 24(b)(9)(a)(5) filed under Post-Effective Amendment No. 32 dated May 1, 1996)

         1.6 Letter Agreement and Amended Schedule A dated November 5, 1996 adding Aggressive Strategy, Balanced Strategy, Moderate Strategy, Conservative Strategy and Equity Balanced Strategy Funds to the Transfer and Dividend Disbursing Agency Agreement (incorporated by reference to Item 24(b)(9)(a)(6) filed under Post-Effective Amendment No. 36 dated February 13, 1997)

         1.7 Form of Letter Agreement and Amended Schedule to Transfer and Dividend Disbursing Agreement redesignating Class C Shares as Class E Shares and the existing shares of the Institutional Funds as Class I Shares (incorporated by reference to Item 23(8)(a)(7) filed under Post-Effective Amendment No. 42 dated February 18, 1999)

         1.8 Letter Agreement to Transfer and Dividend Disbursing Agreement dated December 1, 1998 redesignating Premier Adviser Class Shares as Premier Class Shares and Premier Institutional Class Shares as Class E Shares (incorporated by reference to Item 23(5)(a)(7) filed under Post-Effective Amendment No. 42 dated February 18, 1999)

         1.9 Form of Letter Agreement to Transfer and Dividend Disbursing Agency Agreement for reimbursement for lost shareholder search expenses (incorporated by reference to Item 23(8)(a)(9) filed under Post-Effective Amendment No. 43 dated April 16, 1999)

         1.10 Form of Letter Agreement adding Tax-Managed Equity Aggressive Strategy (later renamed Tax-Managed Global Equity), Tax-Managed Aggressive Strategy, Tax-Managed Moderate Strategy, Tax-Managed Conservative Strategy and Tax-Managed Small Cap Funds to Transfer and Dividend Disbursing Agency Agreement (incorporated by reference to Item 23(8)(a)(10) filed under Post-Effective Amendment No.
                  44 dated September 2, 1999)

         1.11 Form of Letter Agreement and Amended Schedule A revising fee schedule with respect to Transfer and Dividend Disbursing Agency Agreement (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.12 Form of Letter Agreement and Amended Schedule A revising fee schedule with respect to Transfer and Dividend Disbursing Agency Agreement (incorporated by reference to Post-Effective Amendment No. 47 dated September 1, 2000)

         1.13 Form of Letter Agreement and Amended Schedule A to the Transfer and Dividend Disbursing Agency Agreement (incorporated by reference from Post-Effective Amendment No. 49 dated October 30, 2000)

         1.14 Form of Letter Agreement and Amended Schedule A to the Transfer and Dividend Disbursing Agency Agreement (incorporated by reference from Post-Effective Amendment No. 56 dated March 1, 2002)

         1.15 Form of Letter Agreement and Amended Schedule A to the Transfer and Dividend Disbursing Agency Agreement adding the Russell Multi-Manager Principal Protected Fund (incorporated by reference from Post-Effective Amendment No. 61 dated December 16, 2002)

         1.16 Form of Letter Agreement and Amended Schedule A to the Transfer and Dividend Disbursing Agency Agreement adding Class A (incorporated by reference from Post-Effective Amendment No. 61 dated December 16, 2002)

         1.17 Form of Letter Agreement and Amended Schedule A to the Transfer and Dividend Disbursing Agency Agreement adding the 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

         2.1 General forms of Frank Russell Investment Management Company's Asset Management Services Agreements with Bank Trust Departments and with other clients (incorporated by reference to Item 24(b)(9)(b) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         2.2 General forms of Frank Russell Investment Management Company's Asset Management Services Agreement with its clients (incorporated by reference to Item 24(b)(9)(c) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         2.3 General form of Frank Russell Investment Management Company's Asset Management Services Agreement with Private Investment Consulting clients of Frank Russell Company (incorporated by reference to Item 24(b)(9)(c) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         2.4 General Form of Frank Russell Investment Management Company Asset Management Services Agreement with non-compete clause customers (incorporated by reference to Item 24(b)(9)(f) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

         3.1 Letter Agreements regarding fee waivers & reimbursements (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         3.2 Form of Expense Limitation Agreement regarding fee waivers for the Russell Multi-Manager Principal Protected Fund (incorporated by reference from Post-Effective Amendment No. 64 dated January 15, 2003)

         3.3 Letter Agreements regarding fee waivers & reimbursements for 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund and 2040 Strategy Fund (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

         4.1 Credit Agreement dated as of December 30, 1999 among Frank Russell Investment Company, Bank of America, N.A., State Street Bank and Trust Company and Other Banks (incorporated by reference from Post-Effective Amendment No. 46 dated April 27,
                  2000)

         4.2 First Amendment to Credit Agreement dated as of December 28, 2000 among Frank Russell Investment Company, Bank of America, N.A., State Street Bank and Trust Company and Other Banks (incorporated by reference from Post-Effective Amendment No. 53 dated October 10, 2001)

         4.3 Second Amendment to Credit Agreement dated as of December 27, 2001 among Frank Russell Investment Company, Bank of America, N.A., State Street Bank and Trust Company (incorporated by reference from Post-Effective Amendment No. 56 dated March 1,
                  2002)

         4.4 Form of Third Amendment to Credit Agreement dated as of December 26, 2002 among Frank Russell Investment Company, Bank of America, N.A., State Street Bank and Trust Company (incorporated by reference from Post-Effective Amendment No. 64 dated January 15, 2003)

         4.5 Form of Fourth Amendment to Credit Agreement dated as of December 24, 2003 (incorporated by reference to Post-Effective Amendment No. 69 dated March 1, 2004)

         4.6 Fifth Amendment to Credit Agreement dated as of December 22, 2004 (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         4.7 Form of Sixth Amendment to Credit Agreement dated as of March 1, 2005 (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         5.1 Form of Shareholder Services Plan (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

         5.2 Form of Russell Multi-Manager Principal Protected Fund Shareholder Services Plan (incorporated by reference to Post-Effective Amendment No. 61 dated December 16, 2002)

         6.1 Form of Special Servicing Agreement with Fund of Funds, Underlying Funds and Frank Russell Investment Management Company (incorporated by reference to Post-Effective Amendment No. 52 dated March 1, 2001)

         6.2 Letter Agreement relating to Special Servicing Agreement with the Fund of Funds, Underlying Funds and Frank Russell Investment Management Company (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         6.3 Letter Agreement relating to Special Servicing Agreement with the 2010 Strategy Fund, 2020 Strategy Fund, 2030 Strategy Fund, 2040 Strategy Fund, Underlying Funds and Frank Russell Investment Management Company (incorporated by reference to Post-Effective Amendment No. 75 dated December 22, 2004)

         7.1 Joint Insurance Agreement Between FRIC and Russell Insurance Funds dated August 5, 1996 (incorporated by reference from Post-Effective Amendment No. 53 dated October 10, 2001)

         7.2 Amended and Restated Joint Insurance Agreement dated August 9, 1999 (incorporated by reference from Post-Effective Amendment No. 53 dated October 10, 2001)

(l)      1.1      Agreement dated October 5, 1981 related to Initial Capital provided by Frank Russell Company (incorporated by reference to Item 24(b)(13) filed under Post-Effective Amendment No. 38 dated February 24, 1998)

(m)      1.1      Rule 12b-1 Distribution Plan (incorporated by reference from
                  Post-Effective Amendment No. 73 dated December 3, 2004)

         1.2 Form of Rule 12b-1 Distribution Plan for the Russell Multi-Manager Principal Protected Fund (incorporated by reference from Post-Effective Amendment No. 61 dated December 16, 2002)

(n)      1.1      Multiple Class Plan Pursuant to Rule 18f-3 (incorporated by reference from Post-Effective Amendment No. 73 dated December
                  3, 2004)

(p)      Codes of Ethics of the following information advisors and sub-advisors:

         1.1 AEW Capital Management, L.P. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.2 AQR Capital Management, LLC (incorporated by reference from Post-Effective Amendment No. 62 dated December 16, 2002)

         1.3 Alliance Capital Management L.P. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.4 Ark Asset Management Co., Inc. (incorporated by reference to Post-Effective Amendment No. 69 dated March 1, 2004)

         1.5 Aronson+Johnson+Ortiz, LP (incorporated by reference to Post-Effective Amendment No. 69 dated March 1, 2004)

         1.6 Arrowstreet Capital, Limited Partnership (incorporated by reference to Post-Effective Amendment No. 69 dated March 1,
                  2004)

         1.7 Axiom International Investors LLC (incorporated by reference from Post-Effective Amendment No. 66 dated February 28, 2003)

         1.8 Barclays Global Fund Advisors N.A. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.9 Bear Stearns Asset Management Inc. (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.10 BlackRock Financial Management (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.11 The Boston Company Asset Management (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.12 Brandywine Asset Management, Inc. (incorporated by reference from Post-Effective Amendment No. 62 dated December 16, 2002)

         1.13 Capital International, Inc. (incorporated by reference to Post-Effective Amendment No. 69 dated March 1, 2004)

         1.14 CapitalWorks International Partners (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.15 Chartwell Investment Partners (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.16 Cohen & Steers (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.17 David J. Greene & Company, LLC (incorporated by reference from Post-Effective Amendment No. 48 dated October 19, 2000)

         1.18 Delaware International Advisors Limited (incorporated by reference from Post-Effective Amendment No. 46 dated April 27,
                  2000)

         1.19 Delaware Management Company (incorporated by reference to Post-Effective Amendment No. 69 dated March 1, 2004)

         1.20 Delphi Management, Inc. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.21 DePrince, Race & Zollo, Inc. (incorporated by reference from Post-Effective Amendment No. 62 dated December 16, 2002)

         1.22 Driehaus Capital Management, Inc. (incorporated by reference to Post-Effective Amendment No. 47 dated September 1, 2000)

         1.23 Equinox Capital Management, Inc. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.24 Fidelity International Limited (incorporated by reference to Post-Effective Amendment No. 52 dated March 1, 2001)

         1.25 Fidelity Management and Research Company (Amended) (incorporated by reference to Post-Effective Amendment No. 69 dated March 1, 2004)

         1.26 Foreign & Colonial Emerging Markets Limited (incorporated by reference from Post-Effective Amendment No. 46 dated April 27,
                  2000)

         1.27 Frank Russell Group of Companies (incorporated by reference from Post-Effective Amendment No. 61 dated December 16, 2002)

         1.28 Franklin Portfolio Associates LLC (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.29 Fuller & Thaler Asset Management, Inc. (incorporated by reference from Post-Effective Amendment No. 50 dated January 12, 2001)

         1.30 Geewax, Terker & Company (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.31 Genesis Asset Managers, Ltd. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.32 GlobeFlex Capital, L.P. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.33 Goldman Sachs Asset Management (incorporated by reference from Post-Effective Amendment No. 62 dated December 16, 2002)

         1.34 Gould Investment Partners LLC (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

         1.35 Heitman Real Estate Securities LLC (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.36 Institutional Capital Corporation (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

         1.37 Iridian Asset Management LLC (incorporated by reference from Post-Effective Amendment No. 50 dated January 12, 2001)

         1.38 INVESCO Realty Advisors, a division of INVESCO Institutional (N.A.), Inc. (incorporated by reference from Post-Effective Amendment No. 66 dated February 28, 2003)

         1.39 Jacobs Levy Equity Management, Inc. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.40 J.P. Morgan Investment Management, Inc. (incorporated by reference from Post-Effective Amendment No. 55 dated December 21, 2001)

         1.41 Kayne Anderson Rudnick Investment Management, LLC (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.42 Lazard Asset Management (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.43 John A. Levin & Co., Inc. (incorporated by reference to Post-Effective Amendment No. 69 dated March 1, 2004)

         1.44 Lincoln Capital Fixed Income Management Company (incorporated by reference to Post-Effective Amendment No. 69 dated March 1,
                  2004)

         1.45 Lord, Abbett &Co. (incorporated by reference from Post-Effective Amendment No. 61 dated December 16, 2002)

         1.46 Marsico Capital Management, LLC (incorporated by reference from Post-Effective Amendment No. 56 dated March 1, 2002)

         1.47 Marvin & Palmer Associates, Inc. (Amended) (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.48 Mastholm Asset Management, LLC (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.49 Merganser Capital Management LP (incorporated by reference from Post-Effective Amendment No. 50 dated January 12, 2001)

         1.50 MFS Institutional Advisors, Inc. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.51 Miller, Anderson & Sherrerd, LLP (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.52 Montag & Caldwell, Inc. (incorporated by reference from Post-Effective Amendment No. 62 dated December 16, 2002)

         1.53 Montgomery Asset Management LLC (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.54 Morgan Stanley Investments, LP (incorporated by reference to Post-Effective Amendment No. 69 dated March 1, 2004)

         1.55 Netols Asset Management, Inc. (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

         1.56 Nicholas-Applegate Capital Management LLC (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.57 Oechsle International Advisors, LLC (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.58 Pacific Investment Management Company (incorporated by reference from Post-Effective Amendment No. 46 dated April 27,
                  2000)

         1.59 Parametric Portfolio Associates (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.60 Peachtree Asset Management (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.61 Roxbury Capital Management, LLC (incorporated by reference to Post-Effective Amendment No. 69 dated March 1, 2004)

         1.62 RREEF America L.L.C. (incorporated by reference from Post-Effective Amendment No. 62 dated December 16, 2002)

         1.63 Sands Capital Management, Inc. (incorporated by reference to Post-Effective Amendment No. 69 dated March 1, 2004)

         1.64 Schneider Capital Management Corporation (incorporated by reference from Post-Effective Amendment No. 73 dated December 3, 2004)

         1.65 Schroders Capital Management International Limited (incorporated by reference from Post-Effective Amendment No. 55 dated December 21, 2001)

         1.66 Security Capital Global Capital Management Group (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.67 Sirach Capital Management, Inc. (incorporated by reference from Post-Effective Amendment No. 56 dated March 1, 2002)

         1.68 Standish Mellon Asset Management Company LLC (incorporated by reference from Post-Effective Amendment No. 56 dated March 1,
                  2002)

         1.69 STW Fixed Income Management Ltd. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.70 Strong Capital Management (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.71 Suffolk Capital Management Ltd. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.72 Systematic Financial Management, L.P. (incorporated by reference from Post-Effective Amendment No. 50 dated January 12, 2001)

         1.73 TCW Asset Management Co. (incorporated by reference from Post-Effective Amendment No. 50 dated January 12, 2001)

         1.74 TimesSquare Capital Management, Inc. (incorporated by reference from Post-Effective Amendment No. 47 dated October 19, 2000)

         1.75 Transamerica Investment Management, LLC (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.76 T. Rowe Price Group, Inc. (incorporated by reference from Post-Effective Amendment No. 62 dated December 16, 2002)

         1.77 Turner Investment Partners (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.78 Weiss, Peck & Greer, L.L.C. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

         1.79 Wells Capital Management Incorporated (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.80 Westcap Investors (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.81 Western Asset Management Company (incorporated by reference from Post-Effective Amendment No. 77 dated February 28, 2005)

         1.82 Westpeak Investment Advisors, L.P. (incorporated by reference from Post-Effective Amendment No. 46 dated April 27, 2000)

Item 23.   Persons Controlled by or Under Common Control with Registrant

           None

Item 24. Indemnification (incorporated by reference from Post-Effective Amendment No. 51 dated January 31, 2001)

Item 25.   Business and Other Connections of Investment Advisor

           See Registrant's prospectus sections "The Purpose of the Funds -- Multi-Style, Multi-Manager Diversification," "Management of the Funds" and "The Money Managers," and the Statement of Additional Information sections "Structure and Governance -- Trustees and Officers," and "Operation of FRIC -- Consultant."

           With respect to the Russell Multi-Manager Principal Protected Fund, see Registrant's Prospectus sections "Management of the Fund" and "Money manager information," and the Statement of Additional Information sections "Structure and
           Governance--Trustees and Officers," and "Operation of FRIC--Consultant."

Item 26.   Principal Underwriters

           (a)    Russell Investment Funds

           (b) Russell Fund Distributors, Inc. is the principal underwriter of the Registrant. The directors and officers of Russell Fund Distributors, Inc., their principal business address in each case is 909 A Street, Tacoma, Washington 98402, and positions and offices with the Registrant and Russell Fund Distributors, Inc. are set forth below:

                                             Positions and                        Position and
                                             Offices with                         Offices with
        Name                                 Registrant                           Underwriter
        -----------------------------        ----------------------------------   -------------------------------
        Lynn L. Anderson                     Trustee, Chairman of the Board       Director, Chairman of the
                                                                                  Board and Chief Executive
                                                                                  Officer

        Carla L. Anderson                    None                                 Assistant Secretary

        Edward P. Cahillane                  None                                 Chief Compliance Officer

        Karl J. Ege                          Secretary and General Counsel        Secretary and General
                                                                                  Counsel

        J. David Griswold                    None                                 Assistant Secretary and
                                                                                  Associate General Counsel

        Linda L. Gutmann                     None                                 Treasurer and Controller

        Thomas F. Hanly                      Chief Investment Officer             Director

        John C. James                        None                                 Assistant Secretary

        Gregory J. Lyons                     Assistant Secretary and Associate    Assistant Secretary
                                             General Counsel

        Mary Beth Rhoden                     Assistant Secretary                  Assistant Secretary

        Greg J. Stark                        President and Chief Executive        President
                                             Officer

           (c)    Inapplicable.

Item 27.   Location of Accounts and Records

           All accounts and records required to be maintained by section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder are maintained in the following locations:

           FRIC                                     FRIMCo
           ----                                     ------
           Frank Russell Investment Company         Frank Russell Investment
           909 A Street                               Management Company
           Tacoma, Washington 98402                 909 A Street
                                                    Tacoma, Washington 98402
           SS                                       MM
           --                                       --
           State Street Bank & Trust Company        Money Managers
           1776 Heritage Drive JA4N                   See, Prospectus Section
                                                      ---
           North Quincy, Massachusetts 02171          "Money Manager Profiles"
                                                      for Names and Addresses


           Rule 31a-1

           (a) Records forming basis for financial statements - at principal offices of SS, FRIC, FRIMCo, and MM for each entity

           (b)        FRIC Records:

                 (1)       SS - Journals, etc.
                 (2)       SS - Ledgers, etc.
                 (3)       Inapplicable
                 (4)       FRIC - Corporate charter, etc.
                 (5)       MM - Brokerage orders
                 (6)       MM - Other portfolio purchase orders
                 (7)       SS - Contractual commitments
                 (8)       SS and FRIC - Trial balances
                 (9)       MM - Reasons for brokerage allocations
                (10)       MM - Persons authorizing purchases and sales
                (11)       FRIC and MM - Files of advisory material
                (12)       ---

           (c)        Inapplicable

           (d)        FRIMCo - Broker-dealer records, to the extent applicable

           (e)        Inapplicable

           (f)        FRIMCo and MM - Investment adviser records

Item 28.   Management Services

           None except as described in Parts A and B.

Item 29.   Undertakings

Registrant has elected to include its Management's discussion of Fund performance required under N-1A, Item 5A in its annual report. Registrant therefore undertakes to provide annual reports without charge to any recipient of a Prospectus who requests the information.

During the Guarantee Period, the Registrant hereby undertakes to supplement the Prospectus and mail notices to current shareholders promptly after the happening of significant events related to the insurance policy issued by Ambac Assurance Corporation ("Ambac") under the Financial Guarantee Agreement. These significant events include (i) the termination of the Financial Guarantee Agreement; (ii) a default under the Financial Guarantee Agreement that has a material adverse effect on a shareholder's right to receive his or her Guaranteed Amount on the Guarantee Maturity Date; (iii) the insolvency of Ambac; or (iv) a reduction in Ambac's credit rating as issued by Standard & Poor's or Moody's Investors Service, Inc. to BBB+ or lower or Baa1 or lower, respectively.

If at any time during the Guarantee Period during which the Registrant is required to file amendments to its registration statement under the Investment Company Act of 1940, as amended (the "1940 Act") (but is not required to file amendments under the Securities Act of 1933 (the "1933 Act")) with respect to the Russell Multi-Manager Principal Protected Fund and if Ambac's financial statements cease to be filed as part of Ambac Financial Group, Inc.'s ("AFG") periodic reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or AFG ceases to file periodic reports pursuant to the Exchange Act, the Registrant hereby undertakes to update its registration statement on an annual basis under the 1940 Act to include updated audited financial statements for Ambac covering the periods that would otherwise have been required by Form 10-K under the Exchange Act. Further, the Registrant undertakes under such circumstances to include as an exhibit to its registration statement, the consent of the independent auditors of Ambac regarding such reports.

During the Guarantee Period, the Registrant hereby undertakes to include in the Registrant's annual and semiannual reports to shareholders, an offer to supply the most recent annual and/or quarterly report of AFG, or Ambac's successors to the Financial Guarantee Agreement, free of charge upon a shareholder's request.

For so long as the Registrant is required during the Guarantee Period to file post-effective amendments to its registration statement under the 1933 Act with respect to Russell Multi-Manager Principal Protected Fund, the Registrant hereby undertakes to update its registration statement to incorporate by reference the annual report on Form 10-K or include the audited financial statements covering the periods that would otherwise have been required by Form 10-K for (i) Ambac,
(ii) its successors to the Financial Guarantee Agreement, or (iii) any entity which is replaced or substituted for Ambac under a new financial guarantee agreement or the existing Financial Guarantee Agreement. Further, the Registrant undertakes to include as an exhibit to its registration statement, the consent of the independent auditors of Ambac, its successor or replacement regarding such reports. Additionally, the Registrant hereby undertakes to annually update that portion of the Statement of Additional Information referring to incorporation by reference.

In the event that an entity replaces or is substituted for Ambac under a new financial guarantee agreement or the existing Financial Guarantee Agreement, and provided that such successor or substituted entity files periodic reports pursuant to the Exchange Act, the Registrant hereby undertakes in the year of the replacement or substitution to update its registration statement under the 1940 Act to incorporate by reference the annual report on Form 10-K or include the audited financial statements for the period which would otherwise have been required by Form 10-K of each of such successor or substituted entity. Further, the Registrant undertakes to include as an exhibit to its registration statement, the consent of the independent auditors of each such successor or substituted entity regarding such reports. In the event that such successor or substitute entity has not filed or ceases to file periodic reports pursuant to the Exchange Act, the Registrant hereby undertakes to update its registration statement to include updated audited financial statements for each such successor or substituted entity covering the periods that otherwise would have been required by Form 10-K. Further, the Registrant undertakes to include as an exhibit to its registration statement, the consent of the independent auditors of each such successor or substituted entity regarding such reports.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Frank Russell Investment Company, has duly caused this Amendment No. 79 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Tacoma, and State of Washington, on this 1st day of March, 2005.

                                            FRANK RUSSELL INVESTMENT COMPANY
                                                       Registrant

                                            By:  /s/ Greg J. Stark
                                                 -------------------------------
                                                    Greg J. Stark, President

Signatures                            Signatures
----------                            ----------
/s/ Greg J. Stark                     /s/ Mark E. Swanson
-------------------------------       ------------------------------------------
Greg J. Stark,  President and         Mark E. Swanson, Treasurer and
Chief Executive Officer               Chief Accounting Officer


/s/ Lynn L. Anderson                  /s/ Paul E. Anderson
-------------------------------       ------------------------------------------
Lynn L. Anderson, Trustee                Paul E. Anderson, Trustee



/s/ Kristianne Blake                  /s/ Daniel P. Connealy
-------------------------------       ------------------------------------------
Kristianne Blake, Trustee                Daniel P. Connealy, Trustee



/s/ Johnathan Fine                    /s/ Lee C. Gingrich
-------------------------------       ------------------------------------------
Jonathan Fine, Trustee                Lee C. Gingrich, Trustee


/s/ Michael J. Phillips               /s/ Raymond P. Tennison, Jr.
-------------------------------       ------------------------------------------
Michael J. Phillips, Trustee          Raymond P. Tennison, Jr., Trustee


/s/ Julie W. Weston
-------------------------------
Julie W. Weston, Trustee
